Filed pursuant to Rule 424(b)(3)
Registration No. 333-200691

PROSPECTUS

Northern Tier Energy LLC

Northern Tier Finance Corporation

Offer to Exchange

Up To $75,000,000 of

7.125% Senior Secured Notes due 2020

That Have Not Been Registered Under The Securities Act of 1933

For

Up To $75,000,000 of

7.125% Senior Secured Notes due 2020

That Have Been Registered Under The Securities Act of 1933

Terms of the New 7.125% Senior Secured Notes due 2020 Offered in the Exchange Offer:

•	The terms of the notes to be issued under pursuant to this exchange offer (the “new notes”) are identical to the terms of the notes that may be exchanged pursuant to this exchange offer (the “old notes”) that were issued on September 29, 2014, except that the new notes will be registered under the Securities Act of 1933 and will not contain restrictions on transfer, registration rights or provisions for additional interest.

Terms of the Exchange Offer:

•	We are offering to exchange up to $75,000,000 of our old notes for new notes with materially identical terms that have been registered under the Securities Act of 1933 and are freely tradable.

•	We will exchange all old notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

•	The exchange offer expires at 5:00 p.m., New York City time, on January 21, 2015, unless extended.

•	Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	The exchange of new notes for old notes will not be a taxable event for U.S. federal income tax purposes.

•	Broker-dealers who receive new notes pursuant to the exchange offer acknowledge that they will deliver a prospectus in connection with any resale of such new notes.

•	Broker-dealers who acquired the old notes as a result of market-making or other trading activities may use the prospectus for the exchange offer, as supplemented or amended, in connection with resales of the new notes.

You should carefully consider the risks set forth under “Risk Factors” beginning on page 10 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 16, 2014.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained in this prospectus and in the accompanying letters of transmittal. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus or in the documents incorporated by reference into this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents as the case may be.

This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to Northern Tier Energy LP, 1250 W. Washington Street, Suite 300, Tempe, Arizona 85281, Attention: Melissa Buhrig, Executive Vice President, General Counsel and Secretary (Telephone (602) 302-5450). To obtain timely delivery of any requested information, holders of old notes must make any request no later than five business days prior to the expiration of the exchange offer.

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INDUSTRY AND MARKET DATA

This prospectus includes industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. We have not independently verified such third party information nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of such information contained in this prospectus. While we are not aware of any misstatements regarding our market, industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

TRADEMARKS AND TRADE NAMES

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “project,” “potential,” “may,” “will,” “are likely” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. You should consider carefully the risks discussed under “Risk Factors” in this prospectus, as well as those described in our Annual Report on Form 10-K for the year ended December 31, 2013, in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014, and the other disclosures contained or incorporated by reference herein and therein. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the overall demand for hydrocarbon products, fuels and other refined products;

•	our ability to produce products and fuels that meet our customers’ unique and precise specifications;

•	the impact of fluctuations and rapid increases or decreases in crude oil, refined products, fuel and utility services prices, renewable fuel credits and crack spreads, including the impact of these factors on our liquidity;

•	changes in the spread between WTI crude oil and Western Canadian Select crude oil;

•	changes in the spread between WTI crude oil and Brent crude oil;

•	changes in the Group 3 6:3:2:1 product crack spread;

•	fluctuations in refinery capacity;

•	accidents or other unscheduled shutdowns or disruptions affecting our refinery, machinery, or equipment, or those of our suppliers or customers;

•	changes in the cost or availability of transportation for feedstocks and refined products;

•	the results of our hedging and other risk management activities;

•	our ability to comply with covenants contained in our debt instruments;

•	labor relations;

•	relationships with our partners and franchisees;

•	successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships;

•	our access to capital in order to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms;

•	environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves;

•	dependence on one principal supplier for retail merchandise;

•	maintenance of our credit ratings and ability to receive open credit lines from our suppliers;

•	the effects of competition;

•	continued creditworthiness of, and performance by, counterparties;

•	the impact of current and future laws, rulings and governmental regulations;

•	shortages or cost increases of power supplies, natural gas, materials or labor;

•	weather interference with business operations;

•	seasonal trends in the industries in which we operate;

•	fluctuations in the debt markets;

•	potential product liability claims and other litigation;

•	changes in economic conditions, generally, and in the markets we serve, consumer behavior, and travel and tourism trends; and

•	changes in our treatment as a partnership for U.S. federal or state income tax purposes.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. Our future results will depend upon various other risks and uncertainties, including those described elsewhere in this prospectus under the heading, “Risk Factors” and in the documents incorporated by reference. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.

PROSPECTUS SUMMARY

This summary highlights information included or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. You should carefully read this entire prospectus and the information incorporated by reference in this prospectus for a more complete understanding of our business and the terms of the notes, as well as the tax and other considerations that are important to you, before making an investment decision. You should pay special attention to the “Risk factors” section beginning on page 10 of this prospectus.

Northern Tier Energy LP, which we refer to as “Parent” or “Parent Guarantor,” conducts substantially all of its business through Northern Tier Energy LLC, which we refer to as “Northern Tier Energy,” and its subsidiaries. Accordingly, in the sections of this prospectus that describe the business of Northern Tier Energy and Parent, references to “we,” “us,” “our,” and “Company” refer to Northern Tier Energy LP and its subsidiaries. The notes are solely the obligation of Northern Tier Energy, which we refer to as the “Issuer” and Northern Tier Finance Corporation, which we refer to as the “Co-Issuer” and, together with the Issuer, the “Issuers,” and, to the extent described in this prospectus, are guaranteed by Parent and certain of our subsidiaries, which we refer to as the “Guarantors.”

Our Company

We are an independent downstream energy company with refining, retail and pipeline operations that serves the Petroleum Administration for Defense District II region of the United States. We completed our initial public offering (“IPO”) on July 31, 2012. We operate our assets in two business segments: the refining business and the retail business. Our refining business segment primarily consists of the St. Paul Park Refinery which is located in St. Paul Park, Minnesota and has total crude oil throughput capacity of 96,500 barrels per stream day. As of September 30, 2014, our retail business segment consists of operating 165 convenience stores and supporting 82 franchised convenience stores under the SuperAmerica brand.

For additional information on our business, properties and financial condition please refer to the documents cited in “Where You Can Find More Information.”

Risk Factors

Investing in the notes involves substantial risks. You should carefully consider all the information contained in this prospectus prior to participating in the exchange offer. In particular, we urge you to consider carefully the factors set forth under “Risk Factors” in this prospectus, our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, together with all of the other information included or incorporated by reference in this prospectus.

Principal Executive Offices and Internet Address

Our principal executive offices are located at 1250 W. Washington Street, Suite 300, Tempe, Arizona 85281, and our telephone number at that address is (602) 302-5450. Our website is located at www.ntenergy.com. We make our periodic and current reports and other information filed with or furnished to the Securities and Exchange Commission (the “SEC”), available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

The Exchange Offer

On September 29, 2014, we completed a private offering of $75 million principal amount of the old notes. We entered into a registration rights agreement with the initial purchasers in connection with the offering in which we agreed to deliver to you this prospectus and to use commercially reasonable efforts to complete the exchange offer within 360 days after the date of the initial issuance of the old notes (September 29, 2014). The following is a summary of the exchange offer.

Old Notes	On September 29, 2014, we issued $75.0 million aggregate principal amount of the old notes.

The old notes are an additional issue of our outstanding 7.125% Senior Secured Notes due 2020, issued in an aggregate principal amount of $275 million on November 8, 2012 in a private offering. On October 30, 2013, we consummated an exchange offer in which we issued notes registered with the SEC in exchange for these private notes. We refer to these registered notes as the “original notes.” The old notes were issued under the same indenture as the original notes and are part of the same series. We refer to the new notes, the old notes and the original notes collectively as the “notes,” except where the context indicates otherwise.

New Notes	The terms of the new notes are substantially identical to the terms of the old notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the old notes do not apply to the new notes. The new notes offered hereby, together with any old notes that remain outstanding after the completion of the exchange offer and the original notes, will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The new notes will have the same CUSIP number as the original notes, with such number being different from that of any old notes that remain outstanding after the completion of the exchange offer.

Exchange Offer	We are offering to exchange new notes for old notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on January 21, 2015, unless we decide to extend it.

Condition to the Exchange Offer	The registration rights agreement does not require us to accept old notes for exchange if the exchange offer, or the making of any exchange by a holder of the old notes, would violate any applicable law or interpretation of the staff of the SEC. The exchange offer is not conditioned on a minimum aggregate principal amount of old notes being tendered.

Procedures for Tendering Old Notes

All of the old notes are held in book-entry form through the facilities of The Depository Trust Company, or “DTC.” To participate in the exchange offer, you must follow the automatic tender offer program, or “ATOP,” procedures established by DTC for tendering notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the expiration date of the exchange offer, a computer-generated message known as an “agent’s message” that is transmitted through ATOP, and that DTC confirm that:

•	DTC has received instructions to exchange your old notes; and

•	you agree to be bound by the terms of the letter of transmittal in Annex A hereto.

For more information on tendering your old notes, please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer,” “—Procedures for Tendering,” and “Description of New Notes—Book Entry; Delivery and Form.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders	You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw tenders of notes held in global form, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. To withdraw tenders of notes held in definitive form, you must submit a written or facsimile notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer—Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes	If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer before 5:00 p.m., New York City time, on the expiration date. We will return any old note that we do not accept for exchange to you without expense promptly after the expiration date and acceptance of the old notes for exchange. Please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer.”

Fees and Expenses	We will bear expenses related to the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer—Fees and Expenses.”

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Consequences of Failure to Exchange Old Notes

If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register the old notes under the Securities Act of 1933, as amended (the “Securities Act”), except in limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Consequences	The exchange of new notes for old notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Certain U.S. Federal Income Tax Considerations.”

Exchange Agent	We have appointed Deutsche Bank Trust Company Americas as the exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letters of transmittal to the exchange agent as follows:

DB Services Americas, Inc.

Attention: Reorg. Department

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

For telephone assistance, please call (877) 843-9767.

Terms of the New Notes

The new notes will be substantially identical to the old notes except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes.

The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all information that may be important to you. For a more complete understanding of the new notes, including definitions of certain terms used below, please refer to the section entitled “Description of New Notes” in this prospectus.

Issuers	Northern Tier Energy LLC and Northern Tier Finance Corporation.

Notes Offered	$75 million aggregate principal amount of 7.125% Senior Secured Notes due 2020.

Maturity	November 15, 2020.

Interest Payment Dates	Interest on the notes will be payable semi-annually in arrears on May 15 and November 15 of each year. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old note tendered in exchange thereof.

Guarantees	The new notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Parent Guarantor and on a senior secured basis by all of the Issuer’s existing and future restricted subsidiaries that borrow under, or guarantee, our amended and restated senior secured revolving credit facility (the “Revolving Credit Facility”) or any other indebtedness of the Issuer or another Subsidiary Guarantor and by any other existing or future material wholly owned domestic subsidiaries, other than certain excluded subsidiaries. Under certain circumstances, Subsidiary Guarantors may be released from their guarantees without the consent of the holders of notes. See “Description of New Notes—The Note Guarantees.” As of the issue date of the new notes, all of the Issuer’s subsidiaries (other than the Co-Issuer) will be Subsidiary Guarantors.

Collateral

The new notes and the note guarantees of the Subsidiary Guarantors will be equally and ratably secured, subject to permitted liens and certain customary exceptions, on a pari passu basis with certain hedging arrangements of the Issuers and other debt permitted under the indenture to be secured pari passu with the notes, by a first-priority security interest in the Note Priority Collateral, which will also constitute, subject to certain exceptions under the Revolving Credit Facility, collateral securing indebtedness under our Revolving Credit Facility on a second-priority basis. The notes offered hereby and the note guarantees hereof of the Subsidiary Guarantors will also be equally and ratably secured, subject to permitted liens and certain exceptions, on a pari passu basis certain hedging arrangements of the

Issuers and other debt permitted under the indenture to be secured pari passu with the notes, by a second-priority security interest in the ABL Priority Collateral, which will also constitute collateral securing indebtedness under our Revolving Credit Facility on a first-priority basis . See “Description of New Notes—Collateral.”

No appraisal of the value of the collateral has been made in connection with this exchange offer, and the value of the collateral in the event of liquidation may be materially different from the book value.

Some of the Issuers’ and the Subsidiary Guarantors’ property and assets are excluded from the collateral, as described in “Description of New Notes—Collateral—Excluded Assets.”

Ranking	Like the old notes and the original notes, the new notes will be the Issuers’ general senior secured obligations and will be:

•	effectively subordinated to the Issuers’ obligations under the Revolving Credit Facility and certain hedging obligations and cash management obligations incurred with any lender or its affiliate under the Revolving Credit Facility, to the extent of the value of the ABL Priority Collateral that secures such obligations on a first-priority basis;

•	effectively senior to the Issuers’ obligations under the Revolving Credit Facility, to the extent of the value of the Note Priority Collateral that secures the notes on a first-priority basis;

•	structurally subordinated to any existing and future Indebtedness and claims of holders of preferred stock and other liabilities of the Issuer’s direct or indirect subsidiaries (other than the Co-Issuer) that do not guarantee the notes;

•	pari passu in right of payment with all existing and future Indebtedness of the Issuers that is not subordinated;

•	effectively senior to all of the Issuers’ existing and future unsecured Indebtedness to the extent of the value of the Collateral (after giving effect to any senior lien on the Collateral);

•	effectively equal to the obligations under certain hedge agreements, the original notes and any future Indebtedness which is permitted to be secured on a Pari Passu basis with the notes to the extent of the value of the collateral; and

•	senior in right of payment to any future subordinated Indebtedness of the Issuers.

The note guarantee of the Parent Guarantor is unsecured and is:

•	structurally subordinated to all indebtedness of any subsidiary (other than the Issuers) of the Parent Guarantor that does not provide a guarantee of the notes;

•	pari passu with the Parent Guarantor’s, Issuers’ and Subsidiary Guarantors’ existing and future senior indebtedness and senior in right of payment to any subordinated indebtedness of the Parent Guarantor, the Issuers or any Subsidiary Guarantor; and

•	effectively subordinated to any future secured indebtedness of the Parent Guarantor to the extent of the value of the collateral securing such indebtedness.

The note guarantees of the Subsidiary Guarantors will be their general senior secured obligations and will be:

•	effectively subordinated to the Subsidiary Guarantors’ obligations under the Revolving Credit Facility and certain hedging obligations and cash management obligations incurred with any lender or its affiliate under the Revolving Credit Facility, to the extent of the value of the ABL Priority Collateral that secures such obligations on a first-priority basis;

•	effectively senior to the Issuers’ obligations under the Revolving Credit Facility, to the extent of the value of the Note Priority Collateral that secures the notes on a first-priority basis;

•	pari passu in right of payment with all existing and future Indebtedness of the Subsidiary Guarantors that is not subordinated;

•	effectively senior to all of the Subsidiary Guarantors’ existing and future unsecured Indebtedness to the extent of the value of the collateral (after giving effect to any senior lien on the collateral);

•	effectively equal to the obligations under certain hedge agreements, the original notes and any future Indebtedness which is permitted to be secured on a pari passu basis with the note guarantees to the extent of the value of the collateral;

•	senior in right of payment to any future subordinated Indebtedness of the Subsidiary Guarantors; and

•	structurally subordinated to all existing and future Indebtedness and claims of holders of preferred stock and other liabilities of the Subsidiary Guarantor’s direct or indirect subsidiaries that do not guarantee the notes.

As of September 30, 2014:

•	the Issuers and the Subsidiary Guarantors had $354.3 million of secured indebtedness, representing, among other things, the old notes and the original notes; and

•	the Issuers and the Subsidiary Guarantors had undrawn commitments under the Revolving Credit Facility of $500 million (less approximately $38.1 million in outstanding letters of credit), all of which, if borrowed, would be effectively senior to the notes to the extent of the value of the ABL Priority Collateral.

Sharing of First-Priority Liens	The new notes will be secured on a first-priority basis by the Note Priority Collateral and on a second-priority basis by the ABL Priority Collateral. In certain circumstances, we may secure additional indebtedness permitted to be incurred by the covenants described under “Description of New Notes” by granting liens upon any or all of the collateral securing the notes and obligations under certain hedging arrangements.

Collateral Trust and Intercreditor Agreement	The notes collateral agent is party to a collateral trust and intercreditor agreement, which sets forth the terms on which the notes collateral agent will receive, hold, administer, maintain, enforce and distribute the proceeds of all of its liens upon the Note Priority Collateral and the ABL priority collateral for the benefit of the noteholders, the counterparties under our hedge agreements and any existing and future Indebtedness which is secured on a pari passu basis with the notes. See “Description of New Notes—Collateral Trust and Intercreditor Agreement.”

ABL Intercreditor Agreement	The notes collateral agent is a party to an ABL Intercreditor Agreement, which governs the relationship of the noteholders, the holders of any existing and future indebtedness which is expected to be secured on a pari passu basis with the notes and the counterparties under our hedge agreements on the one hand and the lenders under the Revolving Credit Facility and holders of certain hedging and cash management obligations on the other hand with respect to the Note Priority Collateral, the ABL Priority Collateral and certain other matters. See “Description of New Notes—ABL Intercreditor Agreement.”

Optional Redemption	Prior to November 15, 2015, the Issuers may redeem some or all of the notes at a price equal to 100% of the principal amount of the notes redeemed, plus a “make-whole premium,” plus accrued and unpaid interest, if any, to the redemption date.

Prior to November 15, 2015, the Issuers may redeem up to 35% of the notes at a redemption price of 107.125%, plus accrued and unpaid interest, if any, to the redemption date, with the proceeds of certain equity offerings.

On or after November 15, 2015, the Issuers may redeem all or a part of the notes at the redemption prices set forth in this prospectus, plus accrued and unpaid interest to the redemption date.

See “Description of New Notes—Optional Redemption.”

Change of Control Offer	If we experience certain change of control events, the Issuers must offer to repurchase the notes at a repurchase price equal to 101% of the principal amount of the notes repurchased, plus accrued and unpaid interest, if any, to the applicable repurchase date. See “Description of New Notes—Repurchase at the Option of Holders.”

Asset Sale Offer	Certain asset dispositions will be triggering events that may require the Issuers to use the proceeds therefrom to offer to repurchase the notes at a repurchase price equal to 100% of the principal amount of the notes repurchased, plus accrued and unpaid interest, if any, to the applicable repurchase date. See “Description of New Notes—Repurchase at the Option of Holders—Asset Sales.”

Certain Covenants	The indenture governing the notes contains certain covenants that, among other things, limit the Issuer’s and the Issuer’s restricted subsidiaries’ ability to:

•	incur, assume or guarantee additional debt or issue redeemable stock and preferred stock;

•	pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments;

•	prepay, redeem or repurchase certain debt;

•	enter into agreements that restrict distributions from restricted subsidiaries;

•	incur liens;

•	sell or otherwise dispose of assets, including capital stock of subsidiaries;

•	enter into new lines of business;

•	create unrestricted subsidiaries;

•	enter into transactions with affiliates; and

•	merge, consolidate or sell substantially all of their assets.

These covenants are subject to important exceptions and qualifications. See “Description of New Notes—Certain Covenants.” Certain of these covenants will cease to apply to the notes at all times when the notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services.

Transfer Restrictions; Trading Market for the	New Notes The new notes generally will be freely transferable and after the exchange offer, will trade together with the original notes. There can be no assurance as to the liquidity of any market for the notes.

Risk Factors	Investing in the new notes involves risks. See “Risk Factors” for a discussion of certain factors you should consider in evaluating whether or not to tender your old notes.

RISK FACTORS

An investment in the notes involves risks. You should carefully consider all of the information contained in this prospectus and the documents incorporated by reference as provided under “Where You Can Find More Information,” including our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014. This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Please read “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described below, elsewhere in this prospectus and in the documents incorporated by reference. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

Risks Relating to the New Notes

If you do not properly tender your old notes, you will continue to hold unregistered old notes and your ability to transfer old notes will remain restricted and may be adversely affected.

The Issuer will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes.

If you do not exchange your old notes for new notes pursuant to the exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register old notes under the Securities Act unless our registration rights agreement with the initial purchasers of the old notes requires us to do so. Further, if you continue to hold any old notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer of the old notes outstanding.

Our debt obligations could limit our flexibility in managing our business and expose us to risks.

As of September 30, 2014, we had $354.3 million of secured indebtedness outstanding, representing, among other things, the notes old notes and the original notes, and undrawn commitments under the Revolving Credit Facility of $500 million (less approximately $38.1 million in outstanding letters of credit). In addition, we are permitted under our Revolving Credit Facility, the Hedge Agreements and the indenture governing the notes to incur additional debt, subject to certain limitations. Our degree of leverage may have important consequences to you, including the following:

•	we may have difficulty satisfying our obligations under the notes or other indebtedness, and if we fail to comply with these requirements, an event of default could result;

•	we may be required to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures and other general corporate activities;

•	covenants relating to our debt may limit our ability to obtain additional financing for working capital, capital expenditures and other general corporate activities;

•	covenants relating to our debt may limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	we may be more vulnerable than our competitors to the impact of economic downturns and adverse developments in our business; and

•	we may be placed at a competitive disadvantage against any less leveraged competitors.

The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under the notes.

We may incur additional indebtedness, which could increase our risk exposure from debt.

Subject to restrictions in the indenture governing the notes, in the documents governing our Hedge Agreements and under our Revolving Credit Facility, we may incur additional indebtedness, which could increase the risks associated with our already substantial indebtedness. Any borrowings under our Revolving Credit Facility, together with certain hedging and cash management obligations, would be secured by first-priority liens in the ABL Priority Collateral and second-priority liens in the Note Priority Collateral. The terms of the indenture governing the notes and the Hedge Agreements permit us to incur additional debt, including additional secured debt. If we incur any additional debt secured by liens that rank equally with those securing the notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us.

We may not be able to generate sufficient cash flows to meet our debt service obligations, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on, or to refinance, our obligations with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which in turn will be affected by general economic conditions and by financial, competitive, regulatory and other factors beyond our control. We cannot assure you that our business will generate sufficient cash flows from operations or that future sources of capital will be available to us in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. If we are unable to generate sufficient cash flow to satisfy our debt obligations, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any refinancing would be possible, that any assets could be sold or, if sold, of the timing of the sales and the amount of proceeds that may be realized from those sales, or that additional financing could be obtained on acceptable terms, if at all. The Revolving Credit Facility and the indenture governing the notes restrict our ability to dispose of assets and use the proceeds from the disposition. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms, would materially and adversely affect our financial condition and results of operations and our ability to satisfy our obligations under the notes.

If we cannot make scheduled payments on our debt, we will be in default and holders of the notes could declare all outstanding principal and interest to be due and payable, the lenders under the Revolving Credit Facility could terminate their commitments to loan money and issue letters of credit, our secured lenders could foreclose against the assets securing their loans and letters of credit and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your investment in the notes.

Restrictive covenants in our debt instruments may restrict our ability to pursue our business strategies.

Our Revolving Credit Facility and the indenture governing the notes contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including restrictions on our ability, among other things, to:

•	incur, assume or guarantee additional debt or issue redeemable stock and preferred stock;

•	pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments;

•	prepay, redeem, or repurchase certain debt;

•	incur liens;

•	sell or otherwise dispose of assets, including capital stock of subsidiaries;

•	enter into new lines of business;

•	enter into transactions with affiliates; and

•	merge, consolidate or sell substantially all of our assets.

Certain of these covenants will cease to apply to the notes at all times when the notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services.

There are limitations on our ability to incur the entire $500 million of commitments under the Revolving Credit Facility. Availability under the Revolving Credit Facility at any time will be the lesser of (a) the aggregate commitments under our revolving credit facility at such time and (b) the borrowing base at such time, less any outstanding borrowings and letters of credit at such time. The borrowing base is calculated based on a percentage of eligible accounts receivable, eligible inventory and certain other assets. If the amount available under our revolving credit facility is less than the greater of (i) 12.5% of the lesser of (x) the aggregate commitments under the Revolving Credit Facility and (y) the then-applicable borrowing base and (ii) $37.5 million, we must comply with a minimum fixed charge coverage ratio of at least 1.0 to 1.0. As of September 30, 2014, the fixed charge coverage ratio was 10.6 to 1.0. Our ability to meet the required fixed charge coverage ratio can be affected by events beyond our control, and we may not meet this ratio. Moreover, the Revolving Credit Facility provides the agent under the Revolving Credit Facility discretion to impose reserves, which could materially impair the amount of borrowings that would otherwise be available to us. The impact of taking any such actions could materially and adversely impair our ability to make interest payments on the notes. The inability to borrow under the Revolving Credit Facility may adversely affect our liquidity, financial position and results of operations.

A breach of the covenants under the indenture governing the notes or under the Revolving Credit Facility could result in an event of default under the applicable indebtedness. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under our Revolving Credit Facility would permit the lenders under the Revolving Credit Facility to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay the amounts due and payable under our Revolving Credit Facility, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or noteholders accelerate the repayment of our borrowings, we may not have sufficient assets to repay that indebtedness. As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

In addition, the Hedge Agreements contain a number of restrictive covenants that limit our ability to, among other things, incur, assume or guarantee funded debt that is secured by a lien that ranks senior in priority with respect to the liens on the collateral securing the notes; and sell all or any portion of Marathon’s refinery, including the related equipment and facilities and light products terminal located at Marathon’s refinery and the Cottage Grove storage tank, if such a sale would materially and adversely alter the operations or value of such refinery, taken as a whole. A breach of any of the covenants under the Hedge Agreements could result in an event of default. Such default allows J. Aron & Company or Macquarie Bank Limited to terminate all outstanding transactions governed by the Hedge Agreements. If we are unable to find a replacement crack spread hedge counterparty, such a termination will limit our capacity to hedge our crack spread risk with respect to significant percentages of the refinery’s projected monthly production of some or all of its refined products.

These restrictions may affect our ability to grow in accordance with our plans.

Certain assets will be excluded from the collateral.

Certain assets are excluded from the collateral securing the notes as described under “Description of New Notes—Collateral—Excluded Assets,” including certain non-material owned real property (particularly all of our convenience stores and SuperMom’s Bakery subject to the Sale-Leaseback Arrangement) and all leased real property, as well as other typical exclusions, such as motor vehicles, capital stock of non-wholly owned subsidiaries if the pledge of such capital stock would violate a contractual obligation, or a contract, license or other asset if the grant of a lien would violate such contract, license or a debt obligation with respect to such asset. In addition, the pledge of the capital stock of subsidiaries that secures the notes will be automatically released as described in the immediately succeeding risk factors.

If an event of default occurs and the notes are accelerated, the notes and the note guarantees will rank equally with the holders of other unsubordinated and unsecured indebtedness of the relevant entity with respect to such excluded assets. To the extent the claims of the noteholders exceed the value of the assets securing the notes and the note guarantees and other liabilities, claims related to the excluded assets will rank equally with the claims of the holders of any other unsecured indebtedness. As a result, if the value of the assets pledged as security for the notes is less than the value of the claims of the holders of the notes, those claims may not be satisfied in full before the claims of our unsecured creditors are paid.

The pledge of the capital stock of our subsidiaries that secures the notes will automatically be released for so long as such pledge would require the filing of separate financial statements with the SEC for that subsidiary.

The notes are secured by a pledge of the stock of our subsidiaries held by the Issuers or the Subsidiary Guarantors. Under the SEC regulations in effect as of the issue date of the notes, if the aggregate principal amount, par value or book value as carried by the Issuers or market value (whichever is greatest) of the capital stock or other securities of a subsidiary pledged as part of the collateral is equal to or greater than 20% of the aggregate principal amount of the notes then outstanding, such a subsidiary would be required to provide separate financial statements to the SEC in filings the Issuer makes with the SEC. Therefore, the indenture and the collateral documents provide that any capital stock and other securities of any of our subsidiaries will be excluded from the collateral for so long as, and to the extent that, the pledge of such capital stock or other securities to secure the notes would require that subsidiary to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X or another similar rule. Therefore, holders of the notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries during that period. A portion of the capital stock of each of St. Paul Park Refining Co. LLC and Northern Tier Retail LLC has been released from the pledge as collateral as a result of the filing of this registration statement for the exchange offer. See “Description of New Notes—Collateral.” Notwithstanding the foregoing, any such capital stock that is excluded as collateral securing the notes will not be excluded from the collateral securing the Revolving Credit Facility and certain of our hedging arrangements. As a result, the new notes will be effectively subordinated to the Revolving Credit Facility (which would otherwise be junior in priority with respect to the value of such capital stock) and to certain of our hedging arrangements to the extent of the value of such capital stock excluded from the collateral securing the notes. It may be more difficult, costly and time-consuming for holders of the notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary.

There may not be sufficient collateral to pay all or any of the notes.

No appraisal of the value of the collateral has been made in connection with this exchange offer and the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. Consequently, liquidating the collateral securing the notes may not produce proceeds in an amount sufficient to pay all or any amounts due on the notes.

The collateral securing the notes is subject to first-priority liens, subject to permitted liens, in favor of the lenders under our Revolving Credit Facility (and the holders of certain hedging and cash management obligations) with respect to the ABL Priority Collateral, although the holders of the notes will have first-priority liens in their favor with respect to the Note Priority Collateral, subject to permitted liens. As a result, upon any distribution to our creditors, liquidation, reorganization or similar proceedings, or following acceleration of our indebtedness or an event of default under our indebtedness, the lenders under our Revolving Credit Facility (and the holders of certain hedging and cash management obligations) will be entitled to be repaid in full from the proceeds of the ABL Priority Collateral securing the indebtedness to them before any payment is made to you from the proceeds of that collateral. On the other hand, you (together with the holders of our existing senior secured notes and the lenders under certain hedging obligations) will be entitled to be repaid in full from the proceeds of our Note Priority Collateral before any payment is made to the lenders under our Revolving Credit Facility (and the holders of certain hedging and cash management obligations) from the proceeds of that collateral.

The fair market value of the collateral securing the notes is subject to fluctuations based on factors that include, among others, the condition of our industry, the ability to sell the collateral in an orderly sale, general economic conditions, the availability of buyers and other factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the collateral at such time and the timing and the manner of the sale. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the collateral can be sold in a short period of time or in an orderly manner. In the event of a foreclosure, liquidation, reorganization, bankruptcy or other insolvency proceeding, we cannot assure you that the proceeds from any sale or liquidation of the collateral will be sufficient to pay our obligations under the notes. In addition, in the event of any such proceeding, the ability of the holders of the notes to realize upon any of the collateral may be subject to bankruptcy and insolvency law limitations. See “Description of New Notes—Use and Release of Collateral—Certain Limitations on Collateral.”

In addition, the security interest of the notes collateral agent will be subject to practical problems generally associated with the realization of security interests in collateral. For example, the notes collateral agent may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the notes collateral agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Also, certain items included in the collateral may not be transferable (by their terms or pursuant to applicable law) and therefore the notes collateral agent may not be able to realize value from such items in the event of a foreclosure. Accordingly, the notes collateral agent may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

The ABL Priority Collateral securing the notes is subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the administrative agent under the Revolving Credit Facility and any creditors that have the benefit of first liens on the collateral securing the notes from time to time, whether on or after the date the notes are issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the notes, as well as the ability of the notes collateral agent to realize or foreclose on such collateral.

In addition, the Note Priority Collateral securing the notes is subject to any and all exceptions, defects, encumbrances, liens and other imperfections that were accepted by the notes collateral agent under the collateral trust and intercreditor agreement and under the security documents securing the obligations of the Issuers and the Subsidiary Guarantors under the notes, the original notes and certain hedge arrangements. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the notes, as well as the ability of the notes collateral agent to realize or foreclose on such collateral.

Other secured obligations, including indebtedness under our Revolving Credit Facility, are effectively senior to the notes to the extent of the value of the collateral securing such obligations on a first-priority basis.

Borrowings under our Revolving Credit Facility, as well as certain other obligations to the lenders under our Revolving Credit Facility and their affiliates, are collateralized by a first-priority lien, subject to permitted liens, in the ABL Priority Collateral. In addition, the indenture governing the notes permits us to incur additional indebtedness secured on a first-priority basis by such assets in the future. The first-priority liens in the collateral securing indebtedness under our Revolving Credit Facility and any such future indebtedness will be higher in priority as to such collateral than the security interests securing the notes and the guarantees of the Subsidiary Guarantors on a second-priority basis. The notes and the related guarantees of the Subsidiary Guarantors are secured, subject to permitted liens, by a second-priority lien in ABL Priority Collateral. Holders of the indebtedness under our Revolving Credit Facility and any other obligations collateralized by a first-priority lien in the ABL Priority Collateral are entitled to receive proceeds from the realization of value of such collateral to repay such indebtedness and such other obligations in full before the holders of the notes are entitled to any recovery from such collateral. As a result, holders of the notes are only entitled to receive proceeds from the realization of value of the ABL Priority Collateral after all indebtedness under our Revolving Credit Facility and such other obligations secured by first-priority liens on such assets are repaid in full. Therefore, the notes are effectively junior in right of payment to indebtedness under our Revolving Credit Facility and any other obligations collateralized by a higher-priority lien in our assets, to the extent of the realizable value of such collateral. Accordingly, if there is a default, the value of that collateral may not be sufficient to repay the first lien creditors and the holders of the notes.

The rights of holders of the notes to the collateral in which they have a second-priority lien are materially limited by the ABL Intercreditor Agreement.

The rights of the holders of the notes with respect to the ABL Priority Collateral securing the notes on a second-priority basis are limited pursuant to the terms of an intercreditor agreement (such agreement, the “ABL Intercreditor Agreement”) with the lenders under our Revolving Credit Facility.

Under the ABL Intercreditor Agreement, any actions that may be taken in respect of the ABL Priority Collateral (including the ability to commence enforcement proceedings against that collateral and to control the conduct of such proceedings, and to approve amendments to, and waivers of past defaults under, the collateral documents) will be at the direction of the lenders under our Revolving Credit Facility. Under those circumstances, the notes collateral agent on behalf of the holders of the notes, with limited exceptions, will not have the ability to control or direct such actions, even if the rights of the holders of the notes are adversely affected. Additionally, under the ABL Intercreditor Agreement, the rights of the holders of the notes to take actions with respect to the Note Priority Collateral, such as selling it, may be required to be exercised in such a way as they do not interfere with or impair the ability of the holders of the first-priority lien on the ABL Priority Collateral to realize upon the ABL Priority Collateral.

Under the terms of the collateral trust and intercreditor agreement, the holders of the notes may not control actions with respect to the collateral.

The rights of the holders of the notes with respect to the collateral securing the notes is subject to the collateral trust and intercreditor agreement among all holders of indebtedness secured on a pari passu basis by the collateral, including the counterparties under the Hedge Agreements, the holders of the original notes and other debt permitted secured on a pari passu basis with the new notes.

Under the collateral trust and intercreditor agreement, any actions that may be taken with respect to the collateral, including the ability to cause the commencement of enforcement proceedings against the collateral, will be at the direction of holders of more than 50% of the sum of (a) the outstanding principal amount of the indebtedness under the notes and other debt permitted to be secured on a pari passu basis by the collateral, and (b) the aggregate of the amount that would be payable under the outstanding Hedge Agreements if such Hedge

Agreement were terminated on the date two business days prior to the date of any action requiring the vote of creditors secured by a pari passu lien on the collateral. In addition, in such circumstances, the trustee and the holders of the notes may have no right following the filing of a bankruptcy petition to object to any debtor-in-possession financing or the use of collateral to secure that financing if the requisite percentage of holders of such pari passu debt have consented to it, subject to conditions and limited exceptions. After such a filing, the value of the collateral could materially deteriorate, and the holders of the notes would be unable to raise an objection.

There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and the note guarantees of the Subsidiary Guarantors will be released automatically, without your consent or the consent of the trustee or the notes collateral agent, and you may not realize any payment upon disposition of such collateral.

Under various circumstances, collateral securing the notes will be released automatically, including:

•	in whole or in part, as applicable, with respect to collateral that has been taken by eminent domain, condemnation or other similar circumstances;

•	in part, a sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture and the collateral documents;

•	in part, with respect to collateral held by a Subsidiary Guarantor, upon the release of the Subsidiary Guarantor from its guarantee in accordance with the indenture;

•	in whole, upon satisfaction and discharge of the indenture or upon a legal defeasance or a covenant defeasance as described under “Description of New Notes;”

•	in whole or in part, as applicable, with the consent of holders holding 66 2/3% or more of the principal amount of the notes (including without limitation consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes) outstanding; and

•	in part, in accordance with the applicable provisions of the collateral documents and the intercreditor agreements.

In addition, the note guarantee of a Subsidiary Guarantor will be automatically released in certain situations, including in connection with a sale of that Subsidiary Guarantor, if the transaction is in accordance with the indenture governing the notes and the obligations of that Subsidiary Guarantor under our Revolving Credit Facility and any of our other indebtedness also terminate upon that transaction.

The indenture governing the notes also permits us to designate one or more of our restricted subsidiaries that is a Subsidiary Guarantor of the notes as an unrestricted subsidiary. If we designate a Subsidiary Guarantor as an unrestricted subsidiary for purposes of the indenture, all of the liens on any collateral owned by that subsidiary or any of its subsidiaries and any guarantees of the notes by that subsidiary or any of its subsidiaries will be released under the indenture but not necessarily under our Revolving Credit Facility. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries. There will also be various releases in accordance with the provisions of the collateral trust and intercreditor agreement and ABL Intercreditor Agreement. See “Description of New Notes.”

We will in most cases have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes and the note guarantees.

The collateral documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the notes and the note guarantees. These rights may adversely affect the value of the collateral at any time. For example, so long as no default or event of default under the indenture governing the notes would result therefrom, we may, among other things, without any release or consent by the indenture trustee, conduct ordinary course activities with respect to the collateral, such as selling, abandoning or otherwise disposing of the collateral and making ordinary course cash payments (including repayments of indebtedness).

The collateral is subject to casualty risks and potential environmental liabilities.

We maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the pledged collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the notes and the note guarantees.

Moreover, the notes collateral agent may need to evaluate the impact of potential liabilities before determining to foreclose on collateral consisting of real property because secured creditors that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing the release or threatened release of hazardous substances at that real property. Consequently, the notes collateral agent may decline to foreclose on that collateral or exercise remedies available in respect thereof if it does not receive indemnification to its satisfaction from the holders of the notes.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future.

The ability of the notes collateral agent, the trustee and the holders of the notes to foreclose on the collateral may be subject to lack of perfection, the requirement of third-party consents, local law and prior liens. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. The trustee and the notes collateral agent have no obligation to monitor, and we may fail to inform the trustee or the notes collateral agent of, the future acquisition of property and rights that constitute collateral, and the necessary action may not be taken to properly perfect the security interest in such after-acquired collateral. The notes collateral agent also has no obligation to monitor the perfection of any security interest in favor of the notes against third parties.

Rights of holders of the notes in the collateral may be adversely affected by the failure to create or perfect security interests in certain collateral on a timely basis, and a failure to create or perfect those security interests on a timely basis or at all may result in a default under the indenture and other agreements governing the notes.

If we or any Subsidiary Guarantor were to become subject to a bankruptcy proceeding, any liens recorded or perfected after the issue date of the notes would face a greater risk of being invalidated than if they had been recorded or perfected on the issue date. Liens recorded or perfected after the issue date may be treated under bankruptcy law as if they were delivered to secure previously existing indebtedness. In bankruptcy proceedings commenced within 90 days of lien perfection, a lien given to secure previously existing debt is materially more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date. Accordingly, if we or a Subsidiary Guarantor were to file for bankruptcy protection and the liens had been created or perfected less than 90 days before commencement of such bankruptcy proceeding, the liens securing the notes may be especially subject to challenge as a result of having been created or perfected after the issue date. To the extent that this challenge succeeded, you would lose the benefit of the security that the collateral was intended to provide.

In addition, a failure, for any reason that is not permitted or contemplated under the security documents, to created or perfect the security interest in the properties included in the collateral package may result in a default under the indenture and the security documents.

In the event of our bankruptcy, the ability of the holders of the notes to realize upon the collateral will be subject to certain bankruptcy law limitations.

The ability of holders of the notes to realize upon the collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under applicable federal bankruptcy laws, upon the commencement of a bankruptcy case, an automatic stay goes into effect, which, among other things, stays:

•	the commencement or continuation of any action or proceeding against the debtor that was or could have been commenced before the commencement of the bankruptcy case to recover a claim against the debtor that arose before the commencement of the bankruptcy case;

•	any act to obtain possession of, or control over, property of the bankruptcy estate or the debtor;

•	any act to create, perfect or enforce any lien against property of the bankruptcy estate; and

•	any act to collect or recover a claim against the debtor that arose before the commencement of the bankruptcy case.

Thus, upon the commencement of a bankruptcy case, secured creditors are prohibited from repossessing their collateral from a debtor, or from disposing of that collateral repossessed from such a debtor, without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to use, sell or lease collateral in the ordinary course of its business even though the debtor is in default under the applicable debt instruments. Upon request from a secured creditor, the bankruptcy court will prohibit or condition the use, sale or lease of collateral as is necessary to provide “adequate protection” of the secured creditor’s interest in the collateral. The meaning of the term “adequate protection” may vary according to the circumstances but is intended generally to protect the value of the secured creditor’s interest in the collateral at the commencement of the bankruptcy case and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines any diminution in the value of the collateral occurs as a result of the debtor’s use, sale or lease of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, we cannot predict whether payments under the notes would be made following commencement of and during a bankruptcy case, whether or when the trustee or collateral agent for the notes could foreclose upon or sell the collateral or whether or to what extent holders of notes would be compensated for any delay in payment or loss of value as a result of the use, sale or lease of their collateral through the requirement of “adequate protection.” A creditor may seek relief from the stay from the bankruptcy court to take any of the acts described above that would otherwise be prohibited by the automatic stay. The U.S. bankruptcy court has broad discretionary powers in determining whether to grant a creditor relief from the stay.

In the event of our bankruptcy, holders of the notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the notes exceed the value of the collateral available to secure the notes.

In any bankruptcy proceeding with respect to the Issuers or any of the Subsidiary Guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the value of the collateral with respect to the notes is less than the then-current principal amount outstanding under the notes on the date of the bankruptcy filing. Upon a finding by the bankruptcy court that the notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the notes would be bifurcated between a secured claim up to the value of the collateral and an unsecured claim for any deficiency. As a result, the claim of the holders of the notes could be unsecured in whole or in part.

Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the notes to receive post-petition interest and a lack of entitlement to receive other “adequate protection” under federal bankruptcy laws with respect to the unsecured portion of the notes. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the notes. No appraisal of the fair market value of the collateral has been prepared in connection with exchange offer, and the value of the holders’ interest in the collateral may not equal or exceed the principal amount of the notes. See “—There may not be sufficient collateral to pay all or any of the notes.”

Any future pledge of collateral in favor of the holders of the notes might be voidable in bankruptcy.

Any future pledge of collateral in favor of the holders of the notes, including pursuant to security documents delivered after the date of the indenture governing the notes, might be voidable by the pledgor (as debtor-in-possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, under the U.S. bankruptcy code, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than what the holders of the notes would receive in a liquidation under Chapter 7 of the U.S. bankruptcy code if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

We are subject to interest rate risk in connection with borrowings under the Revolving Credit Facility, which bears interest at variable rates. Interest rate changes will not affect the market value of any debt incurred under such facility, but could impact the amount of our interest payments, and accordingly, our future earnings and cash flows, assuming other factors are held constant. We currently do not have any interest rate hedging arrangements with respect to the Revolving Credit Facility. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

The collateral securing the notes may be diluted under certain circumstances.

The collateral that secures the notes also secures our obligations under the Hedge Agreements and the Revolving Credit Facility (including certain hedging obligations and cash management obligations incurred with lenders under the Revolving Credit Facility and their affiliates). The collateral may also secure additional senior indebtedness, including additional secured notes, that we incur in the future, subject to restrictions on our ability to incur debts and liens under our Hedge Agreements, Revolving Credit Facility and the indenture governing the notes. Your rights to the collateral would be diluted by any increase in the indebtedness secured by the collateral on a pari passu or priority basis.

The waiver in the ABL Intercreditor Agreement of rights of marshaling may adversely affect the recovery rates of holders of the notes in a bankruptcy or other insolvency proceeding or foreclosure scenario.

The notes and the guarantees of the Subsidiary Guarantors will be secured on a second-priority lien basis by the ABL Priority Collateral. The ABL Intercreditor Agreement provides that, at any time holders of the notes hold a lien on the collateral where a higher priority lien on such collateral exists, the trustee under the indenture governing the notes and the notes collateral agent may not assert or enforce any right of marshaling accorded to a junior lienholder, as against the holder of such indebtedness secured by higher priority liens in the collateral. Without this waiver of the right of marshaling, holders of such indebtedness secured by higher priority liens in the collateral may be required to liquidate collateral on which the notes did not have a lien, if any, prior to liquidating the collateral on which the notes have a lien, thereby maximizing the proceeds of the collateral that would be available to repay obligations under the notes. As a result of this waiver, the proceeds of sales of the collateral could be applied to repay any indebtedness secured by higher priority liens in the collateral before applying proceeds of other collateral securing such indebtedness, and the holders of the notes may recover less than they would have if such proceeds were applied in the order most favorable to the holders of the notes.

The notes are structurally subordinated to all obligations of our future subsidiaries that do not become guarantors of the notes. Moreover, although Parent Guarantor is a guarantor of the notes, it is not subject to the covenants and other restrictions set forth in the indenture governing the notes.

The notes are guaranteed by Parent Guarantor and by each of our material wholly owned domestic subsidiaries and each of our existing and subsequently acquired or organized subsidiaries that are borrowers under or that guarantee the Revolving Credit Facility or that, in the future, guarantee our indebtedness or indebtedness of another Subsidiary Guarantor. All of the Issuer’s subsidiaries guarantee the notes, except for the Co-Issuer. Except for such Subsidiary Guarantors of the notes, our subsidiaries have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. Further, even if a subsidiary is a guarantor of the notes, it may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under such circumstances, legal and contractual restrictions may limit our ability to obtain cash from them. Although the indenture governing the notes and the agreements that govern certain of our other indebtedness limit the ability of certain subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make the required principal and interest payments on our indebtedness, including the notes. The notes will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that, in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor of the notes, all of such subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of such subsidiary’s assets before we would be entitled to any payment.

In addition, the indenture governing the notes, subject to some limitations, permits these subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

In addition, although Parent Guarantor is a guarantor of the notes, it is not subject to the covenants and other restrictions set forth in the indenture governing the notes. This means that the indenture governing the notes does not place any restriction on the ability of Parent Guarantor to incur indebtedness or take any other action.”

We may not be able to repurchase the notes upon a change of control.

If a change of control (as defined in the indenture governing the notes) occurs in the future, we will be required to make an offer to repurchase all the outstanding notes at a premium, plus any accrued and unpaid interest to the date of repurchase. In such a situation, we may not have enough funds to pay for all of the notes that are tendered under any such offer. In addition, our Revolving Credit Facility will restrict us from repurchasing the notes upon a change of control or otherwise. The source of funds for any repurchase of the notes and repayment of borrowings under our Revolving Credit Facility will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to repurchase all of the notes that are tendered upon a change of control and repay our other indebtedness that will become due. We may require additional financing from third parties to fund any such repurchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the notes may be limited by law. In order to avoid the obligations to repurchase the notes and events of default and potential breaches of the credit agreement governing our Revolving Credit Facility, we may have to avoid certain change of control transactions that would otherwise be beneficial to us. A change of control may also result in an event of default under our Revolving Credit Facility and agreements governing any future indebtedness and may result in the acceleration of such indebtedness.

In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the indenture governing the notes, constitute a “change of control” that would require us to repurchase the notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See “Description of New Notes—Repurchase of the Option of Holders—Change of Control.”

In addition, in a recent decision, the Chancery Court of Delaware raised the possibility that a change of control put right occurring as a result of a failure to have “continuing directors” comprising a majority of a board of directors might be unenforceable on public policy grounds.

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indenture governing the notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

Federal and state fraudulent transfer laws may permit a court to void the notes and the note guarantees and/or the grant of collateral under certain circumstances, and, if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees of such notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the guarantees thereof (or the grant of collateral securing any such obligations) could be voided as a fraudulent transfer or conveyance if the Issuers or any of the Guarantors, as applicable, (a) issued the notes or incurred the note guarantees with the intent of hindering, delaying or defrauding creditors, or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the note guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

•	the Issuers or any of the Guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the note guarantees left the Issuers or any of the Guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•	the Issuers or any of the Guarantors intended to, or believed that the Issuers or such Guarantor would, incur debts beyond the Issuers’ or such Guarantor’s ability to pay as they mature; or

•	the Issuers or any of the Guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against the Issuers or the Guarantor if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a Guarantor did not receive reasonably equivalent value or fair consideration for its note guarantee, to the extent the Guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

We cannot be certain as to the standards a court would use to determine whether or not we or the Guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the note guarantees would be subordinated to our or any of our Guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the notes, the incurrence of a note guarantee or the grant of security was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or that note guarantee or void the grant of collateral or subordinate the notes or that note guarantee to presently existing and future indebtedness of ours or of the related Guarantor, or require the holders of the notes to repay any amounts received with respect to that note guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of that debt.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination, if the court determines that: (a) the holder of notes engaged in some type of inequitable conduct; (b) that inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes; and (c) equitable subordination is not inconsistent with the provisions of the U.S. bankruptcy code.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes. Any downgrade by a rating agency could decrease earnings and result in higher borrowing costs. Any future lowering of our rating likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop or continue for the notes.

The old notes have not been registered under the Securities Act, and may not be resold by holders thereof unless the old notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. Following the exchange of the old notes for new notes, the new notes will trade together with the original notes. However, we cannot assure you that an active trading market for the notes will develop or continue, and we have no obligation to create such a market.

The liquidity of any trading market for the notes and the market price quoted for the notes depends upon the number of holders of the notes, the overall market for similar securities, our financial performance or prospects or the prospects for companies in our industry generally, the interest of securities dealers in making a market in the notes and other factors.

EXCHANGE OFFER

We sold the old notes on September 29, 2014 pursuant to the purchase agreement, dated as of September 22, 2014, by and among the Issuers and the guarantors and the initial purchasers named therein. The old notes were subsequently offered by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons pursuant to Regulation S under the Securities Act.

Purpose and Effect of the Exchange Offer

At the closing of the offering of the old notes, we entered into a registration rights agreement with the initial purchasers of the notes pursuant to which we agreed, for the benefit of the holders of the old notes, at our cost, to do the following:

•	file an exchange offer registration statement with the SEC with respect to the exchange offer for the new notes, and

•	use commercially reasonable efforts to have the exchange offer completed by the 360th day following the date of the initial issuance of the old notes (September 29, 2014).

Upon the SEC’s declaring the exchange offer registration statement effective, we agreed to offer the new notes in exchange for surrender of the old notes. We agreed to use commercially reasonable efforts to cause the exchange offer registration statement to be effective continuously, and to keep the exchange offer open for a period of not less than 20 business days.

For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the surrendered old note. The registration rights agreement also contains agreements to include in the prospectus for the exchange offer certain information necessary to allow a broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than old notes acquired directly from us or one of our affiliates) to exchange such old notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of new notes received by such broker-dealer in the exchange offer. We agreed to use commercially reasonable efforts to maintain the effectiveness of the exchange offer registration statement for these purposes for a period of 180 days after the completion of the exchange offer, which period may be extended under certain circumstances.

The preceding agreement is needed because any broker-dealer who acquires old notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the new notes pursuant to the exchange offer and the resale of new notes received in the exchange offer by any broker-dealer who held old notes acquired for its own account as a result of market-making activities or other trading activities other than old notes acquired directly from us or one of our affiliates.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer would in general be freely tradable after the exchange offer without further registration under the Securities Act. However, any purchaser of old notes who is an “affiliate” of ours or who intends to participate in the exchange offer for the purpose of distributing the related new notes:

•	will not be able to rely on the interpretation of the staff of the SEC,

•	will not be able to tender its old notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes unless such sale or transfer is made pursuant to an exemption from such requirements.

We further agreed to file with the SEC a shelf registration statement to register for public resale of old notes held by any holder who provides us with certain information for inclusion in the shelf registration statement if:

•	the exchange offer is not permitted by applicable law or SEC policy, or

•	the exchange offer is not for any reason completed by the 360th day following the date of the initial issuance of the notes (September 29, 2014), or

•	upon completion of the exchange offer, any initial purchaser shall so request in connection with any offering or sale of notes.

We have agreed to use commercially reasonable efforts to keep the shelf registration statement continuously effective until the earlier of one year following its effective date and such time as all notes covered by the shelf registration statement have been sold. We refer to this period as the “shelf effectiveness period.” We may suspend the use or effectiveness of such shelf registration statement or extend the time period in which we are required to file the shelf registration statement for up to 60 consecutive days and up to 120 days in the aggregate, in each case in any 12-month period in certain circumstances.

Holders of the old notes will be required to make certain representations to us (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their old notes included in the shelf registration statement.

If we effect the registered exchange offer, we will be entitled to close the registered exchange offer 20 business days after its commencement as long as we have accepted all old notes validly rendered in accordance with the terms of the exchange offer and no brokers or dealers continue to hold any old notes.

This summary of the material provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement which includes this prospectus.

Except as set forth above, after consummation of the exchange offer, holders of old notes which are the subject of the exchange offer have no registration or exchange rights under the registration rights agreement. See “—Consequences of Failure to Exchange.”

Special Interest

The registration rights agreement provides that:

(1)	if we fail to consummate the exchange offer on or prior to the 360th day after the date of the initial issuance of the notes or if we fail to have declared effective the shelf registration statement by the date required to do so; or

(2)	if applicable, the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of notes during the periods specified in the registration rights agreement (each such event referred to in clauses (1) and (2) above, a “registration default”), then the we will pay special interest to each holder of notes in an amount equal to 0.25% per annum of the principal amount of notes outstanding with respect to the first 90-day period immediately following the occurrence of the first registration default (which amount will increase by an additional 0.25% per annum with respect to each subsequent 90-day period during which the registration default continues, up to a maximum amount of special interest for all registration defaults of 1.0% per annum of the principal amount of notes outstanding); provided, however, that upon the cure of all registration defaults, special interest shall cease to accrue.

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letters of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue new notes in principal amount equal to the principal amount of old notes surrendered in the exchange offer. Old notes may be tendered only for new notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $75,000,000 in aggregate principal amount of the old notes is outstanding. This prospectus and the letters of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letters of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connecting with the exchange offer. It is important that you read the section labeled “—Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.

We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on January 21, 2015, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral or written notice of such extension to their holders. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the first business day following the previously scheduled expiration date.

If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion:

•	to extend the exchange offer, or

•	to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give prompt oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Procedures for Tendering

In order to participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your notes, please call the exchange agent, whose contact information is set forth in “Prospectus Summary—The Exchange Offer—Exchange Agent.”

Procedures for Tendering Notes Represented by Global Notes Held in Book-Entry Form

We have confirmed with DTC that the old notes issued in book-entry form and represented by global certificates held for the account of DTC may be tendered using the ATOP instituted by DTC. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal for holders of global notes to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of global notes.

The form of letter of transmittal for holders of global notes is included as Annex A to this prospectus.

Determinations Under the Exchange Offer

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letters of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we nor the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the applicable letter of transmittal, promptly following the expiration date.

When We Will Issue New Notes

In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	in the case of old notes issued in book-entry form and represented by global certificates held for the account of DTC, (1) a book-entry confirmation of such old notes into the exchange agent’s account at DTC and (2) a properly transmitted agent’s message; or

•	in the case of old notes held in definitive form, (1) the certificates representing such notes and (2) a properly completed and duly executed letter of transmittal relating to such definitive notes.

Return of Old Notes Not Accepted or Exchanged

If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your Representations to Us

By agreeing to be bound by the applicable letter of transmittal, you will represent to us that, among other things:

•	any new notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act; and

•	if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective with respect to notes held in book-entry form and represented by global certificates you must comply with the appropriate procedures of DTC’s ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the procedures of DTC. To withdraw tenders of notes held in definitive form, you must submit a written or facsimile notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any old notes in global form that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under “—Procedures for Tendering” above at any time prior to 5:00 p.m., New York City time, on the expiration date.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	all registration and filing fees and expenses;

•	all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

•	accounting fees, legal fees incurred by us, disbursements and printing, messenger and delivery services, and telephone costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange new notes for your old notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless the offer or sale is either registered under the Securities Act or exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes adjusted for any bond discount or premium, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the new notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in our outstanding indebtedness.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods presented indicated on a consolidated historical basis. For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of pre-tax income from continuing operations before income from equity investees plus fixed charges and distributed income of equity investees. “Fixed charges” represents interest incurred, amortization of debt expense (including discounts and premiums relating to indebtedness) and the portion of rental expense on operating leases deemed to be the equivalent of interest.

	Predecessor		Successor
	Year Ended December 31, 2009	Eleven Months Ended November 30, 2010	June 23, 2010 (Inception Date – December 31, 2010	Year Ended December 31,			Nine Months Ended September 30, 2014
				2011	2012	2013
Ratio of earnings to fixed charges(1)	43.8	62.3	7.5	1.6	5.0	7.7	10.0

(1)	For this purpose, “earnings” include pre-tax earnings (loss) before income (loss) from equity investees plus fixed charges and distributed income of equity investees. “Fixed charges” include interest, amortization of debt expense and the portion of rental expense that is representative of the interest factor in these rentals.

DESCRIPTION OF NEW NOTES

You can find the definitions of certain terms used in this description under the caption “—Certain Definitions.” Certain defined terms used in this description but not defined below under the caption “—Certain Definitions” have the meanings assigned to them in the indenture, the Collateral Trust and Intercreditor Agreement and the ABL Intercreditor Agreement. In this description, (i) the term “Issuer” refers only to Northern Tier Energy LLC, a Delaware limited liability company, and not to any of its Subsidiaries (unless the context expressly requires that “Issuer” also refers to the Co-Issuer), (ii) the term “Co-Issuer” refers to Northern Tier Finance Corporation, a Delaware corporation and a Wholly Owned Subsidiary of the Issuer, (iii) the term “Issuers” refers to the Issuer and the Co-Issuer, but not to any of their Subsidiaries and (iv) the term “Parent Guarantor” refers only to Northern Tier Energy LP, a Delaware limited partnership, and not to any of its Subsidiaries.

The Issuers will issue the new notes offered hereby (the “new notes”) under an indenture (as amended, supplemented or otherwise modified from time to time with respect to the notes, the “indenture”) among the Issuers, the Subsidiary Guarantors, the Parent Guarantor, Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “trustee”) and collateral agent (in such capacity, the “notes collateral agent”). Unless the context otherwise requires, for all purposes of the indenture and this “Description of New Notes,” references to the “notes” include the new notes, the notes that may be exchanged pursuant to this exchange offer in exchange for the new notes (the “old notes”), the registered notes we registered pursuant to an exchange offer consummated on October 30, 2013 (the “original notes”) and any additional notes actually issued. The terms of the notes include those stated in the indenture and, those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act” or “TIA”).

The following description is a summary of the material provisions of the indenture, the security documents, the Collateral Trust and Intercreditor Agreement and the ABL Intercreditor Agreement. It does not restate those agreements in their entirety. We urge you to read the indenture, the Registration Rights Agreement, the security documents, the Collateral Trust and Intercreditor Agreement and the ABL Intercreditor Agreement because they, and not this description, define your rights as a holder of the new notes. Copies of the indenture, the Registration Rights Agreement, the security documents, the Collateral Trust and Intercreditor Agreement and the ABL Intercreditor Agreement are available as set forth below under “Where You Can Find More Information.”

The registered holder of a note will be treated as the owner of such note for all purposes. Only registered holders will have rights under the indenture.

Brief description of the notes and the note guarantees

The notes

The new notes, like the original notes, will be the Issuers’ general senior secured obligations and will be:

•	secured by first-priority Liens (subject to the relative priority of certain Permitted Liens) on the Note Priority Collateral of the Issuers and the Subsidiary Guarantors;

•	secured by second-priority Liens (subject to the relative priority of certain Permitted Liens, including the Liens on the ABL Priority Collateral securing the ABL Obligations) on the ABL Priority Collateral of the Issuers and the Subsidiary Guarantors;

•	effectively subordinated to the Issuers’ obligations under the ABL Facility, certain Hedging Obligations and Cash Management Obligations incurred with any lender or its affiliate under the ABL Facility, to the extent of the value of the ABL Priority Collateral that secures such obligations on a first-priority basis;

•	effectively senior to the Issuers’ obligations under the ABL Facility, to the extent of the value of the Note Priority Collateral that secures the notes on a first-priority basis;

•	structurally subordinated to any existing and future Indebtedness and claims of holders of preferred stock and other liabilities of the Issuer’s direct or indirect Subsidiaries (other than the Co-Issuer) that are not Subsidiary Guarantors;

•	pari passu in right of payment with all existing and future Indebtedness of the Issuers that is not subordinated;

•	effectively senior to all of the Issuers’ existing and future unsecured Indebtedness to the extent of the value of the Collateral (after giving effect to any senior Lien on the Collateral);

•	effectively equal to the obligations under the Pari Passu Lien Hedge Agreements and any future Pari Passu Notes Lien Indebtedness;

•	senior in right of payment to any future subordinated Indebtedness of the Issuers; and

•	fully and unconditionally guaranteed, jointly and severally, (i) on a senior secured basis by the Subsidiary Guarantors and (ii) on a senior unsecured basis by the Parent Guarantor, as described under the caption “—The Note Guarantees.”

As of September 30, 2014:

•	the Issuers and the Subsidiary Guarantors would have had approximately $354.3 million of secured indebtedness, representing, among other things, the old notes and the original notes; and

•	the Issuers and the Subsidiary Guarantors that are borrowers under the ABL Facility would have had commitments under the ABL Facility of $500 million (less approximately $38.1 million in outstanding letters of credit), all of which would be effectively senior to the notes to the extent of the value of the ABL Priority Collateral.

Pursuant to the indenture, the Issuers are permitted to incur additional secured indebtedness, including debt that is secured by the Collateral on a pari passu basis with the notes, subject to compliance with the restrictions set forth under the captions “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.”

The note guarantees

The new notes, like the original notes, will be guaranteed, jointly and severally, (i) on a senior secured basis by the Subsidiary Guarantors and (ii) on a senior unsecured basis by the Parent Guarantor. Each such Subsidiary Guarantee will be:

•	secured by first-priority Liens (subject to the relative priority of certain Permitted Liens) on the Note Priority Collateral of such Subsidiary Guarantor;

•	secured by second-priority Liens (subject to the relative priority of certain Permitted Liens, including the Liens on the ABL Priority Collateral securing the ABL Obligations) on the ABL Priority Collateral of such Subsidiary Guarantor;

•	effectively subordinated to such Subsidiary Guarantor’s obligations under the ABL Facility, certain Hedging Obligations and Cash Management Obligations to the extent of the value of the ABL Priority Collateral that secures such obligations on a first-priority basis;

•	effectively senior to such Subsidiary Guarantor’s obligations under the ABL Facility, to the extent of the value of the Note Priority Collateral that secures the notes on a first-priority basis;

•	pari passu in right of payment with all existing and future Indebtedness of such Subsidiary Guarantor that is not subordinated;

•	effectively senior to all of such Subsidiary Guarantor’s existing and future unsecured Indebtedness to the extent of the value of the Collateral (after giving effect to any senior Lien on the Collateral);

•	effectively equal to the obligations under the Pari Passu Lien Hedge Agreements and any future Pari Passu Notes Lien Indebtedness;

•	senior in right of payment to any future subordinated Indebtedness of such Subsidiary Guarantor; and

•	structurally subordinated to all existing and future Indebtedness and claims of holders of preferred stock and other liabilities of the Subsidiary Guarantors’ direct or indirect Subsidiaries that are not Subsidiary Guarantors.

The Parent Guarantee of the new notes will be unsecured and will be:

•	structurally subordinated to all Indebtedness of any of its Subsidiaries (other than the Issuers) that are not Subsidiary Guarantors;

•	pari passu with the Parent Guarantor’s, the Issuers’ and the Subsidiary Guarantors’ existing and future senior Indebtedness and senior in right of payment to any subordinated Indebtedness of the Parent Guarantor, the Issuers and the Subsidiary Guarantors; and

•	effectively subordinated to any future secured Indebtedness of the Parent Guarantor.

Currently, all of the Issuer’s Subsidiaries (other than the Co-Issuer) are Subsidiary Guarantors. However, it is possible that in the future one or more of the Issuer’s Subsidiaries will not guarantee the notes or may be released from such guarantee as more fully described below. In the event of a bankruptcy, liquidation or reorganization of any Subsidiary that is not a Subsidiary Guarantor, such Subsidiary will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. See “Risk Factors—Risks Relating to the Notes—In the event of our bankruptcy, the ability of the holders of the notes to realize upon the collateral will be subject to certain bankruptcy law limitations.”

If the Issuer or any of its Restricted Subsidiaries acquires or creates another Wholly Owned Domestic Subsidiary (other than an Excluded Subsidiary), such Wholly Owned Domestic Subsidiary must become a Subsidiary Guarantor, execute a supplemental indenture and deliver an Opinion of Counsel to the trustee. In addition, any Restricted Subsidiary of the Issuer that guarantees any Indebtedness of the Issuer or any Subsidiary Guarantor, including in respect of the ABL Facility, or that becomes a borrower under the ABL Facility, must become a Subsidiary Guarantor, execute a supplemental indenture and deliver an Opinion of Counsel to the trustee.

A Subsidiary Guarantee will be released under specified circumstances, including, in connection with a disposition of the Subsidiary Guarantor’s Capital Stock if various conditions are satisfied. See “—Certain Covenants—Guarantees.”

Currently, all of the Issuer’s Subsidiaries (other than the Co-Issuer) are “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Issuer is permitted to designate certain of its Subsidiaries (other than the Co-Issuer) as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries will not be subject to any of the covenants in the indenture and will not guarantee the notes.

Northern Tier Finance Corporation, a Delaware corporation, is a Wholly Owned Subsidiary of the Issuer and serves as Co-Issuer of the notes to facilitate the offering of the notes. Northern Tier Finance Corporation does not have any operations or assets and does not, and is not expected to have, any revenues or material assets. As a result, holders of the notes should not expect Northern Tier Finance Corporation to participate in servicing the principal of, premium, if any, or interest or any other payment obligations on the notes.

Principal, maturity and interest

On November 8, 2012 and September 29, 2014, the Issuers issued $275 million and $75 million, respectively, in aggregate principal amount of notes. The indenture provides for the issuance by the Issuers of notes with an unlimited principal amount. The Issuers may issue additional notes (the “additional notes”) from time to time under the indenture. The additional notes will be issued with, and subject to, the same terms and conditions (other than scheduled interest payments prior to the date the additional notes are issued) as the terms and conditions of the notes or any other outstanding series of notes issued under the indenture. Any offering of additional notes is subject to the covenants described below under the captions “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” The original notes, the new notes, the old notes and any additional notes subsequently issued under the indenture would be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Following the completion of this exchange offer for the new notes, the new notes will be fungible with the original notes and will trade under the same CUSIP. Immediately following the issuance of the new notes, we will have $350 million aggregate principal amount of outstanding notes. The new notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

The notes mature on November 15, 2020. Interest on the notes accrues at the rate of 7.125% per annum; provided that the interest shall be increased by 2% per annum if an Event of Default described in clauses (1) and (2) under “—Events of Default and Remedies” occurs and is continuing. Interest is payable semiannually in arrears on May 15 and November 15, with the first interest payment being due on November 15, 2014. The Issuers will make each interest payment to the holders of record on the immediately preceding May 1 and November 1, respectively.

Interest on the new notes will accrue from May 1, 2014. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of receiving payments on the notes

If a holder has given wire transfer instructions to the Issuer, the Issuers will pay all principal, interest and premium on that holder’s notes in accordance with those instructions and all other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the holders at their addresses set forth in the register of holders; provided that the Issuers will pay principal of, premium, if any, and interest on, notes in global form registered in the name of or held by The Depository Trust Company (“DTC’) or its nominee, as the case may be, in immediately available funds to DTC, or its nominee, as the registered holder of such global note.

Paying agent and registrar for the notes

The trustee currently acts as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders, and the Issuer or any of its Restricted Subsidiaries may act as paying agent or registrar.

Transfer and exchange

A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a holder to pay any taxes and fees required by law or permitted by the indenture. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note (1) for a period of 15 days before a selection of notes to be redeemed or (2) tendered and not withdrawn in connection with a Change of Control Offer or Asset Sale Offer.

Collateral

The statements under this section are summaries of the material terms and provisions of the indenture, the Collateral Trust and Intercreditor Agreement, the ABL Intercreditor Agreement and the other security documents. They do not purport to be complete and are qualified in their entirety by reference to all the provisions in such documents. Therefore, we urge you to read the indenture, the Collateral Trust and Intercreditor Agreement, the ABL Intercreditor Agreement and the other security documents because they, and not this description, define your rights as holders of the notes.

No appraisal of the fair market value of the Collateral has been made in connection with this offering. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the Issuer’s and its Subsidiaries’ industry, the ability to sell the Collateral in an orderly sale, general economic conditions and the availability of buyers. The amount to be received upon a sale of any Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. Further, in the event of a bankruptcy, your ability to realize upon any of the Collateral may be subject to certain bankruptcy law limitations.

Note priority collateral and ABL priority collateral

The notes and the Subsidiary Guarantees are secured by:

•	first-priority Liens (subject to the relative priority of certain Permitted Liens) on substantially all of the property and assets of the Issuers and the Subsidiary Guarantors (other than Excluded Assets and ABL Priority Collateral), including, but not limited to the Material Real Property now owned and hereafter acquired by the Issuers or a Subsidiary Guarantor and equity interests of each Subsidiary (including the Co-Issuer) owned directly by the Issuers or any Subsidiary Guarantor (“Note Priority Collateral”); and

•	second-priority Liens on the ABL Priority Collateral subject to (x) the first-priority Liens securing the ABL Obligations and certain Hedging Obligations and Cash Management Obligations and (y) the relative priority of certain other Permitted Liens.

The first-priority Liens on the Note Priority Collateral and the second priority Liens on the ABL Priority Collateral securing the notes and the Subsidiary Guarantees are shared equally and ratably with obligations under the Pari Passu Lien Hedge Agreements and any other Pari Passu Notes Lien Indebtedness.

The Note Priority Collateral is pledged by the Issuers and the Subsidiary Guarantors as collateral on a second-lien priority basis to secure their respective obligations under the ABL Facility.

The “ABL Priority Collateral” consists of the following (other than Excluded Assets (as defined below)):

(a) all inventory;

(b) all receivables (including tax refunds);

(c) all investment property, chattel paper, general intangibles (excluding trademarks, trade names and other intellectual property), documents and instruments, all deposit accounts and other bank and securities accounts (other than Excluded Accounts and the Collateral Account), and cash and cash equivalents, in each case, to the extent relating to the items in clauses (a) and (b);

(d) books and records relating to clauses (a)—(c); and

(e) all proceeds of, and supporting obligations, including letter of credit rights, with respect to, any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing or anything to the contrary herein, the ABL Priority Collateral shall not include: (a) Prepayment Accounts and all cash, cash equivalents, financial assets, negotiable instruments and other evidence of payment, and other funds on deposit therein or credited thereto, (b) proceeds of Note Priority

Collateral received in respect of an enforcement action or during an insolvency proceeding, (c) obligations owing by the Issuer or its Subsidiaries to the Issuer or any other Subsidiary and (d) proceeds required to be applied to the mandatory prepayment of the Pari Passu Notes Lien Indebtedness arising under the Pari Passu Lien Hedge Agreements pursuant to the indenture or to be deposited into a Prepayment Account, so long as such prepayment is permitted by the ABL Documents.

Excluded assets

The Note Priority Collateral and the ABL Priority Collateral (collectively, the “Collateral”) excludes certain items of property (the “Excluded Assets”) including, without limitation:

•	any real property that is not Material Real Property and all leasehold interests of any of the Issuers and the Subsidiary Guarantors, as lessee, in real property;

•	motor vehicles and other assets subject to a certificate of title statute, the perfection of which is excluded from the Uniform Commercial Code in the relevant jurisdiction; letter of credit rights with a value of less than $2,000,000; and commercial tort claims with a value of less than $2,000,000;

•	any rights or interest of the Issuer or any Subsidiary Guarantor under any agreement, contract, license, lease (including any lease that is entered into in connection with any Sale and Leaseback Transaction), instrument, document or other general intangible or, in the case of any investment property (other than with respect to Equity Interests which are not Excluded Equity Interests), under any applicable equity holder or similar agreement (referred to solely for purposes of this paragraph as a “Contract”) to the extent such Contract by the terms of a restriction in favor of a person other than the Issuer or any Subsidiary Guarantor, or any requirement of law, rule or regulation prohibits, or requires any consent or establishes any other condition for, or could or would be terminated, abandoned, invalidated, rendered unenforceable, or would be breached or defaulted under because of an assignment thereof or a grant of a security interest therein by the Issuer or a Subsidiary Guarantor; provided that: (i) rights to payment under any such Contract otherwise constituting an Excluded Asset shall be included in the Collateral to the extent permitted under such Contract or by Section 9-406 or Section 9-408 of the Uniform Commercial Code and (ii) all proceeds paid or payable to the Issuer or any Subsidiary Guarantor from any sale, transfer or assignment of such Contract and all rights to receive such proceeds shall be included in the Collateral;

•	(a) solely in the case of any pledge of Equity Interests of any Foreign Subsidiary or any Foreign Subsidiary Holding Company, any Equity Interests that are voting Equity Interests of such Foreign Subsidiary or any Foreign Subsidiary Holding Company in excess of 65% of the outstanding voting Equity Interests of such class, (b) any Equity Interests to the extent the pledge thereof would be prohibited by any applicable law, (c) the Equity Interests of any Subsidiary that is not a direct or indirect Wholly Owned Restricted Subsidiary of the Issuer at the time such Subsidiary becomes a Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary), to the extent the organizational agreements applicable thereto restrict the pledge of such Equity Interests, (d) the Equity Interests of any Subsidiary that is an Excluded Subsidiary pursuant to clause (2) of the definition thereof or Unrestricted Subsidiary, (e) the Equity Interests of any Subsidiary of a Foreign Subsidiary and (f) any Equity Interests of a joint venture to the extent that the joint venture agreement or other contractual obligation applicable thereto restricts the pledge of such Equity Interests (collectively, the “Excluded Equity Interests”);

•	assets to which the Issuer, the Subsidiary Guarantors and the notes collateral agent reasonably agree in writing that the costs or other consequences (including material adverse tax consequences as reasonably determined by the Issuers and/or the Subsidiary Guarantors) of granting a security interest or perfection thereof are excessive in relation to the benefits to be obtained by the secured parties;

•

any equipment or other assets or property of the Issuer or any Subsidiary Guarantor which is subject to, or secured by, a Capital Lease Obligation or other debt obligation if and to the extent that (i) such Capital Lease Obligation or debt obligation was incurred pursuant to clause (5) of the second paragraph under “—Certain covenants—Incurrence of indebtedness and issuance of disqualified stock and preferred stock” contained in the agreements or documents granting or governing such Capital Lease Obligation or purchase money obligation or other obligation under clause (5) of the second paragraph under “—Certain covenants—Incurrence of indebtedness and issuance of disqualified stock and preferred stock” and the agreements or documents granting or governing such Capital Lease Obligation or debt obligation prohibit, or require any consent or establish any other conditions for, or would or could be terminated, abandoned, invalidated, rendered unenforceable, or would be breached or defaulted under such agreement or document, because of an assignment thereof, or a grant of a security interest therein, by the Issuer or any Subsidiary Guarantor and (ii) such restriction described in clause (i) above relates only to the asset or assets acquired by the Issuer or any Subsidiary Guarantor and attachments and accessions thereto, improvements thereof or substitutions therefor; provided that all proceeds paid or payable to the Issuer or any Subsidiary Guarantor from any sale, transfer or assignment or other voluntary or involuntary disposition of such assets and all rights to receive such proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of any Capital Lease Obligations or other debt obligations secured by such assets;

•	any asset in which a pledge or security interest is prohibited by, or requires any consent of, any governmental authority pursuant to any law, rule or regulation;

•	Excluded Accounts;

•	any property or assets owned by any Foreign Subsidiary or any Unrestricted Subsidiary;

•	any intellectual property, solely to the extent that (x) any applicable law or regulation, or any agreement with any person entered into by the Issuer or any Subsidiary Guarantor and existing on the date of the 2017 Notes Indenture, prohibits the creation of a security interest therein, or the grant of a security interest therein shall cause a breach or default under such agreement, or (y) the grant of a security interest therein shall result in the termination of or gives rise to any right of acceleration, modification or cancellation, or would otherwise invalidate or impair such Issuer’s or Subsidiary Guarantor’s right, title or interest therein; provided, that any United States intent-to-use trademark applications shall be deemed “Excluded Assets” only until an acceptable Statement of Use has been filed with and accepted by the United States Patent and Trademark Office; and

•	except as otherwise provided above, proceeds and products from the sale, lease, assignment or disposition of the Excluded Assets described in the foregoing, unless such proceeds or products would otherwise constitute Collateral.

None of the Issuers or the Subsidiary Guarantors shall be required to take any actions under any laws outside of the United States to grant, perfect or provide for the enforcement of any security interest. Currently, the Issuers and the Subsidiary Guarantors have no assets or properties located outside of the United States and there are no Subsidiaries organized in a jurisdiction outside of the United States.

The Collateral for the notes also does not include Capital Stock and other securities of a Subsidiary to the extent that the pledge of such Capital Stock or other securities results in the Issuer being required to file separate financial statements of such Subsidiary with the Commission, but only to the extent necessary to not be subject to such requirement (such Capital Stock and other equity securities to the extent not included in the Collateral, the “Rule 3-16 Collateral”). Rule 3-16 of Regulation S-X, promulgated pursuant to the Securities Act (as currently enacted and as it may be amended or modified, “Rule 3-16”), requires the presentation of a company’s stand-alone, audited financial statements if that company’s Capital Stock or other securities are pledged to secure the securities of another issuer, and the greatest of the principal amount, par value, book value and market value of the pledged stock of securities equals or exceeds 20% of the principal amount of the securities secured by such pledge. Accordingly, a portion of the Capital Stock of each of St. Paul Park Refining Co. LLC, Northern Tier Retail Holdings LLC and Northern Tier Retail LLC is excluded as Collateral for the notes in connection with the filing of this registration statement. Notwithstanding the foregoing, any such Capital Stock that is excluded as Collateral securing the notes will not be excluded from the Collateral securing Pari Passu Lien Hedge

Agreements and the ABL Facility and otherwise may not be excluded from the Collateral securing other Pari Passu Notes Lien Indebtedness. As a result, the notes will be effectively subordinated to such Pari Passu Lien Hedge Agreements, other Pari Passu Notes Lien Indebtedness and to the ABL Facility (which would otherwise be junior in priority with respect to the value of such Capital Stock) to the extent of the value of such Capital Stock excluded from the Collateral securing the notes. It may be more difficult, costly and time-consuming for holders of the notes to foreclose on the assets of a Subsidiary than to foreclose on its Capital Stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the Capital Stock or other securities of such Subsidiary.

In addition, in the event that Rule 3-16 is amended, modified or interpreted by the Commission to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission (or any other governmental agency) of separate financial statements of any Subsidiary of the Issuer due to the fact that such Subsidiary’s Capital Stock secures the notes, then the Capital Stock of such Subsidiary shall automatically be deemed not to be part of the Collateral but only to the extent necessary to not be subject to such requirement. In such event, the security documents may be amended or modified by the Issuers and the notes collateral agent, without the consent of any holder of notes, to the extent necessary to release the security interests in favor of the collateral agent on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral. In the event that Rule 3-16 is amended, modified or interpreted by the Commission to permit (or are replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock to secure the notes in excess of the amount then pledged without the filing with the Commission (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary shall automatically be deemed to be a part of the Collateral but only to the extent necessary to not be subject to any such financial statement requirement.

Use and release of collateral

Unless an Event of Default shall have occurred and be continuing and subject to certain terms and conditions, the Issuers and the Subsidiary Guarantors are entitled to exercise any voting and other consensual rights pertaining to all Capital Stock pledged pursuant to the security documents and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the security documents), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon.

The indenture governing the notes and the security documents, however, generally requires the Issuers and the Subsidiary Guarantors to deliver to the notes collateral agent to maintain in its possession certificates evidencing stock pledged, instruments evidencing Indebtedness pledged, and, subject to certain exceptions specified in the indenture and the security documents, to maintain all cash and Cash Equivalents constituting Collateral of the Issuers and the Subsidiary Guarantors at an account or accounts with a financial institution that has entered into a control agreement or agreements in favor of the notes collateral agent and the ABL collateral agent, in which the notes collateral agent and the ABL collateral agent have perfected security interests, on behalf of the secured parties.

Release of collateral. The indenture provides that the Liens on the Collateral securing the notes (but not necessarily any Pari Passu Notes Lien Indebtedness) will automatically and without the need for any further action by any Person be released:

(1) in whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(2) in whole upon:

(a) satisfaction and discharge of the indenture as set forth below under “—Satisfaction and discharge;” or

(b) a legal defeasance or covenant defeasance of the indenture as described below under “—Legal defeasance and covenant defeasance;”

(3) in part, as to any property constituting Collateral that (a) is sold, transferred or otherwise disposed of by the Issuers or any Subsidiary Guarantor (other than to the Issuers or another Restricted Subsidiary) in a transaction not prohibited by the indenture or the security documents at the time of such sale, transfer or disposition or (b) is owned or at any time acquired by a Subsidiary Guarantor that has been released from its Subsidiary Guarantee in accordance with the indenture, concurrently with the release of such Subsidiary Guarantee (including in connection with the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary);

(4) in whole or in part, as applicable, with the consent of holders of 66 2/3% in aggregate principal amount of notes (including without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, notes); or

(5) in part, in accordance with the applicable provisions of the security documents, the Collateral Trust and lntercreditor Agreement and the ABL Intercreditor Agreement,

provided that, in the case of any release in whole pursuant to clauses (1), (2) and (4) above, all amounts owing to the trustee and the notes collateral agent under the indenture, the notes, the Note Guarantees, the security documents, the Collateral Trust and Intercreditor Agreement and the ABL lntercreditor Agreement have been paid.

To the extent required by the indenture for the release of properties that constitute Collateral, the Issuers and each Subsidiary Guarantor will furnish to the trustee and the notes collateral agent, prior to each proposed release of such Collateral pursuant to the security documents and the indenture, an Officers’ Certificate and an Opinion of Counsel as required by the indenture.

Upon compliance by the Issuers or the Subsidiary Guarantors, as the case may be, with the conditions precedent set forth above, the trustee or the notes collateral agent shall promptly cause to be released and reconveyed to the Issuers or the Subsidiary Guarantors, as the case may be, the released Collateral.

Certain limitations on the collateral. The right of the notes collateral agent to take possession and dispose of the Collateral following an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against any Issuer or any Subsidiary Guarantor prior to the notes collateral agent having taken possession and disposed of the Collateral. Under the Bankruptcy Code, a secured creditor is prohibited from taking its security from a debtor in a bankruptcy case, or from disposing of security taken from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such Collateral) even though the debtor is in default under the applicable debt instruments provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the notes collateral agent could repossess or dispose of the Collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.”

Furthermore, in the event a U.S. bankruptcy court determines the value of the Collateral (after giving effect to any priority Lien) is not sufficient to repay all amounts due on the notes, the Pari Passu Lien Hedge Agreements and any other Pari Passu Notes Lien Indebtedness, the holders of the notes, the counterparties to the Pari Passu Lien Hedge Agreements and the holders of any other Pari Passu Notes Lien Indebtedness would hold secured claims to the extent of the value of the Collateral and would hold unsecured claims with respect to any shortfall. Applicable U.S. bankruptcy laws permit the payment and/or accrual of post-petition interest, costs and attorneys’ fees during a debtor’s bankruptcy case only to the extent the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if the Issuers or the Subsidiary Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances.

lntercreditor agreements

The Note Priority Collateral also serves as collateral to secure the obligations of the Issuers and the Subsidiary Guarantors under Pari Passu Lien Hedge Agreements and any other Pari Passu Notes Lien Indebtedness on a first-priority Lien basis, and the ABL Priority Collateral also serves as collateral to secure the obligations of the Issuers and the Subsidiary Guarantors under the Pari Passu Lien Hedge Agreements and any other Pari Passu Notes Lien Indebtedness on a second-priority Lien basis. The ABL Priority Collateral also serves as collateral to secure the obligations of the Issuers and the Subsidiary Guarantors under the ABL Facility (and certain Hedging Obligations and Cash Management Obligations) and any Pari Passu ABL Lien Indebtedness on a first-priority Lien basis, and the Note Priority Collateral also serves as collateral to secure the obligations of the Issuers and the Subsidiary Guarantors under the ABL Facility (and certain Hedging Obligations and Cash Management Obligations) and any Pari Passu ABL Lien Indebtedness on a second-priority Lien basis.

The relative priority among (1) the lenders under the ABL Facility, (2) the counterparties under the Pari Passu Lien Hedge Agreements, (3) the obligee with respect to Cash Management Obligations, (4) the counterparties under certain other Hedging Obligations, (5) the trustee and the holders of notes under the indenture, (6) the holders of any other Pari Passu Notes Lien Indebtedness, and (7) the holders of Pari Passu ABL Lien Indebtedness with respect to the Collateral has been established by the terms of the Collateral Trust and Intercreditor Agreement and the ABL lntercreditor Agreement and real estate subordination and priority agreements related thereto.

Collateral trust and lntercreditor agreement

The statements under this section are summaries of the material terms and provisions of the Collateral Trust and Intercreditor Agreement. They do not purport to be complete and are qualified in their entirety by reference to all the provisions in the Collateral Trust and lntercreditor Agreement.

On December 1, 2010, the Issuers, the Subsidiary Guarantors, the 2017 Notes Trustee, the notes collateral agent, and J. Aron & Company, as counterparty under the existing Pari Passu Lien Hedge Agreements, entered into the collateral trust and intercreditor agreement (the “Collateral Trust and lntercreditor Agreement”). The trustee became party to the Collateral Trust and Intercreditor Agreement on November 8, 2012 by executing a joinder agreement in accordance with the requirements of the Collateral Trust and Intercreditor Agreement. The Collateral Trust and Intercreditor Agreement sets forth the terms on which the notes collateral agent receives, holds, administers, maintains, enforces and distributes the proceeds of all of its Liens upon the Collateral for the benefit of the holders of the notes, the Pari Passu Lien Hedge Agreements and any future Pari Passu Notes Lien Indebtedness. Although the holders of the notes are not party to the Collateral Trust and lntercreditor Agreement, by their acceptance of the notes, such holders agree to be bound thereby and the holders of the notes also specifically authorize the trustee and the notes collateral agent to be bound by the Collateral Trust and Intercreditor Agreement on their behalf and to take all actions provided for under the terms of the Collateral Trust and Intercreditor Agreement and the holders of notes will be bound by such actions.

Voting

Except as otherwise provided below, most actions under the Collateral Trust and Intercreditor Agreement, and most amendments to the Collateral Trust and Intercreditor Agreement and the security documents require the approval of, or direction by, the Required Secured Debtholders, which consists of the holders of more than 50% of the sum of the outstanding principal amount of the notes and the other Pari Passu Notes Lien Indebtedness, and the aggregate of the amount that would be payable, as determined in the reasonable good faith judgment of the counterparties under the Pari Passu Lien Hedge Agreements, if such the Pari Passu Lien Hedge Agreements were terminated on the date two business days prior to the date of any vote requiring the approval of the Required Secured Debtholders (unless such Pari Passu Lien Hedge Agreements had previously been terminated, in which case it will be the termination amount owing and unpaid on such date) (such amount, the “Hedge Agreement Outstanding Amount’), under the Collateral Trust and Intercreditor Agreement; provided that, for purposes of this paragraph only, so long as the J. Aron Hedge is outstanding, the counterparty to the J. Aron Hedge shall not be deemed to hold less than $30,000,000 in Hedge Agreement Outstanding Amount. As set forth below under the caption “—Amendment of collateral trust and intercreditor agreement and security documents,” certain amendments to the security documents require the vote of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable security documents.

In connection with any matter under the Collateral Trust and Intercreditor Agreement requiring a vote of holders of Secured Debt, each applicable Series of Secured Debt eligible to vote will cast its votes in accordance with the Notes Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal the aggregate outstanding principal amount of Secured Debt held by such Series of Secured Debt (or, in the case of the Pari Passu Lien Hedge Agreements, the Hedge Agreement Outstanding Amount). Following and in accordance with the outcome of the applicable vote under its Notes Documents, the Secured Representative of each applicable Series of Secured Debt will cast all of its votes as a block in respect of any vote under the Collateral Trust and Intercreditor Agreement. In making all determinations of votes under the Collateral Trust and Intercreditor Agreement, the notes collateral agent is entitled to rely upon the votes, and relative outstanding amounts, as determined and reported to it by the Secured Representatives, and has no duty to independently ascertain such votes or amounts.

Enforcement of liens

The Collateral Trust and Intercreditor Agreement provides that, if the notes collateral agent at any time receives written notice that any Triggering Event has occurred entitling the notes collateral agent to foreclose upon, collect or otherwise enforce its Liens on the Collateral, the notes collateral agent will promptly deliver written notice thereof to each Secured Representative. Thereafter, the notes collateral agent may await written direction by an Act of Required Secured Debtholders and will act, or decline to act, as directed by an Act of Required Secured Debtholders subject to its receipt of indemnity or security satisfactory to it, in the exercise and enforcement of the notes collateral agent’s interests, rights, powers and remedies in respect of the Collateral or under the Notes Documents or applicable law and, following the initiation of such exercise of remedies, the notes collateral agent will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Secured Debtholders. Subsequent to the notes collateral agent delivering written notice to each Secured Representative that any Triggering Event has occurred entitling the notes collateral agent to foreclose upon, collect or otherwise enforce its Liens on the Collateral, unless it has been directed to the contrary by an Act of Required Secured Debtholders, the notes collateral agent may (but will not be obligated to) take all lawful and commercially reasonable actions permitted under the security documents to protect or preserve its interest in the Collateral subject thereto and the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the security documents.

Without limiting the rights of the Required Secured Debtholders to act as provided above, at any time while a payment default has occurred and is continuing with respect to any Series of Secured Debt following the final maturity thereof or the acceleration by the holders of such Series of Secured Debt of the maturity of all then outstanding Secured Obligations in respect thereof, or the termination by the counterparties to the Pari Passu Lien Hedge Agreements of any hedging transactions under such Pari Passu Lien Hedge Agreements, and in either case after the passage of a period of 210 days from the date of delivery of a notice of the same in writing (the “Non-controlling Secured Parties’ Standstill Period”) (and requesting that enforcement action be taken with respect to the Collateral) to the notes collateral agent and each other Secured Representative and so long as the payment default has not been cured or waived (or the acceleration rescinded), the Majority Holders in respect of such Series of Secured Debt may direct the notes collateral agent to exercise its rights and remedies in respect of Collateral under the security documents for each Series of Secured Debt; provided further, however, that, notwithstanding the foregoing, in no event shall any holder of such Series of Secured Debt be permitted to direct the notes collateral agent to exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Non-controlling Secured Parties’ Standstill Period, (i) the notes collateral agent (whether or not directed by an Act of Required Secured Debtholders or Majority Holders in respect of a Series of Secured Debt) or the Required Secured Debtholders have commenced and are diligently pursuing the exercise of rights and remedies with respect to any of the Collateral (prompt notice of such exercise to be given to the Secured Representative of the holders of the relevant Series of Secured Debt) or (ii) an Insolvency or Liquidation Proceeding in respect of the respective Grantor has been commenced and is continuing.

Release and subordination of liens on collateral

The Collateral Trust and Intercreditor Agreement provides that the notes collateral agent will not release or subordinate any Lien of the notes collateral agent or consent to the release or subordination of any Lien of the notes collateral agent, except as provided in the following paragraph or:

(1) as directed by an Act of Required Secured Debtholders accompanied by an officers’ certificate to the effect that the release or subordination was permitted by each applicable Notes Document;

(2) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction;

(3) in connection with any foreclosure or exercise of rights and remedies pursuant to the Collateral Trust and Intercreditor Agreement; or

(4) as provided by the ABL Intercreditor Agreement.

The Collateral Trust and Intercreditor Agreement further provides that the notes collateral agent’s Liens on the Collateral will be released and terminate:

(1) in whole, automatically, upon the Discharge of Secured Obligations;

(2) upon the written request of the Issuer and the applicable Grantor to the notes collateral agent, as to any Collateral of a Grantor (other than the Issuer) that (x) is released as a guarantor under each Notes Document and (y) is not obligated (as primary obligor or guarantor) with respect to any other Secured Obligations at such time and so long as the respective release does not violate the terms of any Notes Document which then remains in effect or the ABL Intercreditor Agreement;

(3) as to any Collateral that is released, sold, transferred or otherwise disposed of by the Issuer or any other Grantor to a Person that is not (either before or after such release, sale, transfer or disposition) the Issuer or a Subsidiary (as defined in the security documents) thereof in a transaction or other circumstance that complies with the terms of the indenture (for so long as the indenture is in effect) and is not prohibited by any of the other Notes Documents, at the time of such release, sale, transfer or other disposition and to the extent of the interest released, sold, transferred or otherwise disposed of;

(4) as to a release of less than all or substantially all of the Collateral (other than pursuant to clause (1), (2) or (3) above) at any time prior to the Discharge of Secured Obligations if written consent to the release of all Liens on such Collateral has been given by an Act of Required Secured Debtholders; and

(5) as to a release of all or substantially all of the Collateral, if (A) consent to release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Notes Documents and (B) the Issuer has delivered an Officers’ Certificate to the notes collateral agent certifying that any such necessary consents have been obtained.

The indenture provides that the Liens on the Collateral shall be automatically released in connection with the foregoing events and as provided under “—Collateral—Use and release of collateral.”

At any time that any Grantor desires that the notes collateral agent take any action to acknowledge or give effect to any release of Collateral pursuant to the provisions described in the foregoing paragraph, the Issuer and the applicable Grantor shall deliver to the notes collateral agent a certificate signed by an officer of the Issuer and such Grantor (and with respect to clause (5) above only, an Opinion of Counsel) stating that the release of the applicable Collateral is permitted pursuant to the provisions described in the foregoing paragraph, as the case may be. In determining whether any release of Collateral is permitted, the notes collateral agent is entitled to conclusively rely on any Officers’ Certificate furnished by it pursuant to the immediately preceding sentence. All actions taken pursuant to the provisions described in the foregoing paragraph are at the sole cost and expense of Issuer and the applicable Grantor.

Separate collateral

The Pari Passu Lien Hedge Agreements may be secured by property which is not Collateral securing the notes. This separate collateral consists only of cash, cash equivalents, or letters of credit provided by the counterparty under any Pari Passu Lien Hedge Agreement. The holders of the notes have no rights to such separate collateral and such separate collateral shall be held and maintained by the parties to such Pari Passu Lien Hedge Agreements.

Amendment of collateral trust and lntercreditor agreement and security documents

The Collateral Trust and lntercreditor Agreement provides that no amendment or supplement to the provisions of any security document will be effective without the approval of the notes collateral agent acting as directed by an Act of Required Secured Debtholders except that:

(1) any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing additional Pari Passu Notes Lien Indebtedness that was otherwise permitted by the terms of the Notes Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the notes collateral agent therein will become effective when executed and delivered by the Issuer or any other applicable Grantor party thereto and the notes collateral agent;

(2) no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Obligations:

(i) to vote its Secured Debt as to any matter described as subject to an Act of Required Secured Debtholders, a vote of the Required Secured Debtholders or an act or vote of each or any separate Series of Secured Debt (or amends the provisions of this clause (2) or the definition of “Act of Required Secured Debtholders”),

(ii) to share in the Collateral on a pari passu basis, including sharing the proceeds of enforcement of or realization on any Collateral in the order of application described under the caption “—Application of proceeds” or to receive the exclusive benefit of separate collateral provided to such holder,

(iii) to require that Liens securing Secured Obligations of such holder be released only as set forth in the provisions described under the caption “—Release and subordination of liens on collateral,”

(iv) that would change the pari passu status of the Liens in favor of the holders of any Series of Secured Debt, or

(v) disproportionately when compared to the effect on holders of another Series of Secured Debt,

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Documents; and

(3) no amendment or supplement that imposes any obligation upon the notes collateral agent or any Secured Representative or adversely affects the rights of the notes collateral agent or any Secured Representative, respectively, in its capacity as such will become effective without the consent of the notes collateral agent or such Secured Representative, respectively.

Notwithstanding anything to the contrary under the caption “—Amendment of collateral trust and intercreditor agreement and security documents,” but subject to clauses (2) and (3) above, any Mortgage or other security document that secures Secured Obligations may be amended or supplemented with the approval of the notes collateral agent acting as directed in writing by an Act of the Required Secured Debtholders.

The trustee and the notes collateral agent shall be entitled to request and to conclusively rely upon an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent to the execution and delivery of such amendment or supplement have been complied with.

Application of proceeds

The Collateral Trust and lntercreditor Agreement provides that the notes collateral agent will apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including the proceeds of any title insurance policy required under any Notes Document, in the following order:

FIRST, to the payment of all documented fees, costs and expenses incurred by the notes collateral agent and trustee in connection with such sale, collection or realization or otherwise in connection with the Collateral Trust and Intercreditor Agreement or any of the Secured Obligations, and to any other obligations of the notes collateral agent and trustee, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the notes collateral agent under the Collateral Trust and lntercreditor Agreement on behalf of any Grantor and any other documented costs or expenses incurred in connection with the exercise of any right or remedy thereunder;

SECOND, to each Secured Representative for each Series of Secured Debt for application to the payment of all outstanding Secured Debt and any other Secured Obligations that are then due and payable in such order as may be provided in the applicable Notes Documents in an amount sufficient to pay in full and discharge all outstanding Secured Obligations that are then due and payable, ratably in accordance with (i) the aggregate outstanding principal amount of Secured Obligations held by such Series of Secured Debt (excluding obligations under the Pari Passu Lien Hedge Agreements) and (ii) with respect to the Hedging Obligations under the Pari Passu Lien Hedge Agreements held by such Series of Secured Debt, the amounts owing thereunder for such Series of Secured Debt; provided that, if any holder of any Series of Secured Debt secured by separate collateral receives, or is able to apply, any proceeds from such separate collateral, the amount of Secured Obligations with respect to such Series of Secured Debt included in the foregoing shall be reduced by the amount of such proceeds from such separate collateral; and

THIRD, any surplus then remaining will be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

For purposes of the immediately preceding paragraphs, “proceeds” of Collateral includes any and all cash, securities and other property realized from collection, foreclosure or enforcement of the notes collateral agent’s Liens upon the Collateral (including distributions of Collateral in satisfaction of any Secured Obligations).

In connection with the application of proceeds set forth in the preceding paragraphs under the caption “—Application of proceeds,” except as otherwise directed by an Act of Required Secured Debtholders, the notes collateral agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

ABL intercreditor agreement

The statements under this section are summaries of the material terms and provisions of the ABL Intercreditor Agreement. They do not purport to be complete and are qualified in their entirety by reference to all the provisions in the ABL Intercreditor Agreement.

On December 1, 2010, the notes collateral agent, on behalf of the holders of the 2017 Notes (and any holders of Indebtedness incurred to refinance such 2017 Notes (including the notes) in accordance with the terms of the security documents), counterparties to the Pari Passu Lien Hedge Agreements, and holders of any other Pari Passu Notes Lien Indebtedness, entered into an intercreditor agreement with the Issuers, the Subsidiary Guarantors, and JPMorgan Chase Bank, N.A., as ABL collateral agent, on behalf of lenders under the ABL Facility (the “ABL Intercreditor Agreement”). The ABL Intercreditor Agreement governs the relationship of the holders of notes, the holders of any Pari Passu Notes Lien Indebtedness and the counterparties under the Pari Passu Lien Hedge Agreements on the one hand, and the lenders under the ABL Facility on the other hand with respect to the Note Priority Collateral, the ABL Priority Collateral and certain other matters. Although the holders of the notes are not party to the ABL Intercreditor Agreement, by their acceptance of the notes such holders agree to be bound thereby and the holders of the notes also specifically authorize the notes collateral agent to be bound by the ABL Intercreditor Agreement on their behalf and to take all actions provided for under the terms of the ABL Intercreditor Agreement and the holders of notes will be bound by such actions. Pursuant to the terms of the ABL Intercreditor Agreement, the notes collateral agent will determine the time and method by which the security interests in the Note Priority Collateral will be enforced and the ABL collateral agent will determine the time and method by which the security interests in the ABL Priority Collateral will be enforced.

Under the terms of the ABL Intercreditor Agreement, the aggregate amount of the obligations secured on a first-priority basis by the ABL Priority Collateral may, subject to the limitations set forth in the indenture, be increased. See “—Agreements with respect to bankruptcy or insolvency proceedings.” All or a portion of the obligations secured on a first-priority basis by the ABL Priority Collateral consists, or may consist, of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased, reduced or repaid and subsequently re-borrowed and such obligations may, subject to the limitations set forth in the indenture, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Liens held by the holders of ABL Obligations or the provisions of the ABL Intercreditor Agreement defining the relative rights of the parties thereto. The lien priorities provided for in the ABL Intercreditor Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the obligations secured on a first-priority basis by the ABL Priority Collateral or the obligations secured on a first-priority basis by the Note Priority Collateral.

In addition, the ABL Intercreditor Agreement provides that, so long as there are ABL Obligations outstanding (whether incurred prior to, on or after the Issue Date), (1) the holders of ABL Obligations may direct the ABL collateral agent to take certain actions with respect to the ABL Priority Collateral (including the release of ABL Priority Collateral and the manner of realization) without the consent of the holders of the notes, counterparties to the Pari Passu Lien Hedge Agreements or any other holder of Pari Passu Notes Lien Indebtedness; (2) all Collateral that is subject to a Lien in favor of the notes collateral agent shall also be subject to a Lien in favor of the ABL collateral agent, in the relative priority based on whether such Collateral is Note Priority Collateral or ABL Priority Collateral; (3) the Issuers, the Subsidiary Guarantors and the notes collateral agent, on behalf of itself and the holders of the notes, counterparties to the Pari Passu Lien Hedge Agreements or any other holder of Pari Passu Notes Lien Indebtedness, will not at any time execute or deliver any amendment or other modification to any of the Note Documents inconsistent with or in violation of the ABL Intercreditor Agreement; and (4) the Issuers, Subsidiary Guarantors and the ABL collateral agent, on behalf of itself and the lenders under the ABL Facility and other holders of Pari Passu ABL Lien Indebtedness, will not at any time execute or deliver any amendment or other modification to any of the documents relating to the ABL Documents inconsistent with or in violation of the ABL Intercreditor Agreement. In the event the notes collateral agent enters into any amendment, waiver or consent in respect of the indenture, the notes, the Subsidiary Guarantees or the security documents or any other Notes Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any such document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Note Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable document for the ABL Facility without the consent of or action by the ABL collateral agent (with all such amendments, waivers and modifications subject to the terms hereof), subject to notice requirements and certain restrictions against amendments reducing or releasing Collateral or adversely affecting rights of the ABL collateral agent or the lenders under the ABL Facility or holders of any other Pari Passu ABL Lien Indebtedness. The ABL collateral agent is subject to the reciprocal provision regarding amendments to the documents relating to the ABL Facility.

No action with respect to the ABL priority collateral

The ABL Intercreditor Agreement provides that the notes collateral agent and the holders of the Secured Obligations it represents may not exercise any rights and remedies with respect to the ABL Priority Collateral, including the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code or under the Bankruptcy Code, at any time when any ABL Obligation remains outstanding, and only the ABL collateral agent shall be entitled to take any such actions or exercise any such rights and remedies, subject to the following paragraph.

Notwithstanding the preceding paragraph, the notes collateral agent may exercise its rights and remedies in respect of the ABL Priority Collateral after the passage of a period of 180 days from the date of delivery of a written notice to the ABL collateral agent of the notes collateral agent’s intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of or during the continuation of an “event of default” under and as defined under any Notes Document; provided, however, that the notes collateral agent may not exercise any such rights and remedies if, notwithstanding the expiration of such 180-day period, (1) the ABL collateral agent shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to the ABL Priority Collateral or is diligently attempting to vacate any stay or prohibition against such exercise or (2) an Insolvency or Liquidation Proceeding in respect of any Grantor shall have been commenced.

No action with respect to note priority collateral

The ABL lntercreditor Agreement provides that the ABL collateral agent and the holders of ABL Obligations it represents may not exercise any rights and remedies with respect to the Note Priority Collateral, including the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code or under the Bankruptcy Code, at any time when any obligations under the notes, the Pari Passu Lien Hedge Agreements or any other Pari Passu Notes Lien Indebtedness remains outstanding, and only the notes collateral agent shall be entitled to take any such actions or exercise any such rights and remedies, subject to the following paragraph.

Notwithstanding the preceding paragraph, the ABL collateral agent may exercise its rights and remedies in respect of the Note Priority Collateral after the passage of a period of 180 days from the date of delivery of a written notice to the notes collateral agent of the ABL collateral agent’s intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of or during the continuation of an “event of default” under and as defined under any instrument or agreement governing ABL Debt; provided, however, that the ABL collateral agent may not exercise any such rights and remedies if, notwithstanding the expiration of such 180 day period, (1) the notes collateral agent shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to the Note Priority Collateral or is diligently attempting to vacate any stay or prohibition against such exercise or (2) an Insolvency or Liquidation Proceeding in respect of any Grantor shall have been commenced.

No interference

The notes collateral agent, for itself and on behalf of the holders of the Secured Obligations it represents, has agreed in the ABL lntercreditor Agreement (and each holder of notes agrees by its acceptance of the notes that): it will not contest, or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding) the priority, validity or enforceability of any Lien held by the holders of any ABL Obligations secured by any ABL Priority Collateral, or demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such ABL Priority Collateral or the Liens of the ABL collateral agent thereon, except to the extent that such rights are expressly granted in the ABL lntercreditor Agreement; it will not take or cause to be taken any action, the purpose or effect of which is to make any Lien on the ABL Priority Collateral pari passu with or senior to, or to give itself any preference or priority relative to, the Liens of the ABL collateral agent on the ABL Priority Collateral; it will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including the filing of an Insolvency or Liquidation Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer of other disposition of the ABL Collateral by the ABL collateral agent or any holder of ABL Obligations; it will have no right to (x) direct the ABL collateral agent or any holder of ABL Obligations to exercise any right, remedy or power with respect to the ABL Priority Collateral or (y) consent or object to the exercise by the ABL collateral agent or any holder of ABL Obligations of any rights, remedy or power with respect to such ABL Priority Collateral or to the timing or manner in which any such right is exercised or not exercised; and it will not institute any suit or other proceeding or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against the ABL collateral agent seeking damages from other relief by way of specific performance, instructions or otherwise, with respect to, and neither the ABL collateral agent nor any holder of ABL Obligations will be liable for, any action taken or omitted to be taken by the ABL collateral agent or any such holder of ABL Obligations with respect to the ABL Collateral.

The ABL collateral agent for itself and on behalf of the holders it represents, has agreed to similar limitations with respect to their rights in the Note Priority Collateral.

Entry upon premises by ABL collateral agent and holders of ABL obligations

The ABL Intercreditor Agreement provides that if the notes collateral agent obtains possession or physical control of any Note Priority Collateral pursuant to the exercise of its rights under the applicable security documents or under applicable law, it shall promptly notify the ABL collateral agent in writing of that fact, and the ABL collateral agent shall, within ten business days thereafter, notify the notes collateral agent in writing as to whether the ABL collateral agent or any agent or representative of the ABL collateral agent wishes to exercise its access rights under the ABL Intercreditor Agreement. In addition, if the ABL collateral agent obtains possession or physical control of any Note Priority Collateral pursuant to the exercise of its rights under the applicable security documents or under applicable law, it shall promptly notify the notes collateral agent in writing that the ABL collateral agent is exercising its access rights under the ABL Intercreditor Agreement.

Upon delivery of such notice, the notes collateral agent shall confer with the ABL collateral agent in good faith to coordinate with respect to the ABL collateral agent’s exercise of such access rights, to enable the ABL collateral agent during normal business hours to convert any ABL Priority Collateral consisting of raw materials or work-in-process into saleable finished goods and/or to transport such ABL Priority Collateral to a point where such conversion can occur, to otherwise prepare ABL Priority Collateral for sale and/or to arrange or effect the sale of ABL Priority Collateral (including conducting of auctions), all in accordance with the manner in which such matters are completed in the ordinary course of business. During any such access period, the ABL collateral agent and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the Note Priority Collateral for the purposes described above. The ABL collateral agent shall be obligated to reimburse the notes collateral agent for all operating costs of such Note Priority Collateral (not including insurance) incurred after the commencement of the relevant access period to the extent incurred as a result of the exercise by the ABL collateral agent of its access rights, and actually paid by the notes collateral agent (or any holder of Secured Obligations). The ABL collateral agent shall take proper and reasonable care under the circumstances of any Note Priority Collateral that is used by the ABL collateral agent during the access period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL collateral agent or its agents, representatives or designees, and leave the Note Priority Collateral in substantially the same condition as it was at the commencement of the occupancy, use or control by the ABL collateral agent or its agents, representatives or designees (ordinary wear-and-tear excepted) and the ABL collateral agent shall comply with all applicable laws in all material respects in connection with its use or occupancy or possession of the ABL Priority Collateral. The ABL collateral agent shall indemnify and hold harmless the notes collateral agent for any injury or damage to Persons or property (ordinary wear-and-tear excepted) and for any losses, claims, liabilities or expenses directly resulting from the occupancy, use or control by the ABL collateral agent or its agents, representatives or designees or by the acts or omissions of Persons under its control; provided, however, that the ABL collateral agent will not be liable for any diminution in the value of Note Priority Collateral caused by the absence of the ABL Priority Collateral therefrom. The ABL collateral agent and the notes collateral agent shall cooperate and use reasonable efforts to ensure that their activities during the access period as described above do not interfere materially with the activities of the other as described above, including the right of notes collateral agent to show the Note Priority Collateral to prospective purchasers and to ready the Note Priority Collateral for sale. The notes collateral agent shall not foreclose or otherwise sell, remove or dispose of any of the Note Priority Collateral during the access period with respect to such Collateral if the ABL collateral agent (acting in good faith) informs the notes collateral agent in writing that such Collateral is reasonably necessary to enable the ABL collateral agent to convert, transport or arrange to sell the ABL Priority Collateral as described above; provided, however, that nothing contained in the ABL lntercreditor Agreement restricts the rights of the notes collateral agent from selling, assigning or otherwise transferring any Note Priority Collateral prior to the expiration of such access period if the purchaser, assignee or transferee thereof agrees to be bound by the applicable provisions of the ABL Intercreditor Agreement. Each such access period shall last for a maximum of 180 days; provided if any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been entered by a court of competent jurisdiction or is in effect due to an Insolvency or Liquidation Proceeding, such 180-day period shall be tolled during the pendency of any such stay or other order.

The ABL Intercreditor Agreement also provides that the notes collateral agent irrevocably grants the ABL collateral agent a non-exclusive worldwide license or right to use, consistent with applicable law, to the extent of the notes collateral agent’s interest therein and reasonably requested by the ABL collateral agent, exercisable without payment of royalty or other compensation, any of the intellectual property now or hereafter owned by, licensed to, or otherwise used by any of the Grantors in order for the ABL collateral agent to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise dispose of any asset included in the ABL Priority Collateral in connection with the liquidation, disposition or realization upon the ABL Priority Collateral in accordance with the terms of the ABL Documents. The ABL Intercreditor Agreement provides that the notes collateral agent, for itself and on behalf of the holders of the Secured Obligations it represents, agrees that any sale, transfer or other disposition of any of the intellectual property constituting Note Priority Collateral (whether by foreclosure or otherwise) will be subject to rights of the ABL collateral agent as described above.

Agreements with respect to bankruptcy or insolvency proceedings

If any Grantor becomes subject to an insolvency proceeding under the Bankruptcy Code at any time when any ABL Obligation remains outstanding, and if the ABL collateral agent or the other holders of ABL Obligations desire to consent (or not object) to the use of cash collateral, or to provide financing to any Grantor under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Grantor by any third party (any such financing, an “ABL DIP Financing), the ABL lntercreditor Agreement provides that the notes collateral agent, for itself and on behalf of the holders of the Secured Obligations it represents, agrees (and each holder of notes agrees by its acceptance of the notes) that it will be deemed to have consented to, and will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such ABL DIP Financing on any grounds, including failure to provide “adequate protection” of the notes collateral agent’s Lien on the ABL Priority Collateral, and will not request any adequate protection solely as a result of such ABL DIP Financing except as set forth below, and will subordinate (and will be deemed hereunder to have subordinated) its Liens on any ABL Priority Collateral to (A) the Liens securing such ABL DIP Financing on the same terms as the Liens of the ABL collateral agent are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) any replacement liens provided as adequate protection to the ABL collateral agent and (C) any “carve-out” agreed to by the ABL collateral agent or the other holders of

ABL Obligations, so long as (x) the notes collateral agent retains its Lien on the Collateral (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the Note Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such ABL DIP Financing is junior and subordinate to the Lien of the notes collateral agent on the Note Priority Collateral, (y) all Liens on ABL Priority Collateral securing any such ABL DIP Financing shall be senior to or on a parity with the Liens of the ABL collateral agent securing the ABL Obligations on ABL Priority Collateral and (z) the aggregate principal amount of such ABL DIP Financing (including any undrawn portion of the revolving commitments thereunder, and including the face amount of any letters of credit issued and not reimbursed thereunder), together with the aggregate outstanding principal amount of indebtedness and unfunded commitments under the ABL Facility, does not exceed 110% of the aggregate outstanding principal amount of indebtedness and unfunded commitments under ABL Facility immediately prior to the incurrence of such ABL DIP Financing. In no event will the ABL collateral agent or any of the holders of ABL Obligations seek to obtain a priming Lien on any of the Note Priority Collateral and nothing contained in the ABL Intercreditor Agreement shall be deemed to be a consent by the notes collateral agent or any of the holders it represents to any adequate protection payments using Note Priority Collateral. The ABL collateral agent and the holders of ABL Obligations have agreed to similar provisions with respect to any DIP financing on the Note Priority Collateral.

The ABL Intercreditor Agreement provides that in an insolvency proceeding the notes collateral agent, for itself and on behalf of the holders of the Secured Obligations it represents, agrees (and each holder of notes agrees by its acceptance of the notes) that it will not oppose any sale or disposition of any ABL Priority Collateral that is supported by the ABL collateral agent and the holders of ABL Obligations, and the notes collateral agent and the holders of Secured Obligations will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to such sale or disposition. The ABL collateral agent and the holders of ABL Obligations have agreed to similar limitations with respect to their right to oppose such a sale of Note Priority Collateral.

The ABL Intercreditor Agreement provides that the notes collateral agent, for itself and on behalf of the holders of Secured Obligations, will not object, contest or support any other Person objecting to contesting, any request by the ABL collateral agent or the other holders of ABL Obligations for adequate protection of its interest in the ABL Priority Collateral or any adequate protection provided to the ABL collateral agent or the other holders of ABL Obligations, or any objection by the ABL collateral agent or any other holder of ABL Obligations to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the ABL Priority Collateral. If the ABL collateral agent or any of the holders of ABL Obligations are granted adequate protection consisting of additional collateral that constitutes ABL Priority Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any ABL DIP Financing or use of cash collateral, and do not object to the adequate protection being provided to them, then in connection with any such ABL DIP Financing or use of cash collateral, the notes collateral agent, on behalf of itself and the holders of the Secured Obligations it represents, may, as adequate protection of its junior Liens in ABL Priority Collateral, seek or accept (and the ABL collateral agent and the other holders of ABL Obligations shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the ABL Obligations and such ABL DIP Financing on the same basis as the other Liens of the notes collateral agent on the ABL Priority Collateral are so subordinated to the ABL Obligations under the ABL Intercreditor Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the ABL collateral agent and the other holders of ABL Obligations, provided, however, that the notes collateral agent shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the holders of Secured Obligations, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims subject to the provisions of the ABL Intercreditor Agreement. The ABL collateral agent and the notes collateral agent, on behalf of themselves and the holders they represent, have agreed to similar reciprocal provisions with respect to any adequate protection in respect of the Note Priority Collateral.

The ABL Intercreditor Agreement provides that the notes collateral agent, for itself and on behalf of the holders of the Secured Obligations it represents, agrees that it shall not (i) seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any ABL Priority Collateral without the prior written consent of the ABL collateral agent, or (ii) seek relief from the automatic stay in any Insolvency or Liquidation Proceeding in respect of any Collateral without providing 5 days’ prior written notice to the ABL collateral agent. The ABL collateral agent has agreed to similar provisions in respect of the Note Priority Collateral and the Collateral.

Refinancings of the obligations

Any Obligations covered by the ABL Intercreditor Agreement may be refinanced or replaced, in whole or in part; provided, however, that the holders of any such refinancing or replacement indebtedness that will be secured by Liens on the Collateral with the same priority (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the ABL Intercreditor Agreement.

Release of collateral

The ABL Intercreditor Agreement provides that, if in connection with any release, sale or disposition of any ABL Priority Collateral permitted under the terms of the ABL Documents (other than in connection with the exercise of the ABL collateral agent’s remedies in respect of the ABL Priority Collateral), the ABL collateral agent, for itself or on behalf of any holder of ABL Obligations, releases any of its Liens on any part of the ABL Priority Collateral, or releases any Subsidiary Guarantor from its obligations under its guaranty (in each case other than in connection with the discharge of all ABL Obligations and after the occurrence and during the continuance of any “event of default” under a Notes Document) then the Liens of the notes collateral agent, for itself or for the benefit of the holders of the Secured Obligations it represents, on such ABL Priority Collateral, shall be automatically, unconditionally and simultaneously released. The Liens of the notes collateral agent on the ABL Priority Collateral shall also terminate and be released automatically to the extent the first-priority liens on the ABL Priority Collateral are released by the ABL collateral agent in connection with a sale, transfer or disposition of ABL Priority Collateral that occurs in connection with the foreclosure of, or other exercise of remedies with respect to, such ABL Priority Collateral (other than a release due to the occurrence of the discharge of all ABL Obligations) by the ABL collateral agent (except with respect to any portion of the proceeds of such ABL Priority Collateral that remain after satisfaction in full of the ABL Obligations).

The ABL collateral agent has agreed to similar provisions in respect of the Note Priority Collateral.

Application of proceeds

All proceeds received by the notes collateral agent or the ABL collateral agent in connection with the collection, sale or disposition of ABL Priority Collateral pursuant to any enforcement action or during any Insolvency or Liquidation Proceeding shall be applied:

•	first, to the payment of costs of expenses (including reasonable attorneys fees and expenses and court costs) of the ABL collateral agent,

•	second, to the payment of the ABL Obligations in accordance with the ABL Documents until payment in full of the ABL Obligations,

•	third, to the payment of the Secured Obligations, in accordance with the Collateral Trust and Intercreditor Agreement, and

•	fourth, the balance, if any, to the Grantors or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

All proceeds received by the notes collateral agent or the ABL collateral agent in connection with the collection, sale or disposition of Note Priority Collateral pursuant to any enforcement action or during any Insolvency or Liquidation Proceeding shall be applied:

•	first, to the payment of costs of expenses (including reasonable attorneys fees and expenses and court costs) of the notes collateral agent, in accordance with the Collateral Trust and Intercreditor Agreement,

•	second, to the payment of the Secured Obligations in accordance with the Collateral Trust and Intercreditor Agreement, until payment in full of the Secured Obligations,

•	third, to the payment of the ABL Obligations, in accordance with the ABL Documents, and

•	fourth, the balance, if any, to the Grantors or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

All proceeds of any sale of a Grantor as a whole, or substantially all of the assets of any Grantor where the consideration received is not allocated by type of asset, in connection with or resulting from any enforcement action, and whether or not pursuant to an Insolvency or Liquidation Proceeding, shall be distributed as follows (after payment of costs and expenses of the ABL collateral agent and the notes collateral agent): first to the ABL collateral agent for application to the ABL Obligations in accordance with the terms of the ABL Documents, up to the amount of the book value at the time of the sale of the ABL Priority Collateral disposed of in such sale or owned by such Grantor (in the case of a sale of such Grantor as a whole), and second to the notes collateral agent for application to the Notes Obligations in accordance with the terms of the Collateral Trust and Intercreditor Agreement to the extent such proceeds exceed the book value at the time of the sale of such ABL Priority Collateral.

Certain covenants with respect to the collateral

The Collateral is pledged pursuant to the security documents, which contain provisions relating to identification of the Collateral and the maintenance of perfected Liens therein. The following is a summary of some of the covenants and provisions set forth in the security documents and the indenture as they relate to the Collateral.

Maintenance of collateral. The indenture and/or the security documents, subject to certain exceptions, provides that the Issuers and the Subsidiary Guarantors shall maintain the Collateral that is material to the conduct of their respective businesses in good, safe and insurable operating order, condition and repair. The indenture and/or the security documents, subject to certain exceptions, also provides that the Issuers and the Subsidiary Guarantors shall pay all real estate and other taxes (except such as are contested in good faith and by appropriate negotiations or proceedings), and maintain in full force and effect all material permits and certain insurance coverages, except, in each case, where the failure to effect such payment or maintain such permits or insurance coverages is not adverse in any material respect to the holders of notes.

After-acquired property. Subject to the provisions of the security documents, upon the acquisition by the Issuers or any Subsidiary Guarantor after the Issue Date of any assets (other than Excluded Assets), including, but not limited to, any Material Real Property or any equipment or fixtures which constitute accretions, additions or technological upgrades to the equipment or fixtures or any working capital assets that, in any such case, form part of the Collateral, the Issuers or such Subsidiary Guarantor shall execute and deliver (i) with regard to any Material Real Property, the items described under “—Real estate mortgages and filings” below within 90 days after the date of acquisition of the applicable asset, and (ii) to the extent required by the security documents, any information, documentation, financing statements or other certificates and opinions of counsel as may be necessary to vest in the notes collateral agent a perfected security interest, subject only to Permitted Liens, in such after-acquired property and to have such after-acquired property added to the Collateral, and thereupon all provisions of the indenture relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect; provided, however, that if granting such security interest requires the consent of a third party, the Issuer or such Subsidiary Guarantor, as the case may be, shall use commercially reasonable efforts to obtain such consent; provided further, however, that if such third party does not provide such consent after the use of such commercially reasonable efforts, the Issuer or such Subsidiary Guarantor, as the case may be, will not be required to provide such security interest.

Further assurances. To the extent required under the indenture or any of the security documents, the Issuers and the Subsidiary Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the notes collateral agent or the trustee may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the security documents in the Collateral. In addition, to the extent required under the indenture or any of the security documents, from time to time, the Issuers and the Subsidiary Guarantors will reasonably promptly secure the obligations under the indenture and security documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral perfected to the extent required by the security documents. Such security interests and Liens will be created under the security documents and, to the extent necessary, other security agreements and other instruments and documents in form and substance reasonably satisfactory to the notes collateral agent.

Compliance with Trust Indenture Act. The Issuers will cause Section 313(b) of the Trust Indenture Act, relating to reports, and Section 314(d) of the Trust Indenture Act, relating to the release of property and to the substitution therefor of any property to be pledged as collateral for the notes, to be complied with, upon qualification of the indenture under the Trust Indenture Act. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Issuers except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the trustee. Notwithstanding anything to the contrary in this paragraph, the Issuers are not required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on written advice of counsel, that under the terms of Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) is inapplicable, whereupon the Issuer shall provide to the trustee and the notes collateral agent an Officers’ Certificate certifying that the Issuers reasonably believe, based on the written advice of counsel (a copy of which shall be attached thereto), that they are not required to comply with all or any portion of Section 314(d). The indenture provides that, upon qualification of the indenture under the Trust Indenture Act, the Issuers and the Subsidiary Guarantors will comply with the other applicable provisions of the Trust Indenture Act as they relate to the Collateral.

Impairment of security interest. The Issuers will not, and the Issuer will not permit any of its Restricted Subsidiaries to, (i) take or omit to take any action which would materially adversely affect or impair the Liens in favor of the notes collateral agent and the holders of notes with respect to the Collateral, (ii) grant to any Person, or permit any Person to retain (other than the notes collateral agent), any Liens in the Collateral, other than Permitted Liens or (iii) enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person in a manner that conflicts with the indenture, the notes, the Subsidiary Guarantees and the security documents. The Issuers and each Subsidiary Guarantor will, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the trustee or the notes collateral agent reasonably requests, to more fully or accurately describe the assets and property intended to be Collateral or the Obligations intended to be secured by the security documents.

Real estate mortgages and filings. On the Issue Date, a Mortgage was delivered with respect to each Material Real Property. With respect to any Material Real Property owned by the Issuers or a Subsidiary Guarantor in connection with the issuance of the new notes, the following items will be delivered to the Collateral Agent within 90 days of such issuance:

(1) the Issuers or the applicable Subsidiary Guarantor shall deliver to the notes collateral agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the holders of the notes, fully executed counterparts of an amendment and re-statement (each, an “Amended and Restated Mortgage”) of the applicable existing Mortgage, (together with real estate subordination and priority agreements related thereto) and reasonably satisfactory evidence of completion (or reasonably satisfactory arrangements for the completion) of all recordings and filings of such Amended and Restated Mortgage (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected Lien with the priority required by the Collateral Trust and Intercreditor and the Amended and Restated ABL Intercreditor Agreement, subject to Permitted Liens, against the property purported to be covered thereby as security for the Secured Obligations;

(2) the notes collateral agent shall have received a date down endorsement to the mortgagee’s title insurance policy in favor of the notes collateral agent issued with respect to the property purported to be covered in the Amended and Restated Mortgage which shall be in form and substance reasonably satisfactory to the notes collateral agent and reasonably assures the notes collateral agent as of the date of such endorsement that the property purported to be subject to the lien of the applicable Amended and Restated Mortgage is free and clear of all Liens, defects and encumbrances other than Permitted Liens;

(3) an Opinion of Counsel, from local counsel in the jurisdiction where each property subject to the Amended and Restated Mortgages is located, with respect to the Amended and Restated Mortgages, fixture filings and other matters reasonably requested by notes collateral agent, in each instance in form and substance reasonably satisfactory to the notes collateral agent, in the jurisdiction where the property subject to the Amended and Restated Mortgage is located;

(4) the Issuers shall, or shall cause the Subsidiary Guarantors to, deliver to the notes collateral agent such filings, surveys (or any updates or affidavits that the title company may reasonably require in connection with the issuance of the title insurance date down endorsements), fixture filings and such other documents, instruments, certificates, agreements and/or other documents as the notes collateral agent may reasonably require to perfect the notes collateral agent’s security interest, in each case in form and substance reasonably satisfactory to the notes collateral agent; and

(5) the title insurance company shall have received, with respect to the applicable Amended and Restated Mortgage, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be reasonably required to induce the title insurance company to issue the mortgagee’s title insurance policy date down endorsements contemplated above.

With respect to any Material Real Property acquired by the Issuers or a Subsidiary Guarantor after the Issue Date that forms a part of the Collateral which is required to be mortgaged to the notes collateral agent (individually and collectively, the “Premises”) within 90 days of the Issue Date or the date of acquisition (in the case of after-acquired real property required to be mortgaged), as applicable:

(1) the Issuers or the applicable Subsidiary Guarantor shall deliver to the notes collateral agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the holders of the notes, fully executed counterparts of Mortgages (together with, in respect of Mortgages required to be delivered on or prior to the Issue Date, real estate subordination and priority agreements related thereto), in accordance with the requirements of the indenture and/or the security documents duly executed by the Issuers or such Subsidiary Guarantor, together with satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected Lien with the priority required by the Collateral Trust and Intercreditor Agreement and the ABL Intercreditor Agreement, subject to Permitted Liens, against the property purported to be covered thereby as security for the Secured Obligations;

(2) within 120 days after the Issue Date for Mortgages granted as of the Issue Date, and as otherwise specified above for after-acquired property, the notes collateral agent shall have received mortgagee’s title insurance policies in favor of the notes collateral agent, and its successors and/or assigns, in the form necessary, with respect to the property purported to be covered by the applicable Mortgages, to insure that the interests created by the Mortgages constitute valid Liens thereon (with the priority required by the

Collateral Trust and Intercreditor Agreement and the ABL Intercreditor Agreement) free and clear of all Liens, defects and encumbrances other than Permitted Liens, provided, however, unless delivered to the ABL Collateral Agent or to the collateral agent in respect of any other Pari Passu Notes Lien Indebtedness, no such title insurance policies will be required to be delivered with respect to any Mortgage where the property encumbered thereby consists solely of pipeline easement, rights of way and other similar possessory and use instruments. All such title policies shall be in amounts equal to 110% of the estimated fair market value of the Premises covered thereby, and such policies shall include, to the extent available, all endorsements as shall be reasonably required in transactions of similar size and purpose and shall be accompanied by evidence of the payment in full by Issuer or the applicable Subsidiary Guarantor of all premiums thereon (or that satisfactory arrangements for such payment have been made); and

(3) the Issuers shall, or shall cause the Subsidiary Guarantors to, deliver to the notes collateral agent (x) with respect to each of the covered Premises owned on the Issue Date, such filings, surveys (or any updates or affidavits that the title company may reasonably require in connection with the issuance of the title insurance policies) (in each case, to the extent existing on the Issue Date and, in each case, such surveys or other items shall not be required to be delivered until 120 days after the Issue Date), local counsel opinions, fixture filings and such other documents, instruments, certificates and agreements as may be necessary or as the notes collateral agent and its counsel shall reasonably request, and (y) with respect to each of the covered Premises acquired after the Issue Date to the extent required to be mortgaged, such filings, surveys (or any updates or affidavits that the title company may reasonably require in connection with the issuance of the title insurance policies), fixture filings and such other documents, instruments, certificates, agreements and/or other documents necessary to comply with clauses (1) and (2) above and to perfect the notes collateral agent’s security interest and (with the priority required by the Collateral Trust and Intercreditor Agreement and the ABL Intercreditor Agreement) Lien in such acquired covered Premises, together with such local counsel opinions as the notes collateral agent and its counsel shall reasonably request.

If the Issuers or any Subsidiary Guarantor were to become subject to a bankruptcy or other insolvency proceeding, any Liens recorded or perfected after the issue date of the new notes would face a greater risk of being invalidated than if they had been recorded or perfected on such issue date. Additionally, a failure, for any reason that is not permitted or contemplated under the security documents and the Collateral Trust and Intercreditor Agreement and the ABL Intercreditor Agreement, to perfect the security interest in the Premises may result in a default under the indenture.

Leasehold interests

With respect to leasehold interests in real property leased by the Issuer, the Co-Issuer or a Subsidiary Guarantor on or after the Issue Date, if, and to the extent that any landlord waiver, consent or collateral access agreement (“Landlord Access Agreement”) from the landlord, warehouseman or other party controlling such leased premises is delivered to the ABL collateral agent pursuant to the ABL Facility on or after the Issue Date with respect to such leased premises, the Issuer, the Co-Issuer or the applicable Subsidiary Guarantor shall use its commercially reasonable efforts to obtain and deliver a Landlord Access Agreement to the notes collateral agent with respect to such leased premises; provided that the foregoing obligation of the Issuer, the Co-Issuer or such Subsidiary Guarantors with respect to such leased premises will be satisfied if the Issuer and/or the Co-Issuer and/or such Subsidiary Guarantor delivers to the notes collateral agent a Landlord Access Agreement in the same form as was delivered to the ABL collateral agent under the ABL Facility, regardless of whether or not the notes collateral agent agrees to execute such document. If the Issuer, the Co-Issuer or such Subsidiary Guarantor is not able to obtain an access agreement for a leased property, it may be more difficult for the notes collateral agent to foreclose on any Collateral located at such property.

Negative pledge

The indenture provides that the Issuers and each Subsidiary Guarantor will not, and the Issuer will not permit any of its Restricted Subsidiaries to, further pledge the Collateral as security or otherwise, subject to

Permitted Liens, as further described under the caption “—Certain covenants—Liens.” The Issuers, however, subject to compliance with the covenants described under “—Certain covenants—Incurrence of indebtedness and issuance of disqualified stock and preferred stock” and “—Certain covenants—Liens,” have the ability to issue an unlimited aggregate principal amount of additional notes having identical terms and conditions as the notes, all of which may be secured by the Collateral. The indenture also provides that the Issuers will not, and will not permit any Subsidiary to, pledge or, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon, the Minnesota Pipe Line Interests, except for Liens arising out of operation of law.

Information regarding collateral

The Issuers will furnish to the notes collateral agent, with respect to the Issuers or any Subsidiary Guarantor, promptly (and in any event within 30 days of such change) written notice of any change in such Person’s (i) legal name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) Organizational Identification Number. The Issuers and the Subsidiary Guarantors have agreed not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code and any other applicable laws that are required in the security documents in order for the Collateral to be made subject to the Lien of the notes collateral agent under the security documents in the manner and to the extent required by the indenture or any of the security documents and shall take all necessary action so that such Lien is perfected with the same priority as immediately prior to such change to the extent required by the security documents. The Issuers also agree promptly to notify the notes collateral agent if any material portion of the Collateral is damaged, destroyed or condemned.

Each year, within 120 days after the end of the preceding fiscal year, the Issuers shall deliver to each of the trustee and the notes collateral agent a certificate of a financial officer setting forth the information required pursuant to the schedules required by the security documents or confirming that there has been no change in such information since the date of the prior annual financial statements.

Refinancings of the ABL Facility and the notes

The obligations under the ABL Facility, Pari Passu ABL Lien Indebtedness, the Pari Passu Lien Hedge Agreements, the other Pari Passu Notes Lien Indebtedness and the indenture and the notes may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under the ABL Facility or any security document related thereto, agreements governing any Pari Passu ABL Lien Indebtedness, the Pari Passu Lien Hedge Agreements, agreements governing any other Pari Passu Notes Lien Indebtedness, the indenture or the security documents) of the ABL collateral agent or the notes collateral agent, all without affecting the Lien priorities set forth in the Collateral Trust and Intercreditor Agreement and the ABL Intercreditor Agreement; provided, however, that the lenders providing or holders of any such refinancing or replacement indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Collateral Trust and Intercreditor Agreement and the ABL Intercreditor Agreement pursuant to a written agreement (including amendments or supplements to the Collateral Trust and Intercreditor Agreement and the ABL Intercreditor Agreement).

In addition, if at any time in connection with or after the discharge of the Obligations under the ABL Facility, the Issuer enters into any replacement of the ABL Facility secured by all or a portion of the ABL Priority Collateral on a first-priority basis, then such prior discharge of the Obligations under the ABL Facility shall automatically be deemed not to have occurred for all purposes of the ABL Intercreditor Agreement. Notwithstanding any replacement or refinancing of the ABL Facility or the entering into of a new ABL Facility (whether or not such replacement or refinancing of the ABL Facility immediately follows any prior discharge of the ABL Facility previously in existence), the notes and the Subsidiary Guarantees shall be, in addition to being secured by the Note Priority Collateral, secured by the ABL Priority Collateral (it being understood that during the period the ABL Facility is not in existence that the notes and the Subsidiary Guarantees will be secured by a first-priority lien, subject to Permitted Liens, in all of the Collateral).

Mandatory redemption

Except as set forth below under “—Repurchase at the option of holders,” the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Optional redemption

At any time prior to November 15, 2015, the Issuers may, on any one or more occasions, upon not less than 30 nor more than 60 days’ notice, redeem up to 35% of the aggregate principal amount of notes issued under the indenture (together with any additional notes) at a redemption price of 107.125% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date, with all or a portion of the net cash proceeds of one or more Qualified Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of notes issued under the indenture (including any additional notes) remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Issuers and their Subsidiaries); and

(2) the redemption must occur within 90 days of the date of the closing of such Qualified Equity Offering.

At any time prior to November 15, 2015, the Issuers may, on any one or more occasions, redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding paragraphs, the notes are not redeemable at the Issuers’ option prior to November 15, 2015.

On or after November 15, 2015, the Issuers may redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning on November 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2015	105.344%
2016	103.563%
2017	101.781%
2018 and thereafter	100.000%

Selection and notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption or purchase (a) if the notes are in global form, pursuant to the applicable rules of DTC and (b) if the notes are in definitive form, on a pro rata basis except:

(1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) if otherwise required by law.

No notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be sent electronically or mailed by first class mail or as otherwise provided in accordance with the procedures of DTC at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may be given prior to the completion thereof, and any redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a Qualified Equity Offering or Change of Control, as the case may be.

If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the Issuers default in the payment of the redemption price, interest ceases to accrue on notes or portions of them called for redemption.

The Issuers or their Affiliates may acquire notes by means other than a redemption from time to time, including through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise so long as the acquisition does not otherwise violate the terms of the indenture, upon such terms and at such prices as the Issuers or their Affiliates may determine, which may be more or less than the consideration for which the new notes are being sold and could be for cash or other consideration.

Repurchase at the option of holders

Change of control

If a Change of Control occurs, each holder of notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture (a “Change of Control Offer”). In the Change of Control Offer, the Issuers will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest thereon to, but excluding, the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following any Change of Control (or prior to the Change of Control if a definitive agreement is in place for the Change of Control), the Issuers will send a notice to each holder and the trustee electronically or by first class mail at its registered address or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in such notice (the “Change of Control Payment Date”), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all notes or portions thereof (equal to $2,000 or larger integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes so accepted together with an Officers’ Certificate of the Issuers stating the aggregate principal amount of notes or portions thereof being purchased by the Issuers.

The paying agent will promptly mail or wire transfer to each holder of notes properly tendered and so accepted the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment though the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Unless the Issuers default in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, accrued and unpaid interest, if any, will be paid on the relevant interest payment date to the Person in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to holders of notes who tender pursuant to the Change of Control Offer.

The provisions described above that require the Issuers to make a Change of Control Offer in connection with a Change of Control are applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Issuers and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Issuers and the initial purchasers.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption has been given for all of the notes pursuant to the indenture as described above under the caption “—Optional redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, subject to one or more conditions precedent, including but not limited to the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The Issuers’ ability to repurchase notes pursuant to a Change of Control Offer may be limited by a number of factors. For example, the occurrence of a Change of Control would constitute a default under the ABL Facility. In addition, certain events that may constitute a change of control under the ABL Facility and cause a default thereunder may not constitute a Change of Control under the indenture. Future Indebtedness of the Issuers and any Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Such defaults could result in amounts outstanding under the ABL Facility and such other agreements being declared immediately due and payable and lending commitments being terminated. Moreover, the exercise by the holders of notes of their right to require the Issuers to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not cause a default, due to the financial effect of such repurchase on the Issuers. In addition, the ABL Facility restricts the Issuers from repurchasing the notes in connection with a Change of Control or otherwise. Accordingly, if a Change of Control occurs, the Issuers may not be able to make the offer required by the indenture without amending or refinancing the ABL Facility. We cannot assure you that the Issuers will be able to amend or refinance the ABL Facility or any agreement governing Indebtedness on acceptable terms, or at all. Additionally, the Issuers’ ability to pay cash to holders of notes following the occurrence of a Change of Control may be limited by their then existing financial resources; sufficient funds may not be available to the Issuers when necessary to make any required repurchases of notes. See “Risk factors—Risks relating to the notes—We may not be able to repurchase the notes upon a change of control.”

Even if sufficient funds were otherwise available, the terms of the ABL Facility may restrict, and future Indebtedness may also restrict or otherwise prohibit, the Issuers’ prepayment of notes before their scheduled maturity. Consequently, if the Issuers are not able to prepay the Indebtedness relating to the ABL Facility and any such other Indebtedness containing similar restrictions or obtain requisite consents, as described above, the Issuers may be unable to fulfill their repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control, resulting in a default under the indenture. A payment default under the indenture would result in a cross-default under the ABL Facility.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Issuers by increasing the capital required to effectuate such transactions. The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Issuers and their Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require the Issuers to make an offer to repurchase the notes as described above.

A Change of Control would be triggered at such time as a majority of the members of the Board of Directors of the Issuer or any direct or indirect parent of the Issuer are not Continuing Directors (defined as directors serving on the Issue Date, or nominated by directors a majority of whom were serving at the time of such nomination or election). You should note, however, that recent case law suggests that, in the event that incumbent directors are replaced as a result of a contested election, the Issuers may nevertheless avoid triggering a Change of Control under a clause similar to the provision described in the prior sentence if the outgoing directors were to approve the new directors for the purpose of such Change of Control clause.

Asset sales

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale of Collateral unless:

(i) other than in case of an Event of Loss, the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined as of the date of contractually agreeing to such Asset Sale), as determined in Good Faith by the Issuer (including as to the value of all non-cash consideration), of the Collateral subject to such Asset Sale;

(ii) at least 75% of the consideration from such Asset Sale received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of (A) cash, (B) Cash Equivalents, (C) Replacement Assets of a type which would constitute (x) Note Priority Collateral in the case of an Asset Sale of Note Priority Collateral or (y) ABL Priority Collateral in the case of an Asset Sale of ABL Priority Collateral (which in both cases are thereupon with their acquisition added to the Collateral securing the notes) or (D) any combination of the foregoing;

(iii) to the extent that any consideration from such Asset Sales received by the Issuer or a Restricted Subsidiary, as the case may be, constitutes securities or other assets that are of a type or class that constitute Collateral, such securities or other assets, including the assets of any Person that becomes a Subsidiary Guarantor as a result of such transaction, are concurrently with their acquisition added to the Collateral securing the notes (as Note Priority Collateral or ABL Priority Collateral, as applicable) in the manner provided for in the indenture or any of the security documents; and

(iv) the Net Proceeds from any such Asset Sale of Note Priority Collateral is paid directly by the purchaser thereof to the Collateral Agent to be held in trust in a Collateral Account for application in accordance with this covenant.

Notwithstanding the foregoing provisions of the above paragraph, the Issuer and the Restricted Subsidiaries will not be required to cause any Net Proceeds to be held in a Collateral Account in accordance with clause (iv) of the above paragraph except to the extent the aggregate Net Proceeds from all Asset Sales of Note Priority Collateral that (x) are not held in a Collateral Account and (y) have not been previously applied in accordance with the provisions of the following paragraphs relating to the application of Net Proceeds from Asset Sales of Note Priority Collateral, exceed $50.0 million.

Subject to the terms of the Collateral Trust and lntercreditor Agreement and the ABL lntercreditor Agreement, the Issuer or any Subsidiary Guarantor, as the case may be, may invest any Net Proceeds received from Asset Sales of Collateral, and may withdraw Net Proceeds from the Collateral Account to invest, in Replacement Assets that would constitute (x) Note Priority Collateral in the case of an Asset Sale of Note Priority Collateral and (y) ABL Priority Collateral in the case of an Asset Sale of ABL Priority Collateral, within 365 days of the date of such Asset Sale, which Replacement Assets are thereupon with their acquisition added to the Collateral securing the notes; provided that the Replacement Assets shall only include the Capital Stock of Foreign Subsidiaries for purposes of the requirement solely to the extent that the relevant Asset Sale consisted of the sale of Capital Stock of a Foreign Subsidiary.

Any Net Proceeds from Asset Sales of Collateral or Events of Loss that are not applied or invested as provided in this subsection (a) will be deemed to constitute “Excess Collateral Proceeds.” When the aggregate amount of Excess Collateral Proceeds exceeds $35.0 million, the Issuers will be required to make an offer (“Collateral Disposition Offer”) to all holders of notes to purchase the maximum principal amount of the notes (on a pro rata basis) and, if required by the terms of any other Pari Passu Notes Lien Indebtedness, to the holders of such Pari Passu Notes Lien Indebtedness (on a pro rata basis), to which the Collateral Disposition Offer applies that may be purchased out of the Excess Collateral Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the notes and such other Pari Passu Notes Lien Indebtedness, plus accrued and unpaid interest to, but excluding, the date of purchase, in accordance with the procedures set forth in the indenture in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof with respect to the notes; provided, however, that to the extent the Excess Collateral Proceeds relate to Asset Sales of ABL Priority Collateral, the Issuers may, prior to making a Collateral Disposition Offer, make a prepayment with respect to the maximum principal amount of Indebtedness that is secured by such ABL Priority Collateral on a first-priority basis that may be prepaid out of such Excess Collateral Proceeds (and to correspondingly reduce commitments with respect thereto), at a price in cash in an amount equal to 100% of the principal amount of such Indebtedness, plus accrued and unpaid interest to the date of prepayment, with any Excess Collateral Proceeds not used to prepay such Indebtedness offered to holders of the notes in accordance with this paragraph. To the extent that the aggregate amount of notes so validly tendered and not properly withdrawn pursuant to a Collateral Disposition Offer is less than the Excess Collateral Proceeds, the Issuers may use any remaining Excess Collateral Proceeds for general corporate purposes, subject to the other covenants contained in the indenture. If the aggregate principal amount of notes surrendered by holders of the notes and holders of any Pari Passu Notes Lien Indebtedness exceeds the amount of Excess Collateral Proceeds, the notes and Pari Passu Notes Lien Indebtedness to be purchased shall be selected on a pro rata basis on the basis of the aggregate principal amount of tendered notes. Upon completion of such Collateral Disposition Offer, the amount of Excess Collateral Proceeds shall be reset at zero.

Pending the final application of any such Net Proceeds (other than Net Proceeds required to be held in a Collateral Account) in accordance with the second paragraph of this paragraph (a), the Issuers and the Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Proceeds in any manner not prohibited by the indenture.

(b) The Issuer will not, and will not permit any Restricted Subsidiary to, make any Asset Sale (other than Asset Sales of Collateral, which shall be treated in the manner set forth in paragraph (a)) unless:

(i) other than in case of an Event of Loss, the Issuer or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by way of any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined as of the date of contractually agreeing to such Asset Sale) (as determined in Good Faith by the Issuer (including as to the value of all non-cash consideration)), of the shares and assets subject to such Asset Sale;

(ii) at least 75% of the consideration from such Asset Sale received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of (A) cash, (B) Cash Equivalents, (C) Replacement Assets of a type which would constitute Collateral (which are thereupon with their acquisition added to the Collateral securing the notes (as Note Priority Collateral or ABL Priority Collateral, as applicable) or (D) or any combination of the foregoing; and

(iii) an amount equal to 100% of the Net Proceeds from such Asset Sale is applied by the Issuer (or such Restricted Subsidiary, as the case may be) as follows (it being understood that actions under clause (B) and (C) may occur prior to actions under clause (A) during such 365-day period):

(A) to the extent the Issuers or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Indebtedness (other than Disqualified Stock or Subordinated Debt) (in each case other than Indebtedness owed to the Issuers or an Affiliate of the Issuers) within 365 days after the date of such Asset Sale; provided that the Issuers shall equally and ratably reduce obligations under the notes as provided under “—Optional redemption,” through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase their notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of notes that would otherwise be prepaid;

(B) to the extent the Issuer or such Restricted Subsidiary elects, to reinvest in Replacement Assets (including by means of an investment in Replacement Assets by a Restricted Subsidiary with Net Proceeds received by the Issuer or another Restricted Subsidiary) within 365 days from the date of such Asset Sale, which Replacement Assets are thereupon with their acquisition added to the Collateral (as (x) Note Priority Collateral to the extent such Replacement Assets are of the type that would constitute Note Priority Collateral or (y) ABL Priority Collateral to the extent such Replacement Assets are of the type that would constitute ABL Priority Collateral) securing the notes;

(C) to the extent the Issuer or such Restricted Subsidiary elects, to make an investment in a capital expenditure used or useful in a Permitted Business within 365 days after the date of such Asset Sale, provided that to the extent such investment is of a type which would constitute Collateral, such investment is thereupon added to the Collateral (as (x) Note Priority Collateral to the extent such investments is of the type that would constitute Note Priority Collateral or (y) ABL Priority Collateral to the extent such investment is of the type that would constitute ABL Priority Collateral) securing the notes;

(D) to the extent of the balance of such Net Proceeds after application in accordance with clauses (A), (B) and (C), to make an offer to purchase notes and Pari Passu Indebtedness with similar asset sale provisions, pro rata at 100% of the tendered principal amount thereof (or 100% of the accreted value of such other Pari Passu Indebtedness so tendered, if such Pari Passu Indebtedness was offered at a discount) plus accrued and unpaid interest, if any, thereon to the purchase date; and

(E) to the extent of the balance of such Net Proceeds after application in accordance with clauses (A), (B), (C) and (D) above, to fund (to the extent consistent with any other applicable provision of the indenture) any corporate purpose;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (D) above, the Issuers or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided further that pending the final application of any such Net Proceeds in accordance with this clause (iii), the Issuers and the Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Proceeds in any manner not prohibited by the indenture.

In the case of the third paragraph of the preceding paragraph (a) or clause (iii)(B) of this paragraph (b), if, during the 365-day period following the date of the Asset Sale, the Issuer or such Restricted Subsidiary (x) enters into a written agreement committing it to apply such Net Proceeds in accordance with the requirements of the third paragraph of the preceding paragraph (a) or clause (iii)(B) of this paragraph (b) after such 365-day period or (y) has begun construction of such Replacement Assets using such Net Proceeds and delivers an Officers’ Certificate to the trustee certifying that such Net Proceeds has been budgeted toward such construction, then such 365-day period will be extended with respect to the amount of Net Proceeds so committed or so budgeted for a period, in each case not to exceed 180 days, until such Net Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement) or has been applied toward such construction, as the case may be.

In the event of an Asset Sale that requires the purchase of notes pursuant to clause (b)(iii)(D) above, the Issuers will be required to apply such Excess Proceeds (as defined below) to the repayment of the notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Issuers to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows: (A) the Issuers will make an offer to purchase (an “Asset Sale Offer”) within ten business days of such time from all holders of notes in accordance with the procedures set forth in the indenture in the maximum principal amount (expressed as a multiple of $1,000) of notes that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the notes and the denominator of which is the sum of the outstanding principal amount of the notes and such Pari Passu Indebtedness and (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Issuers will make an offer to purchase or otherwise repurchase or redeem such Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount equal to the excess of the Excess Proceeds over the Note Amount at a purchase price of 100% of their principal amount plus accrued and unpaid interest (or 100% of the accreted value of such Pari Passu Indebtedness, if such Pari Passu Indebtedness was offered at a discount) to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture with respect to the Asset Sale Offer and in the documentation governing such Pari Passu Indebtedness with respect to the Pari Passu Offer. If the aggregate purchase price of the notes and Pari Passu Indebtedness tendered pursuant to the Asset Sale Offer and Pari Passu Offer is less than the Excess Proceeds, the remaining Excess Proceeds will be available to the Issuers for use in accordance with clause (b)(iii)(E) above. The Issuers shall only be required to make an Asset Sale Offer for notes pursuant to this covenant if the Net Proceeds available therefor (after application of the proceeds as provided in clauses (b)(iii)(A), (b)(iii)(B) and (b)(iii) (C) above) (“Excess Proceeds”) exceeds $35.0 million (and any lesser amounts shall be carried forward for purposes of determining whether an Asset Sale Offer is required with respect to the Net Proceeds from any subsequent Asset Sale). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(c) The Collateral Disposition Offer or Asset Sale Offer will remain open for a period of 20 business days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period’). No later than five business days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Issuers will purchase the principal amount of notes, Pari Passu Notes Lien Indebtedness and Pari Passu Indebtedness, as applicable, required to be purchased pursuant to this covenant (the “Asset Sale Offer Amount”) or, if less than the Asset Sale Offer Amount has been so validly tendered and not properly withdrawn, all notes, Pari Passu Notes Lien Indebtedness and Pari Passu Indebtedness, if applicable, validly tendered in response to the Collateral Disposition Offer or Asset Sale Offer, as applicable.

If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid on such Asset Sale Purchase Date to the Person in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to holders of notes who tender notes pursuant to the Collateral Disposition Offer or Asset Sale Offer.

On or before the Asset Sale Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of notes, Pari Passu Notes Lien Indebtedness and Pari Passu Indebtedness, as applicable, or portions of notes, Pari Passu Notes Lien Indebtedness and Pari Passu Indebtedness, as applicable, so validly tendered and not properly withdrawn pursuant to the Collateral Disposition Offer or Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all notes, Pari Passu Notes Lien Indebtedness and Pari Passu Indebtedness, as applicable, so validly tendered and not properly withdrawn, in each case in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof in the case of the notes. The Issuers or the Paying Agent, as the case may be, will promptly (but in any case not later than five business days after termination of the Asset Sale Offer Period) mail or deliver to each tendering holder of notes or holder or lender of Pari Passu Notes Lien Indebtedness or Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the notes, Pari Passu Notes Lien Indebtedness or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuers for purchase, and the Issuers will promptly issue a new note, and the trustee, upon delivery of an authentication order from the Issuers, will authenticate and mail or deliver such new note to such holder, in a principal amount equal to any unpurchased portion of the note surrendered; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any note not so accepted will be promptly mailed or delivered by the Issuers to the holder thereof. The Issuers will publicly announce the results of the Collateral Disposition Offer or Asset Sale Offer, as the case may be, on the Asset Sale Purchase Date.

(d) For the purposes of this covenant, the following are deemed to be cash:

(i) the assumption of Indebtedness of the Issuers (other than Disqualified Stock, Subordinated Debt and Indebtedness assumed by the purchaser of assets in connection with a Sale and Leaseback Transaction) or Indebtedness of any Restricted Subsidiary (other than Disqualified Stock or Subordinated Debt of any Subsidiary Guarantor and Indebtedness assumed by the purchaser of assets in connection with a Sale and Leaseback Transaction) and the release of the Issuers or such Restricted Subsidiary from all liability on such Indebtedness;

(ii) securities, notes or similar obligations received by the Issuers or any Restricted Subsidiary from the transferee that are converted within 120 days by the Issuers or such Restricted Subsidiary into cash; and

(iii) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (determined in Good Faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (x) $50.0 million and (y) 5.0% of the Issuer’s Consolidated Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(e) The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached obligations of the Issuers described under this covenant.

Certain covenants

Effectiveness of certain covenants

If on any date following the date of the indenture:

(1) the notes are rated Baa3 (or in one of the investment grade rating categories if such designation no longer exists) or better by Moody’s and BBB- or better by S&P, in each case with a stable or better outlook, (or, if either such entity ceases to rate the notes for reasons outside of the control of the Issuers, the equivalent investment grade credit rating from any other Rating Agency) (an “Investment Grade Rating”); and

(2) no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus will be suspended (the “Suspended Covenants”):

(1) paragraph (b) of “—Repurchase at the option of holders—Asset sales;”

(2) “—Restricted payments;”

(3) “—Incurrence of indebtedness and issuance of disqualified stock and preferred stock;”

(4) “—Dividend and other payment restrictions affecting restricted subsidiaries;”

(5) clause (3) of “—Merger, consolidation or sale of assets;”

(6) “—Transactions with affiliates;” and

(7) “—Guarantees” (but only with respect to any Person that is required to become a Subsidiary Guarantor after the date of commencement of the applicable Suspension Period).

During any period that the foregoing covenants have been suspended, the Issuer’s Board of Directors may not designate any of the Issuer’s Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption “—Designation of restricted and unrestricted subsidiaries.”

Additionally, upon the commencement of a Suspension Period (as defined below), the amount of Excess Proceeds will be reset to zero. If at any time the notes’ rating assigned by either of such Rating Agencies is downgraded to below an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of the indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the indenture), unless and until the notes subsequently attain an Investment Grade Rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the notes maintain an Investment Grade Rating and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist or have occurred under the indenture, the notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Issuers or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising after commencement of a Suspension Period and prior to the immediately following Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the immediately following Reinstatement Date are each referred to as a “Suspension Period.”

On each Reinstatement Date, all Indebtedness incurred during the immediately preceding Suspension Period will be classified as having been incurred or issued pursuant to the first paragraph of “—Incurrence of indebtedness and issuance of disqualified stock and preferred stock” or one of the clauses set forth in the second paragraph of “—Incurrence of indebtedness and issuance of disqualified stock and preferred stock” (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be incurred or issued thereunder as of the Reinstatement Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness or Disqualified Stock or preferred stock would not be so permitted to be incurred or issued pursuant to the first or second paragraph of “—Incurrence of indebtedness and issuance of disqualified stock and preferred stock,” such Indebtedness, Disqualified Stock or preferred stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4) of the second paragraph of “—Incurrence of indebtedness and issuance of disqualified stock and preferred stock.” Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date will be calculated in accordance with the terms of the covenant described under “—Restricted payments” as though such Suspended Covenants had been in effect since the Issue Date and throughout the Suspension Period; provided that the amount available to be made as Restricted Payments on the Reinstatement Date pursuant to the first paragraph under “—Restricted payments” shall not be reduced below zero solely as a result of such Restricted Payments during the Suspension Period.

There can be no assurance that the notes will ever achieve or maintain an Investment Grade Rating.

Restricted payments

(A) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any other payment or distribution (whether made in cash, securities or other property) on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (a) payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or to the Issuer or a Restricted Subsidiary of the Issuer or (b) payable by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(II) purchase, redeem, defease or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or any Restricted Subsidiary of the Issuer (other than in exchange for Equity Interests of the Issuer (other than Disqualified Stock));

(III) make any payment on or with respect to, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value or give any irrevocable notice of redemption with respect thereto, any Subordinated Debt (excluding any intercompany Indebtedness between or among the Issuer and any of the Subsidiary Guarantors permitted to be incurred under the indenture), except payments of (x) interest, (y) principal at the Stated Maturity thereof (or the satisfaction of a scheduled sinking fund obligation) or (z) principal and accrued interest, due within one year of the date of such payment, purchase, redemption, defeasance, acquisition or retirement; or

(IV) make any Restricted Investment

(all such restricted payments and other restricted actions set forth in clauses (I) through (IV) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, no Default (other than a Reporting Default) or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either:

(1) if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (the “Trailing Four Quarters”) is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2) through (12) of the next succeeding paragraph (B)) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:

(a) Available Cash with respect to the Issuer’s most recently completed fiscal quarter, plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Issuer, of marketable securities or other property received by the Issuer since immediately after the date of the 2017 Notes Indenture (i) as a contribution to its equity capital or from the issue or sale of Equity Interests of the Issuer or (ii) from the issue or sale of Equity Interests of any direct or indirect parent of the Issuer to the extent such net cash proceeds or other assets are actually contributed to the Issuer as equity (other than (a) Refunding Capital Stock, (b) Equity Interests or converted debt securities of the Issuer sold to a Restricted Subsidiary, or to an employee stock ownership plan or other trust established by the Issuer or a

Restricted Subsidiary, (c) Equity Interests sold to any current, future or former director, officer, employee or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any direct or indirect parent of the Issuer or the Issuer’s Subsidiaries or their estates or the beneficiaries of such estates after the date of the 2017 Notes Indenture to the extent such amounts have been applied to Restricted Payments in accordance with clause (6) of the next succeeding paragraph (B) or (d) Disqualified Stock or debt securities that have been converted into Disqualified Stock) or (iii) from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged subsequent to the date of the 2017 Notes Indenture for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Issuer), less the amount of any cash distributed by the Issuer upon such conversion or exchange, plus

(c) the net cash proceeds and the fair market value of marketable securities or other property, as determined in good faith by the Board of Directors of the Issuer, received by the Issuer or any Restricted Subsidiary of the Issuer from (i) the disposition, sale, liquidation, retirement or redemption of all or any portion of any Restricted Investment made after the date of the 2017 Notes Indenture, net of disposition costs and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments made after the date of the 2017 Notes Indenture by the Issuer and the Restricted Subsidiaries, and releases of guarantees which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries and (ii) the sale (other than to the Parent Guarantor, the Issuer or a Restricted Subsidiary of the Issuer) of the Capital Stock of an Unrestricted Subsidiary, plus

(d) without duplication, (i) to the extent that any Unrestricted Subsidiary of the Issuer that was designated as such after the date of the 2017 Notes Indenture is redesignated as a Restricted Subsidiary, the fair market value, as determined in good faith by the Board of Directors of the Issuer, of the Issuer’s direct or indirect investment in such Subsidiary as of the date of such redesignation not to exceed the amount of investments previously made by the Issuer or any Restricted Subsidiary in such Unrestricted Subsidiary or to the extent such investment constituted a Permitted Investment, plus (ii) an amount equal to the net reduction in investments in Unrestricted Subsidiaries resulting from payments of dividends, repayments of the principal of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Issuer to the Issuer or any Restricted Subsidiary of the Issuer after the date of the 2017 Notes Indenture, in each case, to the extent that any amounts in respect of any such investment or net reduction in investment have not been included in Available Cash for any period commencing on or after the date of the 2017 Notes Indenture, plus

(e) without duplication, in the event the Issuer or any Restricted Subsidiary of the Issuer makes any investment in a Person that, as a result of or in connection with such investment, becomes a Restricted Subsidiary of the Issuer, an amount equal to the fair market value of the existing investment in such Person that was previously treated as a Restricted Payment not to exceed the amount of investments previously made by the Issuer or any Restricted Subsidiary in such Person (items (b), (c), (d) and (e) being referred to as “Incremental Funds”), minus

(f) the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) and clause (2) below; or

(2) if the Fixed Charge Coverage Ratio for the Trailing Four Quarters is less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2) through (12) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:

(a) $75.0 million less the aggregate amount of all prior Restricted Payments made by the Issuer and its Restricted Subsidiaries pursuant to this clause (2)(a) since the date of the 2017 Notes Indenture, plus

(b) Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause or clause (1) above.

(B) The preceding provisions will not prohibit:

(1) the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of the declaration thereof or the giving of a redemption notice related thereto, as the case may be, if at said date of declaration or notice such payment would have complied with the provisions of the indenture;

(2) (a) the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer, to the extent contributed to the Issuer, after the Issue Date (other than any Disqualified Stock or any Equity Interests sold to the Issuer or a Restricted Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or a Restricted Subsidiary) or from substantially concurrent contributions to the equity capital of the Issuer (collectively, including any such contributions, “Refunding Capital Stock”); and

(b) the declaration and payment of accrued dividends on any Equity Interests redeemed, repurchased, retired, defeased or acquired out of the proceeds of the sale of Refunding Capital Stock within 45 days of such sale;

provided that the amount of any such proceeds or contributions that are utilized for any Restricted Payment pursuant to this clause (2) shall be excluded (or deducted, if included) from the calculation of Available Cash and Incremental Funds and from clause (4) of this paragraph (B);

(3) the payment, defeasance, redemption, repurchase, retirement or other acquisition of (a) any Subordinated Debt or (b) Disqualified Stock of the Issuer or any Restricted Subsidiary thereof, in each such case of (a) or (b), in exchange for, or out of the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness;

(4) Restricted Investments acquired (a) from the proceeds of a capital contribution to, or out of the net cash proceeds of substantially concurrent contributions to, the equity capital of the Issuer, or (b) from the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer) of, or in exchange for, Equity Interests of the Issuer (other than Disqualified Stock); provided, that for the purposes hereof, the amount of any such net cash proceeds that are utilized for any such acquisition and the fair market value of any assets so acquired or exchanged shall be excluded from the calculation of Available Cash and Incremental Funds and from clause (2) of this paragraph (B);

(5) the repurchase of Equity Interests deemed to occur (a) upon the exercise of options or warrants if such Equity Interests represent all or a portion of the exercise price thereof and (b) in connection with the withholding of a portion of the Equity Interests granted or awarded to any current, future or former director, officer, employee or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) to pay for the taxes payable by such director, officer, employee or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) upon such grant or award (and payments of dividends to any direct or indirect parent of the Issuer for such purpose);

(6) the purchase, redemption, retirement or other acquisition for value of any Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any current, future or former director, officer, employee or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer or any direct or indirect parent of the Issuer or any Restricted Subsidiary of the Issuer, or their estates or the beneficiaries of such estates (including the payment of dividends and distributions to any direct or indirect parent of the Issuer to enable such parent to repurchase Equity Interests owned by its directors, officers, employees or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members)), in an amount not to exceed $10.0 million in any calendar year beginning after the Issue Date; provided that the Issuer may carry over and make in subsequent calendar years, in addition to the amounts permitted for such calendar year, the amount of purchases, redemptions, acquisitions or retirements for value (and dividends and distributions) permitted to have been but not made in any preceding calendar year up to a maximum of $15.0 million in any calendar year, provided, further, that such amounts will be increased by (a) the cash proceeds from the sale after the Issue Date of Equity Interests (other than Disqualified Stock) of the Issuer or, to the extent contributed to the Issuer, Equity Interests of any direct or indirect parent of the Issuer, in each case to directors, officers, employees or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer or any direct or indirect parent of the Issuer or any Restricted Subsidiary of the Issuer after the Issue Date, plus (b) the cash proceeds of key man life insurance policies received by the Issuer, its Restricted Subsidiaries, or any direct or indirect parent of the Issuer and contributed to the Issuer after the Issue Date, less (c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (6), in the case of each of clauses (a) and (b), provided, however, that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, retirement or other acquisition for value will be excluded (or deducted, if included) from the calculation of Available Cash and Incremental Funds and are not otherwise applied to make or otherwise increase the amounts available for Restricted Payments pursuant to clauses (2) or (4) of this paragraph (B);

(7) upon the occurrence of a Change of Control (or similarly defined term in other Indebtedness) and within 90 days after completion of the offer to repurchase notes and other Pari Passu Notes Lien Indebtedness and Pari Passu Lien Indebtedness, as applicable, pursuant to the covenant described above under the caption “—Repurchase at the option of holders—Change of control” (including the purchase of all notes tendered), any repayment, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Debt that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control (or similarly defined term in other Indebtedness), at a purchase price not greater than 101 % of the outstanding principal amount or liquidation preference thereof (plus accrued and unpaid interest and liquidated damages, if any);

(8) within 90 days after completion of any offer to repurchase notes or other Pari Passu Notes Lien Indebtedness and Pari Passu Lien Indebtedness, as applicable, pursuant to the covenant described above under the caption “—Repurchase at the option of holders—Asset sales” (including the purchase of all notes tendered), any repayment, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Debt that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale (or similarly defined term in such other Indebtedness), at a purchase price not greater than 100% of the outstanding principal amount or liquidation preference thereof (plus accrued and unpaid interest and liquidated damages, if any);

(9) payments or distributions, in the nature of satisfaction of dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all the property and assets of the Issuer;

(10) the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon exercise or conversion of securities exercisable or convertible into Equity Interests of the Issuer or any direct or indirect parent of the Issuer (and payments of dividends to any direct or indirect parent of the Issuer for such purposes);

(11) the declaration and payment of dividends or distributions by the Issuer or any Restricted Subsidiary to, or the making of loans to, any direct or indirect parent of the Issuer in amounts sufficient for any direct or indirect parent of the Issuer to pay, in each case without duplication:

(a) franchise and excise taxes and other fees, taxes and expenses, in each case, to the extent required to maintain their corporate existence;

(b) so long as the Issuer is (i) treated as a pass-through or disregarded entity for tax purposes, and of which any direct or indirect parent of the Issuer is an owner, member or partner (directly or through one or more entities that are treated as pass-through entities for tax purposes) or (ii) a member of an affiliated, consolidated, combined, unitary or similar group that includes any direct or indirect parent of the Issuer, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer or one or more of its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided, that in each case the amount of such payments or loans in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and Unrestricted Subsidiaries (to the extent described above) members of an affiliated, consolidated, combined, unitary or similar group that were subject to tax, of which the Issuer was the common parent;

(c) (1) customary salary, bonus and other benefits payable to employees, directors, officers and managers of any direct or indirect parent of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries and (2) any reasonable and customary indemnification claims made by directors or officers of the Issuer or any direct or indirect parent of the Issuer;

(d) general corporate administrative, operating and overhead costs and expenses of any direct or indirect parent of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(e) fees and expenses related to any equity or debt offering or acquisition by any direct or indirect parent of the Issuer (whether or not successful); and

(f) payments to fund investments that would otherwise be permitted to be made pursuant to this “Restricted Payments” covenant if made by the Issuer; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such investment, (B) such direct or indirect parent of the Issuer shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Issuer or any of its Restricted Subsidiaries or (2) the merger or amalgamation of the Person formed or acquired into the Issuer or one of its Restricted Subsidiaries (to the extent not prohibited by the covenant described under “—Merger, consolidation or sale of assets”) in order to consummate such investment, (C) such direct or indirect parent company and its Affiliates (other than the Issuer or any of its Restricted Subsidiaries) receives no consideration or other payment in connection with such transaction except to the extent the Issuer or any of its Restricted Subsidiaries could have given such consideration or made such payment in compliance with the indenture, (D) any property received by the Issuer will be excluded (or deducted, if included) from the calculation of Available Cash and Incremental Funds; and (E) such investment shall be deemed to be made by the Issuer or such Restricted Subsidiary pursuant to another provision of this paragraph (B) or pursuant to the definition of “Permitted Investments” (other than clause (5) thereof); and

(12) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries and preferred stock of any Restricted Subsidiary issued or incurred after the Issue Date in accordance with the covenant described under “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

provided that, except in the case of clause (1) and clause (11), no Default (other than a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence thereof.

Notwithstanding anything to the contrary in the foregoing, (i) Restricted Investments of assets and property constituting Collateral (other than cash and Cash Equivalents) made pursuant to paragraph (A) of this “—Restricted payments” covenant may only be made in Subsidiary Guarantors and (ii) upon the occurrence of a Refinery Event of Loss, until such time as all Net Proceeds therefrom in excess of the Refinery Event of Loss Threshold have either been invested in Replacement Assets that would constitute Note Priority Collateral (which Replacement Assets are thereupon with their acquisition added to the Collateral securing the notes) or applied towards a Collateral Disposition Offer (in accordance with paragraph (a) of “—Repurchase at the option of holders—Asset sales”), the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment of the type described in clauses (I) or (II) of paragraph (A) of this “—Restricted payments” covenant by means of paragraph (A) of this “—Restricted payments” covenant.

The amount of all Restricted Payments (other than cash) shall be the fair market value (as determined in Good Faith by the Issuer) on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, provided, however, that the fair market value of any Restricted Payments that are required to be valued by this covenant will be determined, in the case of amounts of $20.0 million or less, by an officer of the Issuer and, in the case of amounts over $20.0 million, by the Board of Directors of the Issuer, whose determination shall be evidenced by a resolution of the Board of Directors of the Issuer set forth in an Officers’ Certificate. In determining whether any Restricted Payment is permitted by this “—Restricted Payments” covenant, the Issuer and its Restricted Subsidiaries may allocate on the date of its payment all or any portion of such Restricted Payment among the categories described in clauses (1) through (12) of the immediately preceding paragraph or among such categories and the types of Restricted Payments described in paragraph (A) of this “—Restricted payments” covenant (including categorization in whole or in part as a Permitted Investment); provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this “—Restricted payments” covenant and provided further that the Issuer and its Restricted Subsidiaries may reclassify all or a portion of such Restricted Payment or Permitted Investment in any manner that complies with this covenant, and following such reclassification such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only the clause or clauses of this covenant to which such Restricted Payment or Permitted Investment has been reclassified.

Incurrence of indebtedness and issuance of disqualified stock and preferred stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt) or issue any Disqualified Stock, and the Issuer will not permit any of its Restricted Subsidiaries to issue any preferred stock (other than in each case Disqualified Stock or preferred stock of Restricted Subsidiaries held by the Issuer or a Restricted Subsidiary, so long as so held); provided, however, that (i) the Issuer or any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and issue Disqualified Stock and (ii) any Restricted Subsidiary may issue preferred stock, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred, at the beginning of such four-quarter period; provided further that the amount of Indebtedness (excluding Acquired Debt not incurred in connection with or in contemplation of the applicable merger, acquisition or other similar transaction), Disqualified Stock and preferred stock that may be incurred or issued, as applicable, by Restricted Subsidiaries that are not Subsidiary Guarantors, pursuant to the foregoing, shall not exceed $25.0 million at any one time outstanding.

The covenant described by the first paragraph under the caption “—Incurrence of indebtedness and issuance of disqualified stock and preferred stock” will not prohibit the incurrence or issuance of any of the following items of Indebtedness (collectively, “Permitted Debt”) or the issuance of any Disqualified Stock or preferred stock described below:

(1) Indebtedness (including letters of credit) incurred by the Issuer or any Subsidiary Guarantor under Credit Facilities (and the incurrence by the Subsidiary Guarantors of the Guarantees thereof) in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed the greater of (a) $450.0 million and (b) the sum of (i) 90% of the book value of the Issuer’s and its Restricted Subsidiaries’ accounts receivable and (ii) 85% of the Issuer’s and its Restricted Subsidiaries’ inventory, calculated on a consolidated basis and in accordance with GAAP, in each case based on the Issuer’s balance sheet as of the end of the latest quarter for which the Issuer has internal financial statements available (and after giving pro forma effect to any acquisitions made subsequent to such balance sheet date; provided that any such adjustments shall be calculated in the manner provided in the definition of Fixed Charge Coverage Ratio);

(2) Pari Passu Notes Lien Indebtedness incurred by the Issuer or any Subsidiary Guarantor pursuant to this clause (2) not to exceed the Pari Passu Notes Lien Indebtedness Debt Limit after giving pro forma effect to such incurrence and the application of the net proceeds thereof;

(3) Indebtedness incurred by the Issuer and the Subsidiary Guarantors represented by (i) the notes and the Subsidiary Guarantees issued on the Issue Date (other than any additional notes) and (ii) any Exchange Notes (including the Subsidiary Guarantees thereof);

(4) Existing Indebtedness (other than indebtedness described in clauses (1) and (3));

(5) Indebtedness of the Issuer or any of its Restricted Subsidiaries (including, without limitation, Capital Lease Obligations, Attributable Debt, mortgage financings or purchase money obligations), Disqualified Stock issued by the Issuer or any Restricted Subsidiary and preferred stock issued by any Restricted Subsidiary, in each case incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets used in the business of the Issuer or such Restricted Subsidiary or in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets (but no other material assets)), in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to the provision described in this clause (5), not to exceed as of any date of incurrence the greater of (x) $35.0 million and (y) 3.5% of the Issuer’s Consolidated Total Assets at such time;

(6) Permitted Refinancing Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred or Disqualified Stock or preferred stock permitted to be issued under the provisions described in the first paragraph of this covenant or clauses (3), (4), (5), (6), (9), (11), (16) or (17) of this paragraph;

(7) intercompany Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries or any Subsidiary Guarantor and owing to and held by the Issuer or any of its Restricted Subsidiaries or any Subsidiary Guarantor; provided, however, that:

(a) if the Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is a Person other than the Issuer or a Subsidiary Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of the Issuer, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests or any other event that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary thereof and

(ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by the provision described in this clause (7);

(8) (a) the Guarantee by the Issuer or any of the Subsidiary Guarantors of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant, (b) the Guarantee by any Foreign Subsidiary of Indebtedness of another Foreign Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant, (c) any Guarantee by a Restricted Subsidiary of the Issuer of Indebtedness of the Issuer that was permitted to be incurred by another provision of this covenant (so long as such Restricted Subsidiary also guarantees the Notes if required pursuant to the covenant under the caption “—Guarantees”) or (d) any Guarantee by a Subsidiary Guarantor of any Indebtedness of any other Subsidiary Guarantor;

(9) (x) Indebtedness, Disqualified Stock or preferred stock of the Issuer or any of its Restricted Subsidiaries incurred to finance an acquisition or (y) Acquired Debt; provided that, in either case, after giving effect to the transactions that result in the incurrence or issuance thereof, on a pro forma basis, either (a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant or (b) the Fixed Charge Coverage Ratio for the Issuer would not be less than immediately prior to such transactions;

(10) preferred stock of a Restricted Subsidiary of the Issuer issued to the Issuer or another Restricted Subsidiary of the Issuer; provided that (a) any subsequent issuance or transfer of Equity Interests or any other event that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary thereof and (b) any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary thereof will be deemed, in each case, to constitute an issuance of such preferred stock that was not permitted by the provision described in this clause (10);

(11) additional Indebtedness of the Issuer or any of its Restricted Subsidiaries incurred in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to the provision described in this clause (11), not to exceed as of any date of incurrence the greater of (x) $35.0 million and (y) 3.5% of the Issuer’s Consolidated Total Assets;

(12) Indebtedness incurred by the Issuer or any Restricted Subsidiary of the Issuer to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge all of the then outstanding notes;

(13) Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer consisting of obligations to pay insurance premiums or take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(14) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business;

(15) Guarantees (other than Guarantees of Indebtedness) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees that, in each case, are non-Affiliates;

(16) Indebtedness consisting of promissory notes issued by the Issuer or any of its Restricted Subsidiaries to any current, future or former director, officer, employee or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, the direct or indirect parent of the Issuer or any Restricted Subsidiary of the Issuer (or any of their Affiliates), or their estates or the beneficiaries of such estates to finance the purchase, redemption, acquisition or retirement for value of Equity Interests permitted by clause (6) of paragraph (B) of the covenant described under the caption “—Restricted payments,” in an aggregate principal amount at any time outstanding, including all Permitted

Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to the provision described in this clause (16), not to exceed $5.0 million as of any date of incurrence;

(17) Contribution Indebtedness;

(18) (a) Indebtedness incurred in connection with any Sale and Leaseback Transaction entered into after the Issue Date and any refinancing, refunding, renewal or extension of any such Indebtedness; provided that, except to the extent otherwise permitted hereunder, the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and the direct and contingent obligors with respect to such Indebtedness are not changed;

(b) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions in respect of overdraft facilities, employee credit card programs and other cash management arrangements in the ordinary course of business; and

(c) Indebtedness representing deferred compensation to directors, officers, or employees of the Issuer (or any direct or indirect parent of the Issuer) and its Restricted Subsidiaries incurred in the ordinary course of business;

(19) Hedging Obligations; and

(20) cash management obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts in the ordinary course of business.

For purposes of determining compliance with this covenant, in the event that any proposed Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (20) above, or is entitled to be incurred or issued pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will be permitted to divide and classify at the time of its incurrence or issuance, and may from time to time divide or reclassify, all or a portion of such item of Indebtedness, Disqualified Stock or preferred stock such that it will be deemed to have been incurred pursuant to one or more of such clauses (in whole or in part) or the first paragraph of this covenant, to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause or the first paragraph of this covenant at the time of such reclassification (including in part pursuant to one or more clauses and/or in part pursuant to the first paragraph of this covenant), provided, however, that Indebtedness outstanding under the ABL Facility will be deemed to have been incurred in reliance on the exception provided by clause (1) of the definition of “Permitted Debt” and may not later be reclassified.

For the purpose of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred (in the case of term debt) or first committed (in the case of revolving credit debt); provided that if such Indebtedness denominated in a foreign currency is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any premium (including tender premiums), defeasance costs and any fees, underwriter discounts and other costs and expenses incurred in connection with the issuance of such new Indebtedness. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be incurred pursuant to this covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies. In addition, for purposes of determining any particular amount of Indebtedness, any Guarantees, Liens or obligations with respect to letters of credit, in each case, supporting Indebtedness otherwise included in the determination of such particular amount, will not be included.

The Issuer will not incur, and will not permit any Subsidiary Guarantor to directly or indirectly incur, any Indebtedness (including Acquired Debt and Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Subsidiary Guarantees on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer solely by virtue of being unsecured or by virtue of being secured on a junior priority basis or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Liens

The Issuer and each Subsidiary Guarantor will not, and the Issuer will not permit any other Restricted Subsidiary to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, or upon any income or profits therefrom or assign or convey any right to receive income therefrom. In addition, if the Issuer or any Subsidiary Guarantor, directly or indirectly, shall create, incur or suffer to exist any Lien securing obligations under the ABL Facility or any other first-priority Lien on ABL Priority Collateral, the Issuer or such Subsidiary Guarantor, as the case may be, must concurrently grant at least a second-priority Lien, subject to Permitted Liens, upon such property as security for the notes and the Subsidiary Guarantees.

Dividend and other payment restrictions affecting restricted subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Issuer or any of its Restricted Subsidiaries or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(b) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions:

(1) existing under, by reason of or with respect to the ABL Facility, Existing Indebtedness, or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those in effect on the Issue Date;

(2) existing under, by reason of or with respect to any other Credit Facility of the Issuer permitted under the indenture; provided that the applicable encumbrances and restrictions contained in the agreement or agreements governing the other Credit Facility are not materially more restrictive, taken as a whole, than those contained in the ABL Facility (with respect to other credit agreements) as in effect on the Issue Date or the indenture (with respect to other indentures) as in effect on the Issue Date;

(3) existing under, by reason of or with respect to applicable law, rule, regulation or administrative or court order;

(4) with respect to any Person or the property or assets of a Person acquired by the Issuer or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and that in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture and any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings are entered into in the ordinary course of business or not materially more restrictive, taken as a whole, than those contained in the ABL Facility, the indenture, Existing Indebtedness or such other agreements as in effect on the date of the acquisition;

(5) in the case of the provision described in clause (c) of the first paragraph of this covenant:

(a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset entered into in the ordinary course of business,

(b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, the property or assets of the Issuer or any Restricted Subsidiary subject to such transaction not otherwise prohibited by the indenture,

(c) existing under, by reason of or with respect to (i) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired or (ii) capital leases or operating leases entered into in the ordinary course of business that impose encumbrances or restrictions on the property covered thereby, or

(d) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary thereof in any manner material to the Issuer or any Restricted Subsidiary thereof;

(6) existing under, by reason of or with respect to (a) customary provisions in joint venture, operating or similar agreements relating solely to such joint ventures and (b) asset sale agreements and stock sale agreements arising in connection with the entering into of such transactions and that impose restrictions on the assets to be sold;

(7) existing under, by reason of or with respect to any agreement for the sale or other disposition of some or all of the Capital Stock of, or any property and assets of, a Restricted Subsidiary of the Issuer that restrict distributions by that Restricted Subsidiary pending the closing of such sale or other disposition;

(8) existing under, by reason of or with respect to Permitted Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) restricting cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(10) existing under, by reason of or with respect to customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(11) existing under, by reason of or with respect to the indenture, the notes, the Exchange Notes, the Subsidiary Guarantees and the security documents;

(12) existing under, by reason of or with respect to Indebtedness of the Issuer or a Restricted Subsidiary thereof not prohibited to be incurred under the indenture; provided that (a) such encumbrances or restrictions are ordinary and customary in light of the type of Indebtedness being incurred and the jurisdiction of the obligor and (b) such encumbrances or restrictions will not affect in any material respect the Issuer’s or any Subsidiary Guarantor’s ability to make principal and interest payments on the notes, as determined in Good Faith by the Issuer;

(13) consisting of customary restrictions pursuant to any Permitted Receivables Financing that in the good faith determination of the Board of Directors of the Issuer, are necessary or advisable to effect such Permitted Receivables Financing; and

(14) existing under the Intermediation Agreement and the Pari Passu Lien Hedge Agreements as in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those prior to such amendment, modification, restatement, renewal, extension, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, (1) the priority of any preferred stock in receiving dividends or liquidating distributions prior to distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Merger, consolidation or sale of assets

Neither of the Issuers (and, for purposes of this covenant, references to the “applicable Issuer” or “such Issuer” shall mean the Issuer or the Co-Issuer, as applicable) will, directly or indirectly: (1) consolidate or merge with or into or wind up into another Person (whether or not such Issuer is the surviving corporation) or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person or Persons, unless:

(1) either: (a) the applicable Issuer is the surviving entity; or (b) the Person formed by or surviving such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (i) is a corporation, limited liability company, partnership (including a limited partnership) or trust organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia (provided that if such Person is not a corporation, either (A) a corporate Wholly Owned Restricted Subsidiary of such Person organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia or (B) a corporation of which such Person is a Wholly Owned Restricted Subsidiary organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia, is a co-issuer of the notes or becomes a co-issuer of the notes in connection therewith, provided further that the Co-Issuer may not consolidate or merge with or into any entity other than a corporation satisfying such requirements for so long as the Issuer remains a limited liability company) and (ii) assumes all the obligations of such Issuer under the notes, the indenture, the Registration Rights Agreement and the security documents related to the notes pursuant to agreements reasonably satisfactory to the trustee and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the surviving Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(2) immediately after giving effect to such transaction no Default or Event of Default exists;

(3) in the case of a transaction involving the Issuer and not the Co-Issuer, immediately after giving effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, on a pro forma basis, either

(a) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition is made would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of indebtedness and issuance of disqualified stock and preferred stock;” or

(b) the Fixed Charge Coverage Ratio for the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) would not be less than the Fixed Charge Coverage Ratio for the Issuer immediately prior to such transactions;

(4) the Parent Guarantor and each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which such Issuer has entered into a transaction described above, shall have by supplemental indenture confirmed that its Note Guarantee shall apply to the obligations of such Issuer or the surviving Person in accordance with the notes and the indenture and its obligations under the security document shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by such Subsidiary Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(5) such Issuer shall have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the indenture and, if a supplemental indenture or any supplement to any security documents is required in connection with such transaction, such supplement shall comply with the applicable provisions of the indenture and the security documents;

(6) to the extent any assets of the Person which is merged or consolidated with or into the surviving Person are assets of the type which would constitute Collateral under the security documents, the surviving Person will take such other actions as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the security documents in the manner and to the extent required in the indenture or any of the security documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the security documents; and

(7) Collateral owned by or transferred to the surviving Person shall:

(a) continue to constitute Collateral under the indenture and the security documents,

(b) be subject to the Lien in favor of the notes collateral agent for the benefit of the notes collateral agent, the trustee and the holders of the notes; and

(c) not be subject to any Lien other than Permitted Liens.

The surviving Person will succeed to, and be substituted for such Issuer under the indenture, the Registration Rights Agreement, and the notes and the security documents and such Issuer (if not the surviving Person) will be fully released from its obligations under the indenture, the Registration Rights Agreement, the notes and the security agreements but, in the case of a lease of all or substantially all its assets, the Issuer will not be released from the obligation to pay the principal of and interest on the notes.

In addition, neither of the Issuers will, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

The provision described in clause (3) of the first paragraph of this covenant will not apply to (a) any merger, consolidation or sale, assignment, lease, transfer, conveyance or other disposition of assets between or among the Issuer or any of the Subsidiary Guarantors or between or among the Issuer or any Restricted Subsidiary thereof in the case of a sale, assignment, lease, transfer or conveyance or other disposition of assets of a Restricted Subsidiary of the Issuer or (b) any merger between the Issuer and an Affiliate of the Issuer, or between a Restricted Subsidiary of the Issuer and an Affiliate of the Issuer, in each case in this clause (b) solely for the purpose of reincorporating the Issuer or such Restricted Subsidiary, as the case may be, in the United States, any state thereof, the District of Columbia or any territory thereof, so long as the amount of Indebtedness of the Issuers and any of the Issuer’s Restricted Subsidiaries is not increased thereby.

Notwithstanding anything herein to the contrary, in the event the Issuer becomes a corporation or the Issuer or the Person formed by or surviving any consolidation or merger (permitted in accordance with the terms of the indenture) is a corporation, the Co-Issuer may be dissolved in accordance with the indenture and may cease to be the Co-Issuer.

Transactions with affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or permit to exist any contract or transaction or series of related transactions (including, but not limited to, the purchase, sale, lease or exchange of property, the making of any investment, the giving of any Guarantee or the rendering of any service) with any Affiliate of the Issuer or any Restricted Subsidiary involving aggregate payments or consideration in excess of $5.0 million (other than transactions solely among any of the Issuer and its Restricted Subsidiaries) (an “Affiliate Transaction”), unless:

(i) the terms of such Affiliate Transaction are on terms no less favorable, taken as a whole, to the Issuer or such Restricted Subsidiary than those that could be obtained in a comparable arm’s length transaction with an unaffiliated party; and

(ii) with respect to any Affiliate Transaction involving an amount or having a value in excess of $25.0 million in the aggregate, the Issuer must obtain a resolution of the Board of Directors of the Issuer set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (i) above and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Issuer’s Board of Directors.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among the Issuer, its Restricted Subsidiaries, and/or any Subsidiary Guarantors;

(2) reimbursement of expenses incurred by the General Partner in operating the business and operations of the Parent Guarantor and the Issuer, including without limitation, payments to the General Partner and its directors and officers as indemnification payments, in each case in accordance with the Partnership Agreement;

(3) Restricted Payments that are permitted by the provisions of the covenant described above under the caption “—Restricted payments” or the definition of “Permitted Investments” (other than pursuant to clauses (3) and (10) of such definition);

(4) any sale of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer;

(5) loans and advances to officers or employees of any direct or indirect parent of the Issuer, the Issuer or any of the Issuer’s Restricted Subsidiaries or Guarantees in respect thereof or otherwise made on the Issuer’s or any of its Restricted Subsidiaries’ behalf (or the cancellation of such loans, advances or Guarantees), in both cases for bona fide business purposes in the ordinary course of business;

(6) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by the Issuer or any of its Restricted Subsidiaries with current, former or future directors, officers, employees or consultants of any direct or indirect parent of the Issuer, the Issuer or any of its Restricted Subsidiaries and the payment of compensation to directors, officers, employees and consultants of any direct or indirect parent of the Issuer, the Issuer or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;

(7) transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer, directly or indirectly, owns Equity Interests in, or controls, such Person;

(8) payments by the Issuer or any of its Restricted Subsidiaries to, and agreements with, the Sponsors, and any of their respective Affiliates for any financial advisory services, financing, mergers and acquisitions advisory, insurance brokerage, hedging arrangements, underwriting or placement services or in respect of other investment banking services, including, without limitation, in connection with acquisitions or divestitures, which payments are on terms no less favorable, taken as a whole, to the Issuer or such Restricted Subsidiary than those that could be obtained in a comparable arm’s length transaction with an unaffiliated party and are approved by a majority of the Board of Directors of the Issuer in good faith;

(9) any contracts, instruments or other agreements or arrangements in each case as in effect on the Issue Date, and any transactions pursuant thereto or contemplated thereby, or any amendment, modification or supplement thereto or any replacement thereof entered into from time to time, as long as such agreement or arrangement as so amended, modified, supplemented or replaced, taken as a whole, is not, in the good faith judgment of the Board of Directors of the Issuer, materially more disadvantageous to the Issuer and its Restricted Subsidiaries at the time executed than the original agreement or arrangement as in effect on the Issue Date;

(10) any Guarantee by any direct or indirect parent of the Issuer of Indebtedness of the Issuer or any Subsidiary Guarantor that was permitted by the indenture;

(11) transactions with Affiliates solely in their capacity as holders of Indebtedness or Equity Interests of the Issuer or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(12) transactions with customers, clients, suppliers, joint ventures or purchasers or sellers of goods or services in the ordinary course of business on terms not materially less favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Issuer, as determined in Good Faith by the Issuer and as otherwise in compliance with the indenture;

(13) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an independent financial advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view;

(14) any contribution to the common equity capital of the Issuer or a Restricted Subsidiary of the Issuer;

(15) any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction; provided that such transaction was not entered into in contemplation of such acquisition, merger or consolidation;

(16) the pledge of Equity Interests of any Unrestricted Subsidiary otherwise permitted by the indenture;

(17) sales of accounts receivable, or participations therein, or any related transaction, in connection with any Permitted Receivables Financing;

(18) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any registration rights agreement to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (18) to the extent that the terms of any such existing agreement, together with all amendments thereto, taken as a whole, are not otherwise disadvantageous in any material respect to the holders of the notes when taken as a whole as compared to the original agreement in effect on the Issue Date;

(19) entry into, and payments pursuant to, any tax sharing arrangements between or among the Issuer, its Restricted Subsidiaries and any direct or indirect parent of the Issuer (provided that any dividends or distributions to any direct or indirect parent of the Issuer with respect to payments thereunder shall be limited to amounts permitted under clause (11)(b)(ii) of paragraph (B) of the covenant described above under the caption “—Restricted payments”); and

(20) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment and other compensation arrangements, stock options, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans approved by the Board of Directors of the Issuer in good faith.

Designation of restricted and unrestricted subsidiaries

The Board of Directors of the Issuer may designate any Subsidiary (including any existing Subsidiary but excluding the Co-Issuer and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary; provided that:

(1) any Guarantee by the Issuer or any Restricted Subsidiary of the Issuer of any Indebtedness of the Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by the Issuer or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under the covenant described above under the caption “—Certain covenants—Incurrence of indebtedness and issuance of disqualified stock and preferred stock;”

(2) the aggregate fair market value of all outstanding investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Issuer or any Restricted Subsidiary of the Issuer of any Indebtedness of such Subsidiary) will be deemed to be an investment made as of the time of such designation and that such investment would be permitted under the covenant described above under the caption “—Certain covenants—Restricted payments;”

(3) such Subsidiary does not own any Equity Interests or Indebtedness of, or own or hold any Liens on any property of, the Issuer or any Subsidiary of the Issuer (other than any Subsidiary of such Subsidiary that is concurrently being designated as an Unrestricted Subsidiary);

(4) the Subsidiary being so designated, after giving effect to such designation:

(a) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer that would not be permitted under “—Certain covenants—Transactions with affiliates” after giving effect to the exceptions thereto;

(b) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results except to the extent permitted under “—Certain covenants—Incurrence of indebtedness and issuance of disqualified stock and preferred stock” and “—Certain covenants—Restricted payments;” and

(c) (i) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation or would be permitted under “—Certain covenants—Restricted payments”; and (ii) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all time thereafter while they are Unrestricted Subsidiaries, consist of Non-Recourse Debt; and

(5) no Default or Event of Default would be in existence following such designation.

Any designation of a Restricted Subsidiary of the Issuer as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in clause (4) above, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness, investments or Liens on the property of such Subsidiary shall be deemed to be incurred or made by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness, investments or Liens are not permitted to be incurred or made as of such date under the indenture, the Issuer shall be in default under the indenture.

The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the covenant described under the caption “—Certain covenants—Incurrence of indebtedness and issuance of disqualified stock and preferred stock;” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;

(2) all outstanding investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such investments shall only be permitted if such investments would be permitted under the covenant described above under the caption “—Certain covenants—Restricted payments;”

(3) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “—Certain covenants—Liens;” and

(4) no Default or Event of Default would be in existence following such designation.

Guarantees

If (a) the Issuer or any of its Restricted Subsidiaries acquires or creates another Wholly Owned Domestic Subsidiary (other than an Excluded Subsidiary) on or after the Issue Date or (b) any Restricted Subsidiary of the Issuer becomes a borrower or a guarantor, on the Issue Date or any time thereafter, with respect to the ABL Facility or any other indebtedness of the Issuer or any Subsidiary Guarantor, then, on the Issue Date or within 30 days of the date of such acquisition or becoming a borrower or guarantor, as applicable, such Subsidiary must become a Subsidiary Guarantor, execute a supplemental indenture and deliver an Opinion of Counsel to the trustee.

The Issuer will not permit any of its Restricted Subsidiaries (that is not a Subsidiary Guarantor), directly or indirectly, to Guarantee any other Indebtedness of the Issuer or any Subsidiary Guarantor (including, but not limited to, any Indebtedness under any Credit Facility) unless such Subsidiary is a Subsidiary Guarantor or simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary, which Guarantee shall be senior in right of payment to or pari passu in right of payment with such Restricted Subsidiary’s Guarantee of such other Indebtedness.

This covenant shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. In addition, in the event that any Wholly Owned Domestic Subsidiary that is an Excluded Subsidiary ceases to be an Excluded Subsidiary, or if any Excluded Subsidiary becomes a borrower under or a guarantor with respect to the ABL Facility or any other Indebtedness of the Issuer or any Subsidiary Guarantor, then such Subsidiary must become a Subsidiary Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the trustee within 45 days of the date of such event. In addition, notwithstanding anything to the contrary contained herein, neither the Issuer nor any of its Restricted Subsidiaries shall be required to provide any Guarantee, pledge or asset support agreement that, in the reasonable judgment of the Issuer, would subject the Issuer to any adverse tax consequence due to the application of Section 956 of the Code.

Each Restricted Subsidiary that becomes a Subsidiary Guarantor on or after the Issue Date shall also become a party to the applicable security documents, the Collateral Trust and Intercreditor Agreement, the ABL Intercreditor Agreement, the Registration Rights Agreement and, to the extent required by the indenture, shall as promptly as practicable execute and deliver such security instruments, financing statements, Mortgages, deeds of trust (in substantially the same form as those executed and delivered with respect to the Collateral on the Issue Date or the date first delivered in the case of Mortgages) and certificates and opinions of counsel (to the extent, and substantially in the form, delivered on the Issue Date or the date first delivered in the case of Mortgages (but no greater scope)) as may be necessary to vest in the notes collateral agent a perfected first- or second-priority security interest, as the case may be (subject to Permitted Liens), in properties and assets that constitute Collateral as security for the notes or the Subsidiary Guarantees and as may be necessary to have such property or asset added to the applicable Collateral as required under the security documents and the indenture, and thereupon all provisions of the indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

A Subsidiary Guarantor may not, and the Issuer will not permit any Subsidiary Guarantor to, (1) consolidate or merge with or into or wind up into another Person (whether or not the Subsidiary Guarantor is the surviving entity) or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, other than to the Issuer or another Subsidiary Guarantor, unless:

(1) immediately after giving effect to that transaction (and treating any Indebtedness which becomes an obligation of the surviving Person or any Restricted Subsidiary as a result of such transaction as having been incurred by the surviving Person or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default exists;

(2) (a) the Person acquiring the property in any such sale, assignment, transfer, conveyance, lease or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) (i) is organized or existing under the laws of the United States, any state thereof or the District of Columbia (provided that the provisions described in this clause (i) shall not apply if such Subsidiary Guarantor is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia) and (ii) assumes all the obligations of that Subsidiary Guarantor under the indenture, its Subsidiary Guarantee, the Registration Rights Agreement and the security documents related to the notes pursuant to a supplemental indenture satisfactory to the trustee and (iii) shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the surviving Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; and

(b) the transaction complies with the covenant described above under the caption “—Repurchase at the option of holders—Asset sales;”

(3) to the extent any assets of the Person which is merged or consolidated with or into the surviving Person are assets of the type which would constitute Collateral under the applicable security documents, the surviving Person will take such other actions as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the security documents in the manner and to the extent required in the indenture or any of the security documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the security documents; and

(4) the Collateral owned by or transferred to the surviving Person shall:

(i) continue to constitute Collateral under the indenture and the security documents;

(ii) be subject to the Lien in favor of the notes collateral agent for the benefit of the notes collateral agent, the trustee and the holders of the notes; and

(iii) not be subject to any Lien other than Permitted Liens.

Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge with a Restricted Subsidiary of the Issuer or another Subsidiary Guarantor solely for the purpose of reincorporating the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (ii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Subsidiary Guarantor, in each case without regard to the requirements set forth in clause (1) of the preceding paragraph.

A Subsidiary Guarantee will automatically and unconditionally be released without the need for any action by any party:

(1) in connection with any sale or other disposition of Capital Stock of a Subsidiary Guarantor (including by way of consolidation or merger or otherwise) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Issuer, such that, immediately after giving effect to such transaction, such Subsidiary Guarantor would no longer constitute a Subsidiary of the Issuer, if such sale or other disposition complies with the covenants described above under the caption “—Repurchase at the option of holders—Asset sales” and “—Certain covenants—Restricted payments” and all the obligations of such Subsidiary Guarantor in respect of all Indebtedness of the Issuer or the Subsidiary Guarantors terminate upon consummation of such transaction;

(2) in connection with the merger or consolidation of a Subsidiary Guarantor with the Issuer or any other Subsidiary Guarantor;

(3) if the Issuer properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary under the indenture;

(4) upon the Legal Defeasance or Covenant Defeasance or satisfaction and discharge of the indenture;

(5) upon the release or discharge of the Guarantee by such Restricted Subsidiary which resulted in the creation of such Subsidiary Guarantee if such Subsidiary Guarantor would not then otherwise be required to guarantee the notes pursuant to the indenture, provided that if such Restricted Subsidiary has incurred any Indebtedness or issued any preferred stock or Disqualified Stock in reliance on its status as a Subsidiary Guarantor under the covenant “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” such Restricted Subsidiary’s obligations under such Indebtedness, Disqualified Stock or preferred stock, as the case may be, so incurred are satisfied in full and discharged or are otherwise permitted to be incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under “—Certain covenants—Incurrence of indebtedness and issuance of disqualified stock and preferred stock;” except a discharge or release by or as a result of payment under such Guarantee; or

(6) upon a liquidation or dissolution of a Subsidiary Guarantor permitted under the indenture.

In addition, the Subsidiary Guarantee will be released in connection with a sale of all or substantially all of the assets of such Subsidiary Guarantor (other than by lease) in a transaction that complies with the conditions in the fifth paragraph under the caption “—Guarantees” above and all the obligations of such Subsidiary Guarantor in respect of all Indebtedness of the Issuer or the Subsidiary Guarantors terminate upon consummation of such transaction. Also, notwithstanding any other provision in the indenture, any Subsidiary Guarantor may be liquidated at any time, so long as all assets owned by such entity which constitute Collateral remain Collateral owned by the Issuer or a Subsidiary Guarantor following any such liquidation (and in the case of Capital Stock, such Capital Stock is not Capital Stock of a Foreign Subsidiary except to the extent it was prior to such liquidation). Upon the release of a Subsidiary Guarantee in accordance with the terms of the indenture, all Collateral owned by such Subsidiary Guarantor will also be automatically released.

The Parent Guarantee will be automatically and unconditionally released without the need for any action by any party upon:

(1) the Issuer ceasing to be a Subsidiary of Parent Guarantor; provided that any such transaction complies with the covenant described above under “—Repurchase at the option of holders—Change of control;” and

(2) upon the Legal Defeasance or Covenant Defeasance or a satisfaction and discharge of the indenture.

Reports

Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any notes are outstanding, the Issuer will from and after the Issue Date (within the time periods specified in the Commission’s rules and regulations that are then applicable to the Issuer, or if the Issuer is not subject to the reporting requirements of the Exchange Act, then the time periods for filing shall be those applicable to a filer that is not an “accelerated filer” as defined in such rules and regulations), file with the Commission and, within 15 days after it files with the Commission, furnish to the holders of notes or cause the trustee to furnish to the holders of notes or post on its website for public availability:

(1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and, with respect to the annual information only, a report thereon by the Issuer’s certified independent accountants; and

(2) all current reports that would be required to be filed or furnished with the Commission on Form 8-K if the Issuer were required to file or furnish such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.

If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of any Unrestricted Subsidiaries of the Issuer.

Notwithstanding the foregoing, so long as the Parent Guarantor or any other direct or indirect parent of the Issuer continues to provide a Note Guarantee, if the Parent Guarantor or such other parent of the Issuer files reports with the Commission in accordance with Section 13 or 15(d) of the Exchange Act, whether voluntarily or otherwise, in compliance with the time periods specified in the first paragraph of this covenant, then the Issuer shall be deemed to comply in full with this covenant; provided that (a) the financial statements provided by the Parent Guarantor or such other parent of the Issuer are accompanied by consolidating financial information for such parent, the Issuers, the Restricted Subsidiaries that are Subsidiary Guarantors and the Subsidiaries of the Issuers that are not Subsidiary Guarantors in the manner prescribed by Rule 3-10 of Regulation S-X and other applicable statutes or rules promulgated by the Commission and (b) such parent is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the Capital Stock of the Issuer.

In addition, the Issuers and the Subsidiary Guarantors agree that, for so long as any notes remain outstanding, if at any time they or a direct or indirect parent of the Issuer are not required to file with the Commission the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The filing requirements set forth above for the applicable period may be satisfied by the Issuer prior to the commencement of the Exchange Offer or the effectiveness of a Shelf Registration Statement by the filing with the Commission of the Exchange Offer Registration Statement and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act; provided that this paragraph shall not supersede or in any manner suspend or delay the Issuer’s reporting obligations set forth in the first, second and fourth paragraphs of this covenant.

If the Issuer has electronically filed with the Commission’s Next-Generation EDGAR system (or any successor system) the reports described above, the Issuer shall be deemed to have satisfied the foregoing requirements.

Notwithstanding anything herein to the contrary, no Reporting Default shall be deemed to have occurred until 45 days after the date any report required to be provided by this covenant is due, and any Reporting Default shall be automatically cured when the Issuer, the Parent Guarantor or any other direct or indirect parent of the Issuer provides all required reports to the noteholders or files all required reports with the Commission.

Limitation on lines of business

The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

Limitation on activities of the co-issuer

The Co-Issuer may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Equity Interests to the Issuer or any Wholly Owned Restricted Subsidiary of the Issuer, (2) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the notes, the ABL Facility and any other indebtedness of the Issuer or any Subsidiary Guarantor that is permitted to be incurred under the covenant described under “—Incurrence of indebtedness and issuance of disqualified stock and preferred stock” together with the execution and delivery and performance of its obligations under all security documents, collateral control agreements, and intercreditor agreements related thereto; provided that the net proceeds of such Indebtedness are not retained by the Co-Issuer, and (3) activities incidental thereto. At any time when the Issuer or a Surviving Person is a corporation, the Co-Issuer may consolidate or merge with or into the Issuer or any Restricted Subsidiary.

Events of default and remedies

Each of the following is an event of default:

(1) default for 30 consecutive days in the payment when due of interest on the notes;

(2) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the notes;

(3) failure by the Issuers or any Restricted Subsidiaries to comply with the provisions described under clause (a) of “—Repurchase at the option of holders—Asset sales” and under the caption “—Certain covenants—Merger, consolidation or sale of assets” or the provisions described in the fifth paragraph under the caption “—Certain covenants—Guarantees;” or failure by the Issuers or any Restricted Subsidiary to comply with the provisions described under the captions “—Repurchase at the option of holders—Change of control” or clause (b) under “—Repurchase at the option of holders—Asset sales” for 30 days or more;

(4) failure by the Issuer to comply with the provisions described under the caption “—Certain covenants—Reports” for 60 days after written notice by holders representing 25% or more of the aggregate principal amount of notes outstanding;

(5) failure by the Issuers or any Restricted Subsidiaries for 60 days after written notice by the trustee or holders representing 25% or more of the aggregate principal amount of notes outstanding to comply with any of the agreements in the indenture or under the notes, the Collateral Trust and Intercreditor Agreement, the ABL Intercreditor Agreement or the security documents for the benefit of the holders of the notes other than those referred to in clauses (1)-(4) above;

(6) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuers or any Restricted Subsidiary, or the payment of which is guaranteed by the Issuers or any Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to make any payment when due at the stated final maturity of such Indebtedness (after giving effect to any applicable grace period) (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $35.0 million or more;

(7) failure by the Issuers or any of the Issuer’s Significant Subsidiaries (or any group of Restricted Subsidiaries of the Issuer that taken together would constitute a Significant Subsidiary of the Issuer) to pay non-appealable final judgments aggregating in excess of $35.0 million (excluding amounts covered by insurance or bonded, by a reputable and creditworthy insurance company, as determined in Good Faith by the Issuer, that has not contested coverage) which judgments are not paid, discharged or stayed for a period of more than 60 days after such judgments have become final and non-appealable and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(8) the occurrence of any of the following:

(a) any security document for the benefit of holders of the notes or any obligation under the Collateral Trust and Intercreditor Agreement or ABL Intercreditor Agreement is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, other than in accordance with the terms of the relevant security documents or Collateral Trust and Intercreditor Agreement or ABL Intercreditor Agreement; or

(b) with respect to any Collateral having a fair market value in excess of $35.0 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the security documents, at any time, to be in full force and effect for any reason other than in accordance with the terms of the security documents and the terms of the indenture or the Collateral Trust and Intercreditor Agreement and the ABL Intercreditor Agreement, as applicable, and other than the satisfaction in full of all obligations under the indenture and discharge of the indenture if such failure continues for 60 days or (B) the assertion by the Issuers or any Subsidiary Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable, except for the failure or loss of perfection resulting from the failure of the notes collateral agent to maintain possession of certificates actually received by it representing securities pledged under the security documents if such assertion is not rescinded within 30 days; or

(c) the Issuer or any Significant Subsidiary that is a Subsidiary Guarantor (or any such Subsidiary Guarantors that taken together would constitute a Significant Subsidiary), or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Issuer or such Significant Subsidiary that is a Subsidiary Guarantor (or such Subsidiary Guarantors that taken together would constitute a Significant Subsidiary) set forth in or arising under the Collateral Trust and Intercreditor Agreement, ABL Intercreditor Agreement or any security document for the benefit of holders of the notes;

(9) except as permitted by the indenture, any Note Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary of the Issuer (or any such Subsidiary Guarantors that taken together would constitute a Significant Subsidiary) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect in any material respect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm in writing its obligations under its Note Guarantee if, and only if, in each such case, such Default continues for 20 days; and

(10) certain events of bankruptcy, insolvency or reorganization with respect to the Issuers, the Parent Guarantor or any Significant Subsidiary of the Issuers (or any group of Restricted Subsidiaries of the Issuers that taken together would constitute a Significant Subsidiary).

However, a default under clause (5) of the above paragraph will not constitute an Event of Default until the trustee (provided however that the trustee shall have no obligation to monitor for any defaults referenced in clause (5) of the above paragraph) or the holders of 25% in principal amount of the outstanding notes notify the Issuer of the default and the Issuer does not cure such default within the time specified in clause (5) of the above paragraph after receipt of such notice.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency, or reorganization with respect to the Issuers, the Parent Guarantor or any Significant Subsidiary of the Issuer (or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary), all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the holders of at least 25% in aggregate principal amount of the then outstanding notes may, or may direct the trustee to, declare the principal, premium, if any, and interest and any other monetary obligations all the notes to be due and payable immediately by notice in writing to the Issuer specifying the Event of Default(s).

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any) if it determines that withholding notice is in their interest.

In the event of any Event of Default specified in clause (6) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the notes) shall be annulled, waived and rescinded, automatically and without any action by the trustee or the holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture or the security documents except a continuing Default or Event of Default in the payment of interest on, premium, if any, on, or the principal of, the notes and may rescind any acceleration with respect to the notes and its consequences (provided such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all existing Events of Default, except nonpayment of principal of premium, if any, or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived). Subject to the provisions of the indenture relating to the duties of the trustee or the notes collateral agent thereunder, in case an Event of Default occurs and is continuing, the trustee or the notes collateral agent will be under no obligation to exercise any of the rights or powers under the indenture, the notes, the Note Guarantees and the security documents at the request or direction of any of the holders of the notes unless such holders have offered to the trustee or the notes collateral agent indemnity or security satisfactory to it against any loss, liability or expense which may be incurred in connection therewith. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in principal amount of the total outstanding notes have requested in writing the trustee to pursue the remedy;

(3) such holder has offered the trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense which may be incurred;

(4) the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) holders of a majority in principal amount of the total outstanding notes have not given the trustee written direction inconsistent with such request within such 60-day period.

No such rescission shall affect any subsequent default or impair any right consequent thereon. The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, or that may involve the trustee in personal liability and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes.

The Issuers are required to deliver to the trustee annually within 120 days after the end of each fiscal year a statement regarding compliance with the indenture. Within 30 days of becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a written statement specifying such Default or Event of Default unless such Default or Event of Default has been cured before the end of the 30 day period.

Pursuant to the terms of the Collateral Trust and Intercreditor Agreement and the ABL Intercreditor Agreement, prior to the discharge of the first-priority Liens securing the ABL Obligations, the holders of the notes will not be able to direct the notes collateral agent with respect to the enforcement of ABL Priority Collateral.

No personal liability of directors, officers, employees, incorporators and stockholders

No director, officer, employee, incorporator, member, partner, stockholder or interest holder of either of the Issuers or any Subsidiary Guarantor or any of their direct or indirect parent entities (other than the Parent Guarantor, the Issuer and the Subsidiary Guarantors), as such, shall have any liability for any obligations of any of the Parent Guarantor, the Issuers or the Subsidiary Guarantors under the notes, the indenture, the Note Guarantees, the security documents, the Collateral Trust and Intercreditor Agreement, the ABL Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal defeasance and covenant defeasance

The Issuers may, at their option and at any time, elect to have all of the obligations of the Issuers discharged with respect to the outstanding notes and all obligations of the Parent Guarantor and the Subsidiary Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium on such notes when such payments are due from the trust referred to below;

(2) the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee and the notes collateral agent, and the Issuers’, the Parent Guarantor’s and the Subsidiary Guarantors’ obligations in connection therewith;

(4) the Legal Defeasance provisions of the indenture; and

(5) the optional redemption provisions of the indenture to the extent that Legal Defeasance is to be effected together with a redemption.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers, the Parent Guarantor and the Subsidiary Guarantors released with respect to certain covenants (including any obligations to make Change of Control Offers, Collateral Disposition Offers and Asset Disposition Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under “Events of Default and Remedies” will no longer constitute Events of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from borrowing funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness and the granting of Liens in connection therewith);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under Credit Facilities, the indenture or any other material agreement or instrument (other than the indenture) to which the Issuers or any of their respective Subsidiaries are parties or by which the Issuers or any of their respective Subsidiaries are bound (other than the indenture, and the granting of Liens in connection therewith);

(6) the Issuers must deliver to the trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others;

(7) if the notes are to be redeemed prior to their Stated Maturity, the Issuers must deliver to the trustee irrevocable instructions to redeem all of the notes on the specified redemption date;

(8) the Issuers must deliver to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(9) the Issuers will have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, including, that no intervening bankruptcy of the Issuers between the date of deposit and the 91st day following the deposit and assuming that no holder is an “insider” of the Issuers under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to Section 547 of Title 11 of the U.S. Code.

The Collateral will be released from the Lien securing the notes, as provided under the caption “—Collateral—Use and release of collateral—Release and subordination of liens on collateral,” upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.

Amendment, supplement and waiver

Except as provided in the next four succeeding paragraphs, the indenture, the notes, the Note Guarantees, or the security documents relating to the notes (subject to compliance with the Collateral Trust and Intercreditor Agreement and ABL Intercreditor Agreement) may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture, the notes, the Note Guarantees or the security documents relating to the notes may be waived with the consent of the holders of a majority in aggregate principal amount of then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the percentage of the aggregate principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of, or change the Stated Maturity of, any note or alter the provisions, or waive any payment, with respect to the redemption of such notes (other than provisions relating to the covenants described under “—Repurchase at the option of holders” (except to the extent provided in clause (9) below));

(3) reduce the rate of, or change the time for, payment of interest on any note, including any Special Interest;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration) or in respect of a covenant or provision contained in the Indenture or any Note Guarantee which cannot be amended or modified without the consent of all holders of notes;

(5) make any note payable in money other than U.S. dollars;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on the notes;

(7) release any Subsidiary Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture or the Note Guarantees;

(8) impair the right of any holder to receive payment of principal of, or interest on such holders notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes or the Note Guarantees;

(9) amend, change or modify the obligation of the Issuers to make and consummate a Collateral Disposition Offer with respect to any Asset Sale of Note Priority Collateral in accordance with the covenant described under the caption “—Repurchase at the option of holders—Asset sales” after the obligation to make such a Collateral Disposition Offer has arisen; or

(10) make any change in the amendment and waiver provisions, except to increase any such percentage required for such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby.

In addition, without the consent of the holders of at least 66 2/3% of the principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), no amendment, supplement or waiver may (1) modify any security document or the provisions in the indenture dealing with security documents or application of trust moneys in any manner, taken as a whole, materially adverse to the holders of the notes or otherwise release any Collateral other than in accordance with the indenture, the security documents and the Collateral Trust and Intercreditor Agreement and ABL Intercreditor Agreement; or (2) modify the Collateral Trust and Intercreditor Agreement or the ABL Intercreditor Agreement in any manner adverse to the holders in any material respect other than in accordance with the terms of the indenture, the security documents and the Collateral Trust and Intercreditor Agreement and ABL Intercreditor Agreement.

Notwithstanding the preceding, without notice to or the consent of any holder of notes, the Issuers, the Parent Guarantor, the Subsidiary Guarantors and the trustee and the notes collateral agent (when authorized pursuant to an order of the Issuer) may amend or supplement the indenture, the notes, the Note Guarantees or the security documents relating to the notes to:

(1) cure any ambiguity, omission, mistake, defect or inconsistency; provided that the interests of the holders of notes will not be adversely affected thereby;

(2) provide for certificated notes in addition to or in place of uncertificated notes;

(3) provide for the assumption of either Issuer’s or any Subsidiary Guarantor’s obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or Subsidiary Guarantor’s assets;

(4) make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights of such holder under the indenture, the notes, the Note Guarantees or the security documents in any material respect;

(5) comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) comply with the provisions described under “—Certain covenants—Guarantees;” provided that the interests of the holders of notes will not be adversely affected thereby;

(7) conform the text of the indenture, the notes, the Note Guarantees or any security document to any provision of the “Description of Notes” set forth in the Issuer’s offering circular dated November 2, 2012 to the extent that such provision in such “Description of Notes” was intended to be a verbatim recitation of the indenture, the notes, the Note Guarantees or any security document;

(8) evidence and provide for the acceptance of appointment by a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the indenture, or evidence and provide for a successor or replacement notes collateral agent under the security documents;

(9) provide for the issuance of Exchange Notes and additional notes and related Guarantees (and the grant of security for the benefit of the additional notes and related Guarantees) in accordance with the terms of the indenture and the Collateral Trust and Intercreditor Agreement;

(10) make, complete or confirm any grant of Collateral permitted or required by the indenture or any of the security documents or any release, termination or discharge of Collateral that becomes effective as set forth in the indenture or any of the security documents;

(11) grant any Lien for the benefit of the holders of any future Pari Passu Notes Lien Indebtedness or Pari Passu ABL Lien Indebtedness in accordance with and permitted by the terms of the indenture and the Collateral Trust and Intercreditor Agreement;

(12) add additional secured parties to the Collateral Trust and Intercreditor Agreement and ABL Intercreditor Agreement to the extent Liens securing obligations held by such parties are permitted under the indenture;

(13) mortgage, pledge, hypothecate or grant a security interest in favor of the notes collateral agent for the benefit of the trustee and the holders of the notes as additional security for the payment and performance of the Issuers’, the Parent Guarantor’s and any Subsidiary Guarantor’s obligations under the indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the trustee or the notes collateral agent in accordance with the terms of the indenture or otherwise;

(14) provide for the succession of any parties to the security documents (and other amendments that are administrative or ministerial in nature), the Collateral Trust and Intercreditor Agreement and the ABL Intercreditor Agreement in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of the indenture and the relevant security document the Collateral Trust and Intercreditor Agreement and the ABL Intercreditor Agreement;

(15) provide for a reduction in the minimum denominations of the notes;

(16) add a Subsidiary Guarantor or other guarantor under the indenture or release a Subsidiary Guarantor, the Parent Guarantor or any other guarantor in accordance with the terms of the indenture;

(17) add covenants of the Issuers for the benefit of the holders or surrender any right or power conferred upon either Issuer, the Parent Guarantor or any Subsidiary Guarantor;

(18) make any amendment to the provisions of the indenture relating to the transfer and legending of notes as permitted by the indenture, including, without limitation, to facilitate the issuance and administration of the notes, provided that compliance with the indenture as so amended may not result in notes being transferred in violation of the Securities Act or any applicable securities laws;

(19) provide for the assumption by one or more successors of the obligations of any of the Subsidiary Guarantors under the indenture and the Subsidiary Guarantees; or

(20) comply with the rules of any applicable securities depositary.

In addition, the holders of the notes will be deemed to have consented for purposes of the security agreements, the Collateral Trust and Intercreditor Agreement and the ABL Intercreditor Agreement to any of the

following amendments, waivers and other modifications to the security documents, the Collateral Trust and Intercreditor Agreement and the ABL Intercreditor Agreement:

(1) (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Pari Passu Notes Lien Indebtedness that are incurred in compliance with the ABL Facility and the Notes Documents and (B) to establish that the Liens on any Collateral securing such Pari Passu Notes Lien Indebtedness shall rank equally with the Liens on such Collateral securing the obligations under the indenture and the notes.

(2) (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Pari Passu ABL Lien Indebtedness that is incurred in compliance with the ABL Facility and the Notes Documents, (B) to establish that the Liens on any Collateral securing such Pari Passu Lien Indebtedness shall rank equally with the Liens on such Collateral securing the obligations under the ABL Facility and senior to the Liens on such ABL Priority Collateral securing any obligations under the indenture, the notes and the Subsidiary Guarantees, all on the terms provided for in the ABL Intercreditor Agreement in effect immediately prior to such amendment, (C) to establish that the Liens on any Note Priority Collateral securing such Pari Passu ABL Lien Indebtedness shall be junior and subordinated to the Liens on such Note Priority Collateral securing any obligations under the indenture, the notes and the Subsidiary Guarantees, all on the terms provided for in ABL Intercreditor Agreement in effect immediately prior to such amendment;

(3) to establish that the Liens on any ABL Priority Collateral securing any Indebtedness replacing the ABL Facility permitted to be incurred under clause (1) of the second paragraph of the covenant described under “—Certain covenants—Incurrence of indebtedness and issuance of disqualified stock and preferred stock” shall be senior to the Liens on such ABL Priority Collateral securing any obligations under the indenture, the notes and the Subsidiary Guarantees, and that any obligations under the indenture, the notes and the Subsidiary Guarantees shall continue to be secured on a first-priority basis by the Note Priority Collateral and on a second-priority basis on the ABL Priority Collateral; and

(4) upon any cancellation or termination of the ABL Facility without a replacement thereof, to establish that the ABL Priority Collateral shall become Note Priority Collateral.

Any such additional party, the ABL collateral agent, the trustee and the notes collateral agent shall be entitled to rely upon an Officers’ Certificate and an Opinion of Counsel certifying that such Pari Passu Notes Lien Indebtedness or Pari Passu ABL Lien Indebtedness, as the case may be, was issued or borrowed in compliance with the ABL Facility and the Notes Documents.

The consent of the holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the indenture by any holder of notes given in connection with a tender of such holder’s notes will not be rendered invalid by such tender. After an amendment or supplement under the indenture, the security agreements, the Collateral Trust and Intercreditor Agreement or the ABL Intercreditor Agreement becomes effective, the Issuers are required to mail to the holders of the notes a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the holders of the notes, or any defect in the notice will not impair or affect the validity of the amendment or supplement.

In determining whether the holders of the required aggregate principal amount of notes have concurred in any direction, waiver or consent, notes that a responsible officer of the trustee knows to be owned by the Issuers, the Parent Guarantor, any Subsidiary Guarantor or any Affiliate shall be disregarded and deemed not to be outstanding. Upon request of the trustee, the Issuers, the Parent Guarantor, each Subsidiary Guarantor, or any Affiliate, as applicable, shall promptly furnish to the trustee one or more Officers’ Certificate(s) listing and identifying all notes, if any, known by such Persons to be owned or held by or for the account of any of the above-described Persons, and the trustee shall be entitled to accept such Officers’ Certificate(s) as conclusive evidence of the facts therein set forth and of the fact that all notes not listed therein are “outstanding” for the purpose of any such determination.

Satisfaction and discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuers, and the Issuers, the Parent Guarantor or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the trustee, as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) with respect to the indenture and the notes issued thereunder on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Credit Facilities, the indenture or any other material instrument to which the Issuers, the Parent Guarantor or any Subsidiary Guarantor is a party or by which either of the Issuers, the Parent Guarantor or any Subsidiary Guarantor is bound (other than any such default resulting from any borrowing of funds to be applied to make the deposit, and the granting of Liens in connection therewith);

(3) the Issuers have or any Subsidiary Guarantor or the Parent Guarantor has paid or caused to be paid all sums payable by it under the indenture and not provided for by the deposit required by clause 1(b) above; and

(4) the Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The Collateral will be released from the Lien securing the notes, as provided under the caption “—Collateral—Collateral trust and intercreditor agreement—Release and subordination of liens on collateral,” upon a satisfaction and discharge in accordance with the provisions described above.

Concerning the trustee

Deutsche Bank Trust Company Americas is the trustee under the indenture and has been appointed by the Issuers as paying agent and registrar with respect to the notes.

If the trustee becomes a creditor of either Issuer, the Parent Guarantor or any Subsidiary Guarantor, the indenture limits its right, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security, indemnity or prefunding satisfactory to it against any loss, liability or expense.

Certain definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“2017 Notes” means the Issuers’ 10.50% senior secured notes due 2017.

“2017 Notes Debt” means Indebtedness of the Issuers and the Subsidiary Guarantors constituting Existing Indebtedness represented by (i) the 2017 Notes and (ii) the 2017 Notes Guarantees.

“2017 Notes Guarantee” means the Guarantee by the Subsidiary Guarantors of the 2017 Notes.

“2017 Notes Indenture” means the Indenture, dated as of December 1, 2010, relating to the 2017 Notes, as amended or supplemented from time to time.

“2017 Notes Obligations” means all Indebtedness, liabilities and obligations (of every kind or nature) incurred or arising under or relating to the 2017 Notes Debt, and all other obligations of the Issuers or any Subsidiary Guarantor in respect thereof, provided that such Indebtedness may have Pari Passu Lien Priority relative to the notes and the Subsidiary Guarantees pursuant to the Collateral Trust and Intercreditor Agreement and the ABL Intercreditor Agreement and is not secured by any other assets.

“2017 Notes Trustee” means Deutsche Bank Trust Company Americas, as trustee under the 2017 Notes Indenture, or any successor representative acting in such capacity.

“ABL Collateral Agent” means JPMorgan Chase Bank, N.A., or any successor representative acting in such capacity.

“ABL Debt” means Indebtedness outstanding from time to time under the ABL Facility, the ABL Hedge Agreements, the Cash Management Obligations and any Pari Passu ABL Lien Indebtedness.

“ABL Documents” means the ABL Facility, any additional credit agreement, note purchase agreement, indenture or other agreement related thereto and all other loan or note documents, collateral or security documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, the ABL Facility or any Pari Passu ABL Lien Indebtedness, including the ABL Hedge Agreements and the Cash Management Obligations, as such agreements or instruments may be amended, supplemented, modified, restated, replaced, renewed, refunded, restructured, increased or refinanced from time to time.

“ABL Facility” means the Amended and Restated Credit Agreement, dated as of September 29, 2014, among the Issuer, the Subsidiary Guarantors parties thereto, JPMorgan Chase Bank, N.A. as administrative agent and collateral agent, and the banks and other financial institutions party thereto, and as it may be further amended, supplemented or modified from time to time, and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof in whole or in part (whether with the original administrative agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original ABL Facility or one or more other credit or other agreements or indentures entered into from time to time).

“ABL Hedge Agreements” means any hedge agreements entered into with any lender under the ABL Facility, its Affiliates or any other person permitted under the ABL Facility.

“ABL Obligations” means all Indebtedness, liabilities and obligations (of every kind or nature) incurred or arising under or relating to the ABL Documents that is secured by a Permitted Lien described under clause (1) of the definition thereof, and all other obligations of the Issuers or any Subsidiary Guarantor in respect thereof.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness or Disqualified Stock of any other Person existing at the time such other Person is merged with or into, or becomes a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred or Disqualified Stock is issued in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person;

(2) Indebtedness secured by a Lien encumbering any asset acquired by the specified Person; and

(3) Indebtedness expressly assumed by such specified Person in connection with the acquisition of an asset or assets from another Person.

“Act of Required Secured Debtholders” means, as to any matter, a direction in writing delivered to the notes collateral agent by or with the written consent of the holders of Secured Debt representing the Required Secured Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions described above under the caption “—Collateral—Collateral trust and intercreditor agreement—Voting.” Upon request of the trustee, the Issuers, the Parent Guarantor, each Subsidiary Guarantor, or any Affiliate, as applicable, shall promptly furnish to the trustee one or more Officers’ Certificate(s) listing and identifying all notes, if any, known by such Persons to be owned or held by or for the account of any of the above-described Persons, and the trustee shall be entitled to accept such Officers’ Certificate(s) as conclusive evidence of the facts therein set forth and of the fact that all notes not listed therein are “outstanding” for the purpose of any such determination.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the note at November 15, 2015 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”), plus (ii) all required interest payments due on the note through November 15, 2015 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the note.

“Aranco Pipeline” means that certain eight-inch pipeline running approximately 8.6 miles and connecting the Refinery to a terminal in Pine Bend, Minnesota.

“Asset Sale” means:

(1) any direct or indirect sale, lease (other than operating leases in the ordinary course of business), conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of any property or assets (including by way of a sale and leaseback), other than Equity Interests of the Issuer by the Issuer or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and the Issuer’s Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the option of holders—Change of control” and/or the provisions described above under the caption “—Certain covenants—Merger, consolidation or sale of assets” and not by the provisions of the covenant described under the caption “—Repurchase at the option of holders—Asset sales;”

(2) the issuance or sale of Equity Interests by any of the Issuer’s Restricted Subsidiaries or the sale by the Issuer or any Restricted Subsidiary thereof of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares); and

(3) an Event of Loss.

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1) any disposition of assets in any single transaction or series of related transactions or Event of Loss that involves property or assets having a fair market value of less than $15.0 million;

(2) a transfer of property or assets by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Subsidiary Guarantor that is a Restricted Subsidiary or by a Subsidiary that is not a Subsidiary Guarantor to another Subsidiary that is not a Subsidiary Guarantor; provided that in the case of a disposition by a Restricted Subsidiary to another Restricted Subsidiary, the Issuer directly or indirectly owns an equal or greater percentage of the Voting Stock of the transferee than of the transferor; provided, further, that in the case of a transfer of Collateral, the transferee shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral pledged by or transferred to the transferee, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant jurisdictions;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to a Wholly Owned Restricted Subsidiary thereof;

(4) the sale, lease, assignment, license or sublease of equipment, inventory, accounts receivable or other assets in the ordinary course of business (including, without limitation, any Collateral);

(5) the sale or other disposition of cash or Cash Equivalents in the ordinary course of business;

(6) a Restricted Payment that is permitted by the covenant described above under the caption “—Certain covenants—Restricted payments” or a Permitted Investment;

(7) any sale, exchange or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable or unnecessary for use in connection with the business of the Issuer or its Restricted Subsidiaries and any sale or disposition of property in connection with scheduled turnarounds, maintenance and equipment and facility updates;

(8) the licensing or sub-licensing of intellectual property in the ordinary course of business or consistent with past practice (other than any perpetual licensing or exclusive licenses or sub-licenses or assignments of intellectual property that have a material adverse effect on the value of the Collateral or the ability of the notes collateral agent or the holders of the notes to realize the benefits of, and intended to be afforded by, the Collateral) or grant of any franchise rights in the ordinary course of business;

(9) any sale or other disposition deemed to occur with creating, granting or perfecting a Lien not otherwise prohibited by the indenture or the Notes Documents;

(10) any issuance, sale, or transfer of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(11) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

(12) foreclosures, condemnations or any similar action on assets not constituting an Event of Loss;

(13) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(14) (a) any sale of hydrocarbons or other products (including crude oil and refined products) by the Issuer or its Restricted Subsidiaries, in each case in the ordinary course of business, and (b) any trade or exchange by the Issuer or any Restricted Subsidiary of any hydrocarbons or other products (including crude oil and refined products) for similar products owned or held by another Person; provided that the fair market value of the properties traded or exchanged by the Issuer or any Restricted Subsidiary is reasonably equivalent to the fair market value of the properties to be received by the Issuer or Restricted Subsidiary (as determined in Good Faith by the Issuer or, in the case of a trade or exchange by a Restricted Subsidiary, that Restricted Subsidiary);

(15) sales of accounts receivable, or participations therein, in connection with any Permitted Receivables Financing;

(16) sales of platinum metal owned by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business or in connection with any financing transaction in the form of a Sale and Leaseback Transaction;

(17) unwinding of any Hedging Obligations;

(18) abandonment of intellectual property rights in the ordinary course of business, which are no longer useful to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole, as determined in Good Faith by the Issuer;

(19) issuance by a Restricted Subsidiary of preferred stock or Disqualified Stock that is permitted by the covenant described above under the caption “—Certain covenants—Incurrence of indebtedness and issuance of disqualified stock and preferred stock;” and

(20) disposition of investments in joint ventures (other than with respect to the Minnesota Pipe Line Interests) to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, (1) if such Sale and Leaseback Transaction does not constitute a Capital Lease Obligation, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended determined in accordance with GAAP or (2) if such Sale and Leaseback Transaction constitutes a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligations.”

“Available Cash” means with respect to any period:

(1) the sum of (a) all cash and Cash Equivalents of the Issuer and its Subsidiaries on hand at the end of such period and (b) if the General Partner so determines, all or any portion of any additional cash and Cash Equivalents of the Issuer and its Subsidiaries on hand on the date the Issuer makes Restricted Payments with respect to such period (including any borrowings made subsequent to the end of such period), less

(2) the amount of any cash reserves established by the General Partner to (a) provide for the proper conduct of the business of the Issuer and of its Subsidiaries (including reserves for future Capital Expenditures and for anticipated future credit needs) subsequent to such period, (b) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Issuer or any of its Subsidiaries is a party or by which it is bound or its assets are subject or (c) provide funds for Restricted Payments in respect of future periods.

“Bankruptcy Code” means Title 11 of the United States Code.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings. Notwithstanding the foregoing, a Beneficial Owner of 50% or less of the Voting Stock of any entity that owns the General Partner will not be deemed to Beneficially Own more than 50% of the Voting Stock of the General Partner by reason of such ownership.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation, or a duly authorized committee thereof;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Expenditures” means all expenditures by the Issuer or any Subsidiary Guarantor for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacement, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of the Issuer and its Subsidiaries.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than two years from the date of acquisition;

(3) time deposits, demand deposits, money market deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case, with any domestic commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by S&P or “A” or the equivalent thereof by Moody’s, and having capital and surplus in excess of $250.0 million (or $100.0 million in the case of a non-U.S. bank);

(4) repurchase obligations for underlying securities of the types described in clauses (2), (3) and (7) entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at least P-1 (or in its top category if such designation no longer exists) by Moody’s or at least A-1 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within two years after the date of acquisition;

(6) marketable short-term money market and similar securities having a rating of at least P-2 (or in one of the top two categories if such designation no longer exists) or A-2 from either Moody’s or S&P, respectively, or liquidity funds or other similar money market mutual funds, with a rating of at least Aaa (or in its top category if such designation no longer exists) by Moody’s or AAA by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency);

(7) marketable general obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof, maturing within two years from the date of acquisition thereof and having an investment grade rating from Moody’s or S&P;

(8) money market funds (or other investment funds) at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition;

(9) (a) Euros or any national currency of any participating member state of the EMU;

(b) local currency held by the Issuer or any of its Restricted Subsidiaries from time to time in the ordinary course of business;

(c) securities issued or directly and fully guaranteed by the sovereign nation or any agency thereof (provided that the full faith and credit of such sovereign nation is pledged in support thereof) in which the Issuer or any of its Restricted Subsidiaries is organized or is conducting business having maturities of not more than one year from the date of acquisition; and

(d) investments of the type and maturity described in clauses (3) through (8) above of foreign obligors, which investments or obligors satisfy the requirements and have ratings described in such clauses and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction and not for speculative purposes.

“Cash Management Obligation” means obligations owed by the Issuer or any Subsidiary Guarantor to any lender or Affiliate of a lender under the ABL Facility in respect of any overdraft and related liabilities arising from credit card, treasury, depository and cash management services or any automated clearing house transfers of funds.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, assignment, transfer, conveyance, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Section 13(d) or 14(d) of the Exchange Act or any successor provision) other than one or more Permitted Holders;

(2) the adoption of a plan or proposal relating to the liquidation or dissolution of the Parent Guarantor;

(3) the adoption of a plan or proposal relating to the liquidation or dissolution of the Issuer;

(4) the removal of the General Partner by the limited partners of the Parent Guarantor;

(5) the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of Beneficial Ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer, the Parent Guarantor or the General Partner; or

(6) the first day on which a majority of the members of the Board of Directors of the General Partner are not Continuing Directors.

Notwithstanding the preceding, a conversion of the Issuer or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited partnership, corporation, limited liability company or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests for another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange, (a) the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Issuer immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity and (b) no “person”, other than one or more Permitted Holders, Beneficially Owns more than 50% of the Voting Stock of such entity.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Co-Issuer” means Northern Tier Finance Corporation, a Delaware corporation and a Wholly Owned Subsidiary of the Issuer, until a successor person shall have become such pursuant to the applicable provisions of the indenture, and thereafter Co-Issuer shall mean such successor person.

“Collateral Account” means, collectively, any segregated accounts under the sole control of the notes collateral agent and in which the notes collateral agent has perfected security interests, on behalf of the secured parties that are free from all other Liens, and includes all cash and Cash Equivalents received from Asset Sales of Note Priority Collateral, an Event of Loss relating to Note Priority Collateral, foreclosures on or sales of Note Priority Collateral or any other awards or proceeds pursuant to the security documents, including earnings, revenues, rents, issues, profits and income from the Note Priority Collateral received pursuant to the security documents, and interest earned thereon.

“Commission” means the United States Securities and Exchange Commission and any successor organization.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period:

(A) increased (without duplication) by:

(1) provision for taxes based on income or profits or capital gains of such Person and its Restricted Subsidiaries for such period, including without limitation state, franchise and similar taxes and foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued during such period (including, without duplication, the amount of any payments made pursuant to clauses 11(a) and 11(b) of paragraph (B) under “—Certain covenants—Restricted payments”), to the extent that such provision for taxes or payment was deducted (and not added back) in computing such Consolidated Net Income; plus

(2) Fixed Charges of such Person and its Restricted Subsidiaries for such period (including without limitation (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities), to the extent that any such Fixed Charges were deducted (and not added back) in computing such Consolidated Net Income; plus

(3) depreciation and amortization (including amortization of deferred financing fees) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization was deducted (and not added back) in computing such Consolidated Net Income; plus

(4) any other non-recurring, unusual, or extraordinary non-cash expenses or charges, including any impairment charge or asset write-offs or write-downs related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP or the impact of purchase accounting, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Cash Flow to such extent, and excluding amortization of a prepaid cash expense or charge that was paid in a prior period); plus

(5) the amount of (a) any integration costs or other business optimization expenses or costs deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities and (b) any planned turnaround expense; plus

(6) the amount of any minority interest expense consisting of income of a Restricted Subsidiary attributable to minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(7) the amount of expenses, charges or losses with respect to liability or casualty events to the extent (i) covered by insurance and actually reimbursed (other than proceeds received from business interruption insurance to the extent already included in the Consolidated Net Income of such Person) or (ii) so long as a determination has been made in Good Faith by the Issuer that a reasonable basis exists that such amount shall in fact be reimbursed by the insurer to the extent it is (x) not denied by the applicable carrier (without any right of appeal thereof) within 180 days (with a deduction in the applicable future period for any amount so added back to the extent denied within such 180 days) and (y) in fact reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days); plus

(8) the principal portion of rent expense of such Person associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, to the extent any such amounts were deducted (and not added back) in computing such Consolidated Net Income;

(B) decreased (without duplication) by:

(1) non-cash items and non-cash gains increasing such Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated Cash Flow in any prior period); minus

(2) other non-recurring, unusual or extraordinary items to the extent increasing Consolidated Net Income for such period; and

(C) increased or decreased (without duplication) to eliminate the following items reflected in Consolidated Net Income:

(1) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk); and

(2) any adjustments resulting from the application of Accounting Standards Codification Topic No. 460 or any comparable regulation,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (other than non-controlling interests), determined in accordance with GAAP; provided that (without duplication):

(1) the Net Income of any Person, other than the specified Person, that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded, except that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the specified Person or a Restricted Subsidiary thereof during such period;

(2) the Net Income of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders, unless such restrictions with respect to the declaration and payment of dividends or distributions have been properly waived for such entire period; provided that Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(3) the cumulative effect of a change in accounting principles during such period shall be excluded;

(4) any amortization of fees or expenses that have been capitalized during such period shall be excluded;

(5) non-cash charges relating to employee benefit or management compensation plans of the Issuer or any Restricted Subsidiary thereof or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards for the benefit of the directors, officers, employees or consultants of the Issuer or any direct or indirect parent of the Issuer shall be excluded (other than in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period);

(6) any impairment charge or asset write-off or write-down, in each case pursuant to GAAP, and the amortization of intangibles and other assets arising pursuant to GAAP, shall be excluded;

(7) any net after-tax gain or loss (less all fees and expenses relating thereto), together with any related provision for taxes on such gain or loss, realized in connection with (a) any sale of assets outside the ordinary course of business of such Person or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness or Hedging Obligations or other derivative instruments of such Person or any of its Restricted Subsidiaries, shall, in each case, be excluded;

(8) any net after-tax effect of income (loss) from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall, in each case, be excluded;

(9) any net after-tax effect of extraordinary, non-recurring or unusual gain or loss or cost, charge or expense (less all fees and expenses relating thereto), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans, together with any related provision for taxes, shall be excluded;

(10) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in such Person’s consolidated financial statements, including adjustments to the inventory, property and equipment, software and other intangible assets (including favorable and unfavorable leases and contracts), deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, disposition, recapitalization, investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including, in each case, any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or nonrecurring costs incurred during such period as a result of any such transaction, shall be excluded;

(12) accruals and reserves that are established or adjusted within 12 months after the closing of any acquisition that are so required to be established as a result of such acquisition in accordance with GAAP shall be excluded;

(13) any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;

(14) the Net Income will be reduced by the amount of any payments made pursuant to clauses 11(a) and 11(b) of paragraph (B) under “—Certain covenants—Restricted payments;”

(15) (a) any non-cash restructuring charges shall be excluded (provided that a determination has been made in Good Faith by the Issuer that such non-cash charges do not have the potential to be cash items in any future period) and (b) up to an aggregate of $15.0 million of other restructuring charges in any fiscal year (not to exceed in the aggregate $45.0 million since the Issue Date) shall be excluded; and

(16) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic No. 815 shall be excluded (provided, however, that any net realized gains or losses (after any offset) resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic No. 815 shall be included).

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the indenture.

“Consolidated Total Assets” means, with respect to any Person at any date of determination, the aggregate amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available (giving pro forma effect to any acquisitions or dispositions of assets or properties that have been made by the specified Person or any of its Restricted Subsidiaries subsequent to the date of such balance sheet, including through mergers or consolidations); provided that any such adjustments shall be calculated in the manner provided in the definition of Fixed Charge Coverage Ratio).

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the General Partner, who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Contribution Indebtedness” means Indebtedness of either of the Issuers or any Subsidiary Guarantor in an aggregate principal amount equal to 50% of the aggregate amount of cash contributions made to the capital of the Issuer or such Subsidiary Guarantor after the Issue Date; provided that:

(1) such cash contributions have not been used to make a Restricted Payment or to make a Permitted Investment, and

(2) such Contribution Indebtedness (a) is incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the incurrence date thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Sponsor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Issuer and/or other companies.

“Cost” means, as at any time of determination, with respect to any asset, the sum of (x) with respect to assets acquired after the date of the 2017 Notes Indenture, the aggregate purchase price paid for such asset (whether paid in cash or otherwise) and (y) the aggregate amount of Expansion Capital Expenditures made or committed to be made with respect to such asset after the date of the 2017 Notes Indenture through and including such time of determination. For the purposes of this definition, to the extent that any Cost incurred at any time relates to more than one asset, such Cost shall be allocated, in a commercially reasonable manner and in Good Faith by the Issuer, among such assets in accordance with their respective fair market values. In connection with the incurrence of Pari Passu Notes Lien Indebtedness, the Issuer shall certify in an Officers’ Certificate executed by the principal financial officer of the Issuer the calculation of Expansion Capital Expenditures in clause (y) of this definition.

“Cottage Grove Tank Farm” means that certain tank farm located in St. Paul Park, Minnesota, owned by St. Paul Park Refining Co. LLC as of the Issue Date, including the storage tanks contained therein and other fixtures and equipment relating thereto and any improvements thereupon.

“Crack Spread Hedge” means a cash-settled commodity transaction entered into between the Issuer or any Subsidiary Guarantor, on the one hand, and any counterparty, on the other hand, which is entered into for the purpose of managing the risk of the Issuer or such Subsidiary Guarantor, as applicable, with respect to the spread created by the purchase by a party of crude oil for delivery in the future and the sale by such party of gasoline, diesel, jet fuel and/or heating oil under contract for future delivery.

“Credit Facilities” means, with respect to the Issuers or any Restricted Subsidiary of the Issuer, one or more debt facilities (including, without limitation, the ABL Facility), credit agreements, commercial paper facilities, note purchase agreements, indentures, or other agreements, in each case with banks, lenders, purchasers, investors, trustees, agents or other representatives of any of the foregoing, providing for revolving credit loans, term loans, Permitted Receivables Financings (including through the sale of receivables or interests in receivables to such lenders or other persons or to special purpose entities formed to borrow from such lenders or other persons against such receivables or sell such receivables or interests in receivables), letters of credit, notes or other long-term borrowings or extensions of credit, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time, including any replacement, refunding or refinancing facility or agreement that increases the amount permitted to be borrowed thereunder (provided that such increase in borrowings is permitted under “—Certain covenants—Incurrence of indebtedness and issuance of disqualified stock and preferred stock”) or alters the maturity thereof or adds Restricted Subsidiaries of the Issuer as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders, or otherwise.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary of the Issuer in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Discharge of Secured Obligations” means the occurrence of all of the following:

(1) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Notes Documents and constituting Secured Obligations;

(2) payment in full in cash of all Hedging Obligations constituting Secured Obligations or the cash collateralization of all such Hedging Obligations on terms satisfactory to each applicable counterparty;

(3) payment in full in cash of all other Secured Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(4) termination or expiration of all commitments, if any, to extend credit that would constitute Secured Obligations.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible, or for which it is puttable or exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the date that is 91 days after the earlier of the date on which the notes mature or the date the notes are no longer outstanding; provided, however, that only the portion of the Capital Stock which so matures, is mandatorily redeemable, is so convertible or exchangeable or is redeemable at the option of the holder prior to such date shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a Change of Control (or similarly defined term) or an Asset Sale (or similarly defined term) shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain covenants—Restricted payments.” The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 91 days after the earlier of the date on which the notes mature or the date the notes are no longer outstanding. Disqualified Stock shall not include Capital Stock which is issued to any plan for the benefit of directors, officers, employees or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer or its Subsidiaries or by

any such plan to such persons solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means any Restricted Subsidiary of the Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Loss” means, with respect to any property or asset, any (i) loss or destruction of, or damage to, such property or assets or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” means any notes issued in exchange for notes pursuant to the Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Excluded Accounts” shall mean any (i) deposit account, the funds in which are used, in the ordinary course of business, primarily for the payment of salaries and wages, workers’ compensation, pension benefits and similar expenses or taxes related thereto, (ii) deposit account used, in the ordinary course of business, primarily for daily accounts payable and disbursements that has an ending daily balance of zero, other than amounts pending disbursement from a check not yet processed and (iii) any account designated in writing by the Issuer to the notes collateral agent, the funds in which shall not exceed $10,000,000 in the aggregate.

“Excluded Capital Expenditures” means any Capital Expenditure made by the Issuer or any Subsidiary Guarantor that is required for maintenance, replacement or environmental, human health or safety or other regulatory purposes.

“Excluded Subsidiary” means:

(1) any Foreign Subsidiary or any Foreign Subsidiary Holding Company; and

(2) any Restricted Subsidiary of the Issuer; provided that (a) the total assets of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (2), as reflected on their respective most recent balance sheets prepared in accordance with GAAP, do not in the aggregate at any time exceed $1.0 million and (b) the total revenues of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (2) for the twelve-month period ending on the last day of the most recent fiscal quarter for which financial statements for the Issuer are available, as reflected on such income statements, do not in the aggregate exceed $5.0 million.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (after giving effect to the issuance of the notes and use of proceeds of the offering of the notes on the Issue Date), until such amounts are repaid.

“Expansion Capital Expenditures” means any Capital Expenditures (other than any Excluded Capital Expenditures) carried out for the purpose of increasing the earnings capacity of the Issuer and the Subsidiary Guarantors.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy as determined in Good Faith by the Issuer.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, retires or redeems any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues, repurchases or redeems preferred stock or Disqualified Stock subsequent to the commencement of the applicable four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, retirement or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock or Disqualified Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) investments, acquisitions, dispositions, mergers, consolidations, business restructurings, operational changes and any financing transactions relating to any of the foregoing (determined in accordance with GAAP) (collectively, “relevant transactions”), in each case that have been made by the specified Person or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and Pro forma Cost Savings; if since the beginning of such period any Person that subsequently becomes a Restricted Subsidiary of the Issuer or was merged with or into the Issuer or any Restricted Subsidiary thereof since the beginning of such period shall have made any relevant transaction that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio and any Consolidated Cash Flow shall be calculated giving pro forma effect thereto for such period as if such relevant transaction had occurred at the beginning of the applicable four-quarter period, including Pro forma Cost Savings;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

(4) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period. Interest on Indebtedness that may optionally be determined at an interest rate based on a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate. Interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based on the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition.

Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent deducted (and not added back) in computing Consolidated Net

Income, including, without limitation, (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capital Lease Obligations and the interest portion of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) penalties and interest related to taxes, (w) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (x) any expensing of bridge, commitment and other financing fees and (y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period whether paid or accrued; plus

(3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, but only to the extent actually paid (or reasonably expected to be paid as determined by such Person) by such Person or one of its Restricted Subsidiaries; plus

(4) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, and all cash dividends on any series of preferred stock of any Restricted Subsidiary of such Person, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary of the Issuer; less

(5) interest income for such period; in each case, on a consolidated basis and in accordance with GAAP.

For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of the Issuer other than a Domestic Subsidiary and any Restricted Subsidiary of such Restricted Subsidiary.

“Foreign Subsidiary Holding Company” means any Domestic Subsidiary that is (i) treated as a disregarded entity for U.S. federal income tax purposes and substantially all of its assets consist of the stock of one or more Foreign Subsidiaries that are controlled foreign corporations within the meaning of Section 957 of the Code, or (ii) a direct or indirect Subsidiary of a Foreign Subsidiary that is a controlled foreign corporation within the meaning of Section 957 of the Code.

“GAAP” means generally accepted accounting principles in the United States as in effect on the Issue Date as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

“General Partner” means Northern Tier Energy GP LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the Parent Guarantor.

“Good Faith by the Issuer” means the decision in good faith by a responsible financial or accounting officer of the Issuer.

“Government Securities” means (1) securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) securities that are obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in either case, are not callable or redeemable at the option of the issuers thereof.

“Grantors” means, collectively, the Issuers and the Subsidiary Guarantors.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations of another Person.

“Hedge Agreements” means:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging, mitigating or swapping interest rate risk either generally or under specific contingencies;

(2) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging, mitigating or swapping foreign currency exchange rate risk either generally or under specific contingencies;

(3) commodity swap agreements, commodity cap agreements or commodity collar agreements designed for the purpose of fixing, hedging, mitigating or swapping commodity risk either generally or under specific contingencies;

(4) a swap, cap, collar, floor, put, call, option, future, other derivative, spot purchase or sale, forward purchase or sale, supply or off-take, transportation agreement, storage agreement or other commercial or trading agreement in or involving crude oil, natural gas, any feedstock, blendstock, intermediate product, finished product, refined product or other hydrocarbons product, or any other energy, weather or emissions related commodity (including any crack spread), or any prices or price indexes relating to any of the foregoing commodities, or any economic index or measure of economic risk or value, or other benchmark against which payments or deliveries are to be made (including any combination of such transactions), in each case that is designed for the purpose of fixing, hedging, mitigating or swapping risk relating to such commodities either generally or under specific contingencies; and

(5) any other hedging agreement or other arrangement, in each case that is designed to provide protection against fluctuations in the price of crude oil, gasoline, other refined products or natural gas;

including, for the avoidance of doubt, the Pari Passu Lien Hedge Agreements.

“Hedging Obligations” means any and all indebtedness, debts, liabilities and other obligations, howsoever arising, of the Issuer and/or any Subsidiary Guarantor to the counterparties under the Hedge Agreements of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, under the Hedge Agreements and all other obligations owed by the Issuer and the Subsidiary Guarantors to the counterparties under the Hedge Agreements, including any guarantee obligations in respect thereof.

“Holder” means a Person in whose name a note is registered.

“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Person at the time it becomes a Restricted Subsidiary of the Issuer and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock (to the extent provided for when the Indebtedness or Disqualified Stock on which such interest or dividend is paid was originally issued) shall be considered an incurrence of Indebtedness for purposes of the covenant under “—Certain covenants—Incurrence of indebtedness and issuance of disqualified stock and preferred stock;” provided that in each case the amount thereof is for all other purposes included in the Fixed Charges of the Issuer or its Restricted Subsidiary as accrued and the amount of any such accretion or payment of interest in the form of additional Indebtedness or additional shares of Disqualified Stock is for all purposes included in the Indebtedness of the Issuer or its Restricted Subsidiary as accreted or paid.

“Indebtedness” means, with respect to any specified Person, any indebtedness (including principal and premium) of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments;

(3) evidenced by letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clause (1) or (2) above or clause (4), (5), (6), (7) or (8) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth business day following receipt by such Person of a demand for reimbursement;

(4) in respect of banker’s acceptances;

(5) in respect of Capital Lease Obligations and Attributable Debt;

(6) in respect of the balance deferred and unpaid of the purchase price of any property, except (i) any such balance that constitutes an accrued expense or trade payable or similar obligation to a trade creditor and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(7) representing Hedging Obligations; or

(8) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price.

In addition, the term “Indebtedness” includes (1) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the principal amount of such Indebtedness, and (2) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person (whether or not such items would appear on the balance sheet of such obligor or guarantor). For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the Board of Directors of the Issuer.

The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;

provided that Indebtedness shall not include:

(i) any liability for foreign, federal, state, local or other taxes,

(ii) performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business,

(iii) any liability arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such liability is extinguished within five business days of its incurrence,

(iv) any liability owed to any Person in connection with workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business,

(v) any indebtedness existing on the date of the indenture that has been satisfied and discharged or defeased by legal defeasance,

(vi) agreements providing for indemnification, adjustment of purchase price or earn-outs or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition or acquisition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received in connection with such transaction, or

(vii) any obligations under the Intermediation Agreement.

No Indebtedness of any Person will be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Person solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

“Insolvency or Liquidation Proceeding” means:

(1) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to either Issuer or any Subsidiary Guarantor;

(2) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to either Issuer or any Subsidiary Guarantor or with respect to a material portion of their respective assets;

(3) any liquidation, dissolution, reorganization or winding up of either Issuer or any Subsidiary Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(4) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of either Issuer or any Subsidiary Guarantor.

“Intermediation Agreement” means the crude oil supply agreement with J.P. Morgan Commodities Canada Corporation, dated as of the date of the 2017 Notes Indenture, as amended, restated, supplemented, modified and/or replaced from time to time.

“Investment Grade Securities” means

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating (but not including any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries);

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) above which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees, but excluding advances to customers or suppliers and trade credit in the ordinary course of business to the extent they are in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Issuer or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, payroll, travel and similar advances to officers, directors, employees and consultants made in the ordinary course of business, and excluding advances set forth in the preceding parenthetical), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer shall be deemed to have made an investment on the date of any such sale or disposition equal to the fair market value of the investment in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain covenants—Restricted payments.” The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an investment in a third Person shall be deemed to be an investment by the Issuer or such Restricted Subsidiary in such third Person only if such investment was made in contemplation of, or in connection with, the acquisition of such Person by the Issuer or such Restricted Subsidiary and the amount of any such investment shall be determined as provided in the final paragraph of the covenant described above under the caption “—Certain covenants—Restricted payments.”

For purposes of the covenants described under “—Certain covenants—Restricted payments” and “—Certain covenants—Designation of restricted and unrestricted subsidiaries”:

(1) “investments” shall include the portion (proportionate to the Issuer’s Equity Interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer as determined in the final paragraph of the covenant described under “—Certain covenants—Restricted payments.”

“Issue Date” means the first date on which the original notes were issued under the indenture, which date was November 8, 2012.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Issuer in which the Issuer or any of its Restricted Subsidiaries makes any investment.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including (1) any conditional sale or other title retention agreement, (2) any lease in the nature thereof, (3) any option or other agreement to sell or give a security interest and (4) any filing, authorized by or on behalf of the relevant grantor, of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Lien Priority Confirmation” means, as to any additional Series of Secured Debt, the written agreement of the holders of such additional Series of Secured Debt, or their applicable Secured Representative, for the enforceable benefit of all holders of each existing and future Series of Secured Debt and each existing and future Secured Representative with respect thereto:

(a) that such Secured Representative and all other holders of obligations in respect of such Series of Secured Debt are bound by the provisions of the Collateral Trust and Intercreditor Agreement and the ABL Intercreditor Agreement;

(b) consenting to and directing the notes collateral agent to act as agent for such Series of Secured Debt or such Secured Representative, as applicable, and perform its obligations under the Collateral Trust and Intercreditor Agreement, the security documents and the ABL Intercreditor Agreement; and

(c) that all Secured Obligations will be and are secured equally and ratably by all Liens at any time granted by the Issuer or any other Grantor to secure any obligations in respect of such Series of Secured Debt, whether or not upon property otherwise constituting collateral for such Series of Secured Debt, and that all such Liens will be enforceable by the notes collateral agent for the benefit of all holders of Secured Obligations equally and ratably; provided that the foregoing shall not apply to Liens granted with respect to separate collateral that are permitted by the indenture.

“Majority Holders” means, with respect to any Series of Secured Debt, the holders of more than 50% of the Secured Obligations (determined as provided in the definition of “Required Secured Debtholders”) in respect thereof.

“Material Real Property” (i) as of the Issue Date, any real property owned by the Issuers or any Subsidiary Guarantor upon which either the ABL collateral agent or the collateral agent in respect of any other Pari Passu Notes Lien Indebtedness has a Lien to secure Obligations owing under the ABL Facility or under such other Pari Passu Notes Lien Indebtedness, as the case may be and (ii) on any date after the Issue Date (x) any individual real property owned by the Issuers or any Subsidiary Guarantor if the greater of its cost and book value is greater than or equal to $3.5 million and (y) to the extent that the aggregate fair market value of all real property owned by the Issuers or any Subsidiary Guarantors not then subject to a Mortgage in favor of the notes collateral agent exceeds $30.0 million in the aggregate, any one or more individual real properties such that the remaining real property not then subject to a Mortgage in favor of the notes collateral agent has an aggregate fair market value of not more than $30.0 million.

“Maximum Crack Spread Capacity” means, as of any day, on a product-by-product basis, for the then current calendar month and the next 47 calendar months (collectively the “Relevant Period”), the volume of gasoline, diesel, jet fuel and heating oil not exceeding 80% of the aggregate projected production volume of such products in such Relevant Period by all crude oil refineries owned, directly or indirectly, as of such date by the Issuer and the Subsidiary Guarantors; provided, however, that the Maximum Crack Spread Capacity for any product in any calendar month cannot exceed 80% of the average monthly projected production volume of such product in such Relevant Period.

“Minnesota Pipe Line Interests” means, collectively, (i) 17% of the issued and outstanding limited liability company membership interests of Minnesota Pipe Line Company LLC, a Delaware limited liability company; and (ii) 17% of the issued and outstanding Capital Stock of MPL Investments, Inc., a Delaware corporation.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to the rating agency business thereto.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of dividends on preferred stock.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any insurance recovery in connection with an Event of Loss, any cash received upon the sale or other disposition of any Designated Non-cash Consideration and other non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale and the sale or other disposition of any non-cash consideration, including, without limitation, legal, accounting and investment banking fees, and brokerage or sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien that has a higher priority than the Liens securing the notes and the Subsidiary Guarantees on the asset or assets that were the subject of such Asset Sale in accordance with the terms of any Lien upon such assets, or required to be by its terms paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, as well as any other reserve established in accordance with GAAP related to pension and other post-employment benefit liabilities, liabilities related to environmental matters, or any indemnification obligations associated with the property or other assets disposed of in such transaction; provided, however, that upon reversal of any such reserve, Net Proceeds shall be increased by the amount of such reversal and (5) in the case of Net Proceeds relating to an Event of Loss, the amount of any insurance recovery that would otherwise constitute Net Proceeds shall be reduced by the amount of cash invested by the Issuers in Replacement Assets that would constitute (x) Note Priority Collateral in the case of an Asset Sale of Note Priority Collateral and (y) ABL Priority Collateral in the case of an Asset Sale of ABL Priority Collateral, prior to receipt of such insurance proceeds.

“New York Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Non -Recourse Debt” means Indebtedness of a Person:

(1) as to which neither of the Issuers nor any Restricted Subsidiary of the Issuer (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of either of the Issuers or any Restricted Subsidiary of the Issuer to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3) the explicit terms of which provide there is no recourse against any of the assets of either of the Issuers or the Restricted Subsidiaries of the Issuer.

“Note Guarantee” means, collectively, each Subsidiary Guarantee and the Parent Guarantee.

“Notes Collateral Agent” means Deutsche Bank Trust Company Americas in its capacity as notes collateral agent under the Collateral Trust and Intercreditor Agreement, together with its successors in such capacity.

“Notes Documents” means, collectively, the indenture, the notes, the Pari Passu Lien Hedge Agreements and each of the other agreements, documents and instruments providing for or evidencing any other Secured Obligations, and any other document or instrument executed or delivered at any time in connection with any Secured Obligations, to the extent such are effective at the relevant time, in each case as each may be amended, restated, supplemented, modified, renewed, extended or refinanced in whole or in part from time to time, and any other credit agreement, indenture or other agreement, document or instrument evidencing, governing, relating to or securing any Secured Debt.

“Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities (including all interest, fees and expenses accruing after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the documentation with respect thereto, even if such interest, fees and expenses are not enforceable, allowable or allowed as a claim in such proceeding) and guarantees of payment of such Obligations under any Notes Documents or ABL Documents, as the case may be.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the General Counsel, the Secretary, any Executive Vice President, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal operating officer, the principal financial officer, the treasurer, the principal accounting officer or the general counsel of the Issuer that meets the requirements of the indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the trustee (who may be counsel to or an employee of the Issuer or any Subsidiary Guarantor of the Issuer) that meets the requirements of the indenture.

“Parent Guarantee” means a Guarantee of the notes by the Parent Guarantor pursuant to the indenture.

“Parent Guarantor” means Northern Tier Energy LP, the direct or indirect parent of the Issuer.

“Pari Passu ABL Lien Indebtedness” means any Indebtedness that is permitted to have Pari Passu Lien Priority relative to the ABL Facility with respect to the Collateral and is not secured by any other assets.

“Pari Passu Indebtedness” means Indebtedness and other obligations that ranks equally in right of payment to the notes and the Note Guarantees (without giving effect to collateral arrangements).

“Pari Passu Lien Hedge Agreements” means (a) the ISDA Master Agreement, dated as of October 6, 2010, between St. Paul Park Refining Co. LLC and J. Aron & Company and the schedules and confirmations in connection therewith, as such agreement may be amended, restated, modified, supplemented or replaced from time to time (the “J. Aron Hedge”), and (b) any other contracts, transactions, agreements or arrangements that qualify as Hedge Agreements under clause (4) or (5) of such term and that have been designated by the Issuer or any Subsidiary Guarantor, as applicable, by written notice to the notes collateral agent and the ABL collateral agent, as Pari Passu Lien Hedge Agreements; provided that the net volume covered by all Crack Spread Hedges that have been so designated together with all hedges under the J. Aron Hedge shall not exceed for any relevant monthly period the applicable volumes under the Maximum Crack Spread Capacity.

“Pari Passu Lien Priority” means, relative to specified Indebtedness and other obligations, having a Lien priority on the Collateral that is equal to the Lien priority of the notes and the Subsidiary Guarantees or the ABL Facility, as the case may be, on the Collateral.

“Pari Passu Notes Lien Indebtedness” means (a) any Pari Passu Lien Hedge Agreements, and (b) any additional notes and any other Indebtedness that has a Stated Maturity date that is longer than the notes and that is permitted to have Pari Passu Lien Priority relative to the notes and the Subsidiary Guarantees with respect to the Collateral and is not secured by any other assets; provided that, in each case, an authorized representative of the holders of such Indebtedness (other than any additional notes) shall have executed a joinder to the security documents in the form provided therein.

“Pari Passu Notes Lien Indebtedness Debt Limit” means, as at any time of determination, an amount equal to (1) the product of (x) the aggregate Cost incurred after the date of the 2017 Notes Indenture through and including such time of determination with respect to Note Priority Collateral multiplied by (y) 50%, less (2) (i) any Indebtedness secured by Liens pursuant to clauses (5), (6) and (9) of the definition of “Permitted Liens” and (ii) without duplication, any Indebtedness incurred pursuant to clauses (9) and (11) (to the extent such Indebtedness was incurred to finance an acquisition or constitutes Acquired Debt) under the second paragraph under “—Certain covenants—Incurrence of indebtedness and issuance of disqualified stock and preferred stock” that, in each case, in this clause (ii) (A) is secured by a Lien with respect to any Collateral (other than any such Lien which is junior in all respects to the Lien securing the notes and the Subsidiary Guarantees), (B) is secured by a Lien on any asset which is not Collateral, (C) that is senior in right of payment to the notes and Subsidiary Guarantees or (D) is otherwise structurally senior to the notes and the Subsidiary Guarantees.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Northern Tier Energy LP, dated July 31, 2012, as in effect on the Issue Date and as such may be further amended, restated, modified or supplemented from time to time

“Permitted Business” means either (a) any business conducted or proposed to be conducted by the Parent Guarantor, the Issuer and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related, complementary or ancillary thereto and reasonable expansions or extensions thereof or (b) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code.

“Permitted Business Investments” means investments by the Issuer or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Issuer or in any Joint Venture, provided that:

(1) (a) at the time of such investment and immediately thereafter, the Issuer could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain covenants—Incurrence of indebtedness and issuance of disqualified stock and preferred stock” and (b) such investment does not exceed the aggregate amount of Incremental Funds (as defined in the covenant described under “—Certain covenants—Restricted payments”) not previously expended at the time of making such investment;

(2) if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such

Unrestricted Subsidiary or Joint Venture that is recourse to the Issuer or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Issuer or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any “claw-back,” “make-well” or “keep-well” arrangement) could, at the time such investment is made, be incurred at that time by the Issuer and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain covenants—Incurrence of indebtedness and issuance of disqualified stock and preferred stock;” and

(3) such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of the Permitted Business.

“Permitted Holder” means each of the Sponsors and members of management of the Issuer or a direct or indirect parent of the Issuer who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that in the case of such group and without giving effect to the existence of such group or any other group, such Sponsors and members of management, collectively, have direct or indirect beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer. If a third party acquires the Issuer or a direct or indirect parent of the Issuer and in connection with that transaction a Change of Control Offer is consummated, such third party acquiror (together with its controlling shareholders and members of management who are holders of Equity Interests of the Issuer (or any direct or indirect parent) following the consummation of the Change of Control Offer) will thereafter, together with their respective Affiliates, be deemed to be additional Permitted Holders.

“Permitted Investments” means:

(1) any investment in the Issuer, a Subsidiary Guarantor or a Restricted Subsidiary of the Issuer, including any investment in the notes or the Subsidiary Guarantees thereof;

(2) any investment in cash or Cash Equivalents or Investment Grade Securities;

(3) any investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such investment:

(a) such Person becomes a Restricted Subsidiary of the Issuer; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer; and, in each case, any investment held by such Person, provided that such investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the option of holders—Asset sales” or from any other disposition of assets not constituting an Asset Sale;

(5) investments to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such Equity Interests will be excluded (or deducted, if included) from the calculation of Available Cash and Incremental Funds under the covenant described in “—Certain covenants—Restricted payments;”

(6) Hedging Obligations permitted under clause (19) of the second paragraph of the covenant described under “Certain covenants—Incurrence of indebtedness and issuance of disqualified stock and preferred stock;”

(7) investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business;

(8) loans or advances to employees of the Issuer or any of its Restricted Subsidiaries that are approved by a majority of the disinterested members of the Board of Directors of the Issuer, in an aggregate principal amount of $5.0 million at any one time outstanding;

(9) investments consisting of the non-exclusive licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(10) other investments in any Person having an aggregate fair market value (measured on the date each such investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this clause (10) since the Issue Date, not to exceed the greater of (x) $37.5 million and (y) 5.0% of the Issuer’s Consolidated Total Assets at the time of such investment;

(11) any investment existing on the Issue Date;

(12) any investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment or accounts receivable or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

(13) guarantees of Indebtedness permitted under the second paragraph of the covenant described under “—Certain covenants—Incurrence of indebtedness and issuance of disqualified stock and preferred stock;”

(14) any transaction which constitutes an investment to the extent permitted and made in accordance with the provisions of the covenant described under “—Certain covenants—Transactions with affiliates” (except transactions described in clauses (3), (5), (12) and (13) of the second paragraph of such covenant);

(15) investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or services in the ordinary course of business;

(16) investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business;

(17) investments in Unrestricted Subsidiaries, joint ventures and/or equity investees of the Issuer or any of its Restricted Subsidiaries in an aggregate amount not to exceed the greater of (x) $27.5 million and (y) 3.5% of the Issuer’s Consolidated Total Assets;

(18) investments relating to a Securitization Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Permitted Receivables Financing; and

(19) Permitted Business Investments.

“Permitted Liens” means:

(1) Liens on Collateral securing Indebtedness incurred pursuant to clause (1) of the second paragraph under “—Certain covenants—Incurrence of indebtedness and issuance of disqualified stock and preferred stock” and related Obligations and Hedging Obligations and Cash Management Obligations; provided that any such Indebtedness may be secured by Liens on the ABL Priority Collateral on a first-priority basis and by Liens on Note Priority Collateral on a second-priority basis pursuant to the ABL Intercreditor Agreement;

(2) Liens securing the notes outstanding on the Issue Date and the Exchange Notes in respect thereof, the Subsidiary Guarantees relating to such notes and Exchange Notes and any obligations with respect to such notes and Exchange Notes and any Subsidiary Guarantees relating thereto;

(3) Liens of franchisors in the ordinary course of business not securing Indebtedness;

(4) Liens in favor of the Issuer or any Restricted Subsidiary or Subsidiary Guarantor;

(5) Liens on property or Capital Stock of a Person existing at the time such Person is acquired by, merged with or into or consolidated, combined or amalgamated with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to, and were not incurred in connection with or in contemplation of, such merger, acquisition, consolidation, combination or amalgamation and do not extend to any assets other than those of the Person acquired by or merged into or consolidated, combined or amalgamated with the Issuer or the Restricted Subsidiary;

(6) Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to, and were not incurred in connection with or in contemplation of, such acquisition and do not extend to any property other than the property so acquired by the Issuer or the Restricted Subsidiary;

(7) Liens existing on the Issue Date, other than liens to secure the notes issued on the Issue Date and the Subsidiary Guarantees thereof or to secure Obligations under the ABL Facility or the 2017 Notes or the 2017 Notes Indenture;

(8) Liens to secure any Permitted Refinancing Indebtedness incurred to renew, refinance, refund, replace, amend, defease or discharge, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (2), (7) and (8) of this definition; provided that (a) the new Lien shall be limited to all or part of the same property and assets that secured the Indebtedness being refinanced, (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness at the time the original Lien became a Permitted Lien, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge and (c) the new Lien has no greater priority relative to the notes and the Subsidiary Guarantees and the holders of the Indebtedness secured by such Lien have no greater intercreditor rights relative to the notes and the Subsidiary Guarantees and the holders thereof than the original Liens and the related Indebtedness and the holders thereof;

(9) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by the provision described in clause (5) of the second paragraph of the covenant described under the caption “—Certain covenants—Incurrence of indebtedness and issuance of disqualified stock and preferred stock;” provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 180 days of such acquisition, construction or improvement;

(10) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits;

(11) Liens to secure the performance of bids, tenders, completion guarantees, public or statutory obligations, surety or appeal bonds, bid leases, performance bonds, reimbursement obligations under letters of credit that do not constitute Indebtedness or other obligations of a like nature, and deposits as security for contested taxes or for the payment of rent, in each case incurred in the ordinary course of business;

(12) Liens for taxes, assessments or governmental charges or claims that are not yet overdue by more than 30 days or that are not yet payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision required under GAAP has been made therefor;

(13) carriers’, warehousemen’s, landlords’, mechanics’, suppliers’, materialmen’s and repairmen’s and similar Liens, or Liens in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of customs duties, in each case (whether imposed by law or agreement) incurred in the ordinary course of business;

(14) licenses, entitlements, servitudes, easements, rights-of-way, restrictions, reservations, covenants, conditions, utility agreements, rights of others to use sewers, electric lines and telegraph and telephone lines, minor imperfections of title, minor survey defects, minor encumbrances or other similar restrictions on the use of any real property, including zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business, that were not incurred in connection with Indebtedness and do not, in the aggregate, materially diminish the value of said properties or materially interfere with their use in the operation of the business of the Issuer or any of its Restricted Subsidiaries;

(15) leases, subleases, licenses, sublicenses or other occupancy agreements granted to others in the ordinary course of business which do not secure any Indebtedness and which do not materially interfere with the ordinary course of business of the Issuer or any of its Restricted Subsidiaries;

(16) with respect to any leasehold interest, easement or other possessory interest where the Issuer or any Restricted Subsidiary of the Issuer is a lessee, tenant, subtenant, grantee, user or other occupant, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord, sublandlord, grantor or holder of any superior real property interest of such leased or occupied real property encumbering such landlord’s, sublandlord’s, grantor’s or holder’s interest in such leased or occupied real property;

(17) Liens arising from Uniform Commercial Code financing statement filings regarding precautionary filings, consignment arrangements or operating leases entered into by the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

(18) Liens (i) of a collection bank arising under Section 4-210 of the New York Uniform Commercial Code on items in the course of collection, (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) within general parameters customary in the banking industry or (iii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business;

(19) Liens securing judgments for the payment of money not constituting an Event of Default under the indenture pursuant to clause (7) under “Events of Default and Remedies,” so long as such Liens are adequately bonded;

(20) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder;

(21) Liens arising out of conditional sale, title retention, consignment or similar arrangements, or that are contractual rights of set-off, relating to the sale or purchase of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(22) Liens on pipeline or pipeline facilities which arise out of operation of law;

(23) Liens arising under partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements, and other agreements which are customary in any Permitted Business;

(24) Liens in favor of suppliers of crude oil and other feedstocks on such purchased crude oil and other feedstocks to secure payment of the purchase price thereof; provided the amounts secured by such liens do not exceed the purchase price of such crude oil and other feedstocks;

(25) Liens on accounts receivable and related assets incurred in connection with any Permitted Receivables Financing;

(26) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement permitted under the indenture to secure obligations of such joint venture;

(27) any extension, renewal or replacement, in whole or in part of any Lien described in clauses (5) and (6) of this definition of “Permitted Liens;” provided that any such extension, renewal or replacement is no more restrictive in any material respect than any Lien so extended, renewed or replaced and does not extend to any additional property or assets;

(28) Liens on cash or cash equivalents securing Hedging Obligations permitted to be incurred under the indenture;

(29) Liens other than any of the foregoing incurred by the Issuer, a Subsidiary Guarantor or any Restricted Subsidiary of the Issuer with respect to Indebtedness or other obligations permitted to be incurred under the indenture that do not, in the aggregate, exceed the greater of (x) $25.0 million and (y) 2.5% of the Issuer’s Consolidated Total Assets at any one time outstanding;

(30) Liens on any property or assets of, any Foreign Subsidiary securing Indebtedness incurred by a Foreign Subsidiary in compliance with the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(31) Liens deemed to exist in connection with investments in repurchase agreements permitted under “—Certain covenants—Incurrence of indebtedness and issuance of disqualified stock and preferred stock;” provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(32) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(33) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement not prohibited by the indenture;

(34) Liens on Collateral securing Pari Passu Notes Lien Indebtedness incurred pursuant to clauses (2) and (11) of the second paragraph of “—Certain covenants—Incurrence of indebtedness and issuance of disqualified stock and preferred stock;” provided that such Indebtedness may have Pari Passu Lien Priority relative to the notes and the Subsidiary Guarantees pursuant to the Collateral Trust and Intercreditor Agreement and the ABL Intercreditor Agreement;

(35) Liens securing the Pari Passu Lien Hedge Agreements; provided that the Liens securing such Indebtedness may have Pari Passu Lien Priority relative to the notes and the Subsidiary Guarantees pursuant to the Collateral Trust and Intercreditor Agreement and the ABL Intercreditor Agreement; and

(36) Liens on Collateral securing the 2017 Notes Obligations.

The issuers may classify (or later reclassify) any Lien in any one or more of the above categories (including in part in one category and in part another category).

“Permitted Receivables Financing” means any receivables financing facility or arrangement, as amended from time to time, pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of the Issuer or any of its Restricted Subsidiaries and enters into a third party financing thereof on terms that the Board of Directors of the Issuer has concluded are customary and market terms fair to the Issuer and its Restricted Subsidiaries.

“Permitted Refinancing Indebtedness” means:

(A) any Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than Disqualified Stock) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than Disqualified Stock and intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) then outstanding of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity at the time the Permitted Refinancing Indebtedness is incurred equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the notes and the Note Guarantees on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Pari Passu in right of payment with the notes or any Note Guarantees, such Permitted Refinancing Indebtedness is Pari Passu in right of payment with, or subordinated in right of payment to, the notes or such Note Guarantees; provided that if such Permitted Refinancing Indebtedness is secured, the Liens securing such Permitted Refinancing Indebtedness have Lien priority equal with or junior to the Liens securing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(5) such Indebtedness is incurred either (a) by the Issuer or any Subsidiary Guarantor or (b) by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(B) any Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund other Disqualified Stock of the Issuer or any of its Restricted Subsidiaries (other than Disqualified Stock held by the Issuer or any of its Restricted Subsidiaries); provided that:

(1) the liquidation or face value of such Permitted Refinancing Indebtedness does not exceed the liquidation or face value of the Disqualified Stock so extended, refinanced, renewed, replaced or refunded (plus all accrued dividends thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final redemption date later than the final redemption date of, and has a Weighted Average Life to Maturity at the time the Permitted Refinancing Indebtedness is incurred equal to or greater than the Weighted Average Life to Maturity of, the Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

(3) such Permitted Refinancing Indebtedness has a final redemption date later than the final maturity date of, and is contractually subordinated in right of payment to, the notes and the Note Guarantees on terms at least as favorable to the holders of notes as those contained in the documentation governing the Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

(4) such Permitted Refinancing Indebtedness is not redeemable at the option of the holder thereof or mandatorily redeemable prior to the final maturity of the Disqualified Stock being extended, refinanced, renewed, replaced or refunded; and

(5) such Disqualified Stock is issued either (a) by the Issuer or any Subsidiary Guarantor or (b) by the Restricted Subsidiary that is the issuer of the Disqualified Stock being extended, refinanced, renewed, replaced or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or other entity.

“Preferred Stock” means, with respect to any Person, any Equity Interest of such Person that has preferential rights to any other Equity Interest of such Person with respect to dividends or redemptions upon liquidation.

“Prepayment Account” means any deposit account or securities account established and maintained for the sole purpose of depositing the net cash proceeds of any of the Issuers or the Subsidiary Guarantors with respect to any asset sale, incurrence of indebtedness or casualty or condemnation event pending the application of such proceeds to the prepayment of any Pari Passu Notes Lien Indebtedness in accordance with the mandatory prepayment provisions of any document or agreement governing the same and in accordance with the ABL Intercreditor Agreement.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs, integration and other synergies (including, without limitation, improvements to gross margins) and related adjustments that have occurred during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or are reasonably expected to occur within 12 months of the Calculation Date, in the reasonable judgment of the chief financial officer or accounting officer of the Issuer (regardless of whether those cost savings or operating improvements or synergies could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto), provided that, in the case of such cost savings or operating improvements or synergies, such adjustments are set forth in an Officers’ Certificate delivered to the trustee and signed by the Issuer’s chief financial or similar accounting officer that states (i) the amount of such adjustments and (ii) that such adjustments are based on the reasonable good faith belief of the officers executing such Officers’ Certificate at the time of such execution and the factual basis on which such good faith belief is based).

“Qualified Equity Offering” means (1) any public or private placement of common or preferred stock (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer, other than (a) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8 or (b) any sales to the Issuer or any of its Subsidiaries; provided that if such public offering or private placement is of common or preferred stock of any direct or indirect parent of the Issuer, the term “Qualified Equity Offering” shall refer to the portion of the net cash proceeds therefrom that has been contributed to the equity capital of the Issuer and (2) the contribution of cash to the Issuer as an equity capital contribution.

“Rating Agency” means each of (1) S&P, (2) Moody’s and (3) if either S&P or Moody’s no longer provide ratings, any other rating agency which is nationally recognized for rating debt securities within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer as a replacement agency.

“Refinery” means the refinery located in St. Paul Park, Minnesota, including the related equipment and facilities and light products terminal located at the refinery complex in St. Paul Park, Minnesota described in Section 4.2(a) of the Marathon Petroleum Company LP Disclosure Schedules to the St. Paul Park Refining Co. LLC Contribution Agreement, dated as of October 6, 2010, among Marathon Petroleum Company LP, St. Paul Park Refining Co. LLC and Northern Tier Investors LLC.

“Refinery Event of Loss” means an Event of Loss relating to the Refinery that results in Net Proceeds (disregarding clause (5) of the definition thereof) in excess of $75.0 million (such amount, the “Refinery Event of Loss Threshold”).

“Registration Rights Agreement” means the Registration Rights Agreement with respect to the old notes, among the Issuers, the Subsidiary Guarantors and the initial purchasers of the old notes and, with respect to any additional notes, one or more registration rights agreements among the Issuers, the Subsidiary Guarantors and the other parties thereto, relating to the rights given by the Issuer and the Subsidiary Guarantors to the purchasers of additional notes to register such additional notes under the Securities Act.

“Replacement Assets” means (1) as used in connection with any ABL Priority Collateral, current tangible assets, and, as used in connection with any Note Priority Collateral, any non-current tangible assets that, in each case, will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Domestic Subsidiary (or a Restricted Subsidiary solely to the extent the assets being replaced were sold by a Foreign Subsidiary).

“Reporting Default” means a Default described under clause (4) of “—Events of default and remedies.”

“Required Secured Debtholders” means, at any time, the holders of more than 50% of the sum of:

(1) the aggregate outstanding principal amount of Secured Debt (including outstanding letters of credit (unless fully cash collateralized in accordance with the terms of the relevant Notes Documents, fully supported by a letter of credit satisfactory to the issuer of the letter of credit supported thereby or otherwise supported in a manner satisfactory to the respective issuers thereof) whether or not then available or drawn but excluding Hedging Obligations);

(2) the Hedge Agreement Outstanding Amount; and

(3) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Secured Obligations.

“Restricted Investment” means an investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary or the Co-Issuer.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to the rating agency business thereto.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or transfers such assets or properties to a third Person and then or thereafter leases such assets or properties or any part thereof.

“Secured Debt” means Indebtedness under the Pari Passu Lien Hedge Agreements, the indenture, the notes, and, to the extent issued or outstanding, any Pari Passu Notes Lien Indebtedness designated as such by the Issuer in writing to the notes collateral agent; provided that:

(1) on or before the date on which such Indebtedness is incurred, an Officers’ Certificate is delivered to the notes collateral agent designating such Indebtedness as “Secured Debt” for the purposes of the Notes Documents;

(2) such Indebtedness is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, hedge agreement, promissory note or other agreement or instrument that includes a Lien Priority Confirmation;

(3) such Indebtedness is designated as Secured Debt in accordance with the requirements of the Collateral Trust and Intercreditor Agreement; and

(4) at the time of the incurrence thereof, the applicable Secured Debt may be incurred (and secured as contemplated in the Collateral Trust and Intercreditor Agreement) without violating the terms of any Notes Document or causing any default thereunder.

“Secured Debt Default” means, with respect to any Series of Secured Debt, any event or condition which, under the terms of any credit agreement, indenture, loan agreement, note agreement, promissory note, hedge agreement or other agreement or instrument governing such Series of Secured Debt, causes, or permits holders of Secured Debt outstanding thereunder to cause, the Secured Debt outstanding thereunder to become immediately due and payable or, in the case of a Pari Passu Lien Hedge Agreement, causes, or permits the Secured Party thereunder to cause, such hedging agreement (and the transactions thereunder) to terminate and a termination amount to be determined and become due and payable as a result of such termination.

“Secured Obligations” means, subject to the terms and conditions in the Collateral Trust and Intercreditor Agreement, (i) all obligations under the indenture and the notes, (ii) all obligations under the Pari Passu Lien Hedge Agreements, (iii) all other Pari Passu Notes Lien Indebtedness and (iv) all other obligations arising with respect to any Secured Debt.

“Secured Representative” means:

(1) in the case of the indenture, the trustee;

(2) in the case of any Pari Passu Lien Hedge Agreements, the counterparty thereto;

(3) in the case of the 2017 Notes Indenture, the 2017 Notes Trustee; or

(4) in the case of any other Series of Secured Debt, the respective creditor or any trustee, agent or representative thereof designated as such in the respective agreement or instrument governing such Series of Secured Debt.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder. “Securitization Subsidiary” means a Subsidiary of the Issuer

(1) that is designated a “Securitization Subsidiary” by the Board of Directors of the Issuer,

(2) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

(3) no portion of the Indebtedness or any other obligation, contingent or otherwise, of which

(a) is guaranteed by the Issuer, any Subsidiary Guarantor or any Restricted Subsidiary of the Issuer,

(b) is recourse to or obligates the Issuer, any Subsidiary Guarantor or any Restricted Subsidiary of the Issuer in any way, or

(c) subjects any property or asset of the Issuer, any Subsidiary Guarantor or any Restricted Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and

(4) with respect to which neither the Issuer, any Subsidiary Guarantor nor any Restricted Subsidiary of the Issuer (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve such its financial condition or cause it to achieve certain levels of operating results, other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

“Security Agreement” means the Pledge and Security Agreement dated as of November 8, 2012 (as amended and restated as of the issue date of the new notes and as may be further amended, restated, supplemented or otherwise modified from time to time) among the Issuers, the Subsidiary Guarantors from time to time party thereto and the Collateral Agent.

“security Documents” means the Collateral Trust and lntercreditor Agreement, the ABL lntercreditor Agreement, the Security Agreement, each Lien Priority Confirmation with respect to Secured Debt, and all security agreements, pledge agreements, Mortgages, deeds of trust, collateral assignments, collateral agency agreements, debentures, control agreements or other grants or transfers for security executed and delivered by the Issuers or any Subsidiary Guarantor (including, without limitation, financing statements under the Uniform Commercial Code of the relevant state) creating (or purporting to create) a Lien upon Collateral in favor of the notes collateral agent or notice of such pledge, grant or assignment is given, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of the Collateral Trust and Intercreditor Agreement.

“Series of Secured Debt” means, severally, (i) Indebtedness under the indenture and the notes, (ii) obligations under the Pari Passu Lien Hedge Agreements and (iii) each separate issue of Indebtedness which constitutes Secured Debt.

“Significant Subsidiary” means any Restricted Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1, Rule 1-02 of Regulation S-X under the Securities Act.

“Special Interest” means any additional interest owing on any notes pursuant to the Registration Rights Agreement.

“Sponsors” means ACON Investments, L.L.C. and TPG Capital L.P. and, if applicable, each of their respective Affiliates and funds or partnerships managed by any of them or their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, including pursuant to any mandatory redemption provision, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Debt” means (a) with respect to the notes, any Indebtedness of the Issuer (whether outstanding on the Issue Date or thereafter incurred) which is by its terms subordinated or junior in right of payment to the notes, and (b) with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred), which is by its terms subordinated or junior in right of payment to such Subsidiary Guarantor’s Obligations under its Subsidiary Guarantee.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof); and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or managing member of such entity.

“Subsidiary Guarantee” means a Guarantee of the notes by a Subsidiary Guarantor pursuant to the indenture.

“Subsidiary Guarantors” means:

(1) each direct or indirect Wholly Owned Domestic Subsidiary of the Issuer on the Issue Date (other than Excluded Subsidiaries) that executed a Subsidiary Guarantee; and;

(2) any other Restricted Subsidiary of the Issuer, and any Wholly Owned Domestic Subsidiary created or acquired by the Issuer or any of its Restricted Subsidiaries after the Issue Date, that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns until released from their obligations under the Subsidiary Guarantees and the indenture in accordance with the terms of the indenture.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 15, 2015; provided, however, that if the period from the redemption date to November 15, 2015, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Triggering Event” means a Secured Debt Default under the Pari Passu Lien Hedge Agreements, any document governing any other Pari Passu Notes Lien Indebtedness, the indenture, the notes, the Subsidiary Guarantees or the security documents; provided that a Triggering Event is not deemed to have occurred unless the principal amount or termination amount of any such Indebtedness with respect to which a Secured Debt Default has occurred, together with the principal amount of any other Indebtedness under which there has been a Secured Debt Default, aggregates $25.0 million or more.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Unrestricted Subsidiary” means (i) any Securitization Subsidiary and (ii) any Subsidiary of the Issuer (other than the Co-Issuer) that is designated as an Unrestricted Subsidiary pursuant to a resolution of the Issuer’s Board of Directors in compliance with the covenant described under the caption “—Certain covenants—Designation of restricted and unrestricted subsidiaries,” and any Subsidiary of such Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not directly have a Board of Directors, Voting Stock shall mean such Capital Stock of the general partner of such limited partnership or the entity with the ultimate authority to manage the business and operations of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or preferred stock, as the case may be, at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation or face value, including payment at final maturity or redemption, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal or liquidation or face value amount of such Indebtedness, preferred stock or Disqualified Stock.

“Wholly Owned Domestic Subsidiary” of any specified Person means a Domestic Subsidiary of such Person all of the outstanding Capital Stock or other ownership interest of which shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

“Wholly Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interest of which shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

PLAN OF DISTRIBUTION

You may transfer new notes issued under the exchange offer in exchange for the old notes if:

•	you acquire the new notes in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes in violation of the provisions of the Securities Act; and

•	you are not our “affiliate” (within the meaning of Rule 405 under the Securities Act).

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities.

If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer—Purpose and Effect of the Exchange Offer” and “—Your Representations to Us” in this prospectus and in the applicable letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time on one or more transactions in any of the following ways:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new notes or a combination of such methods of resale;

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.

Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an “underwriter” within the meaning of the Securities Act. The letters of transmittal state that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We agreed to permit the use of this prospectus for a period of up to 180 days after the completion of the exchange offer by such broker-dealers to satisfy this prospectus delivery requirement. Furthermore, we agreed to amend or supplement this prospectus during such period if so requested in order to expedite or facilitate the disposition of any new notes by broker-dealers.

We have agreed to pay all expenses incident to the exchange offer other than fees and expenses of counsel to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to the exchange of old notes for new notes, but does not purport to be a complete analysis of all potential tax effects. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable U.S. Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations, as of the date of this document, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service, or IRS, will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of exchanging old notes for new notes pursuant to the exchange offer.

We recommend that each holder consult his own tax advisor as to the particular tax consequences of exchanging such holder’s old notes for new notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax considerations.

We believe that the exchange of old notes for new notes will not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder will not recognize gain or loss upon receipt of a new note in exchange for an old note in the exchange, and the holder’s tax basis and holding period in the new note will be the same as its tax basis and holding period in the corresponding old note immediately before the exchange.

LEGAL MATTERS

The validity of the new notes offered in this exchange offer will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The Northern Tier Energy LP financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding us. The SEC’s website address is www.sec.gov. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or at our website at www.ntenergy.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference in this prospectus the documents listed below as filed with the SEC, and any future filings we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date on which the registration statement that includes this prospectus was initially filed with the SEC and until the notes offering pursuant to this registration statement is terminated:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	Our Quarterly Reports on Forms 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014;

•	Our Current Reports on Forms 8-K filed on February 21, 2014, March 12, 2014, March 25, 2014, May 2, 2014, May 6, 2014, August 5, 2014, September 22, 2014, September 25, 2014, October 3, 2014 and November 4, 2014; and

•	Our Current Report on Form 8-K/A filed on March 4, 2014.

You may request a copy of any of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by contacting us at the following address or phone number:

Northern Tier Energy LP

1250 W. Washington Street, Suite 300

Tempe, Arizona 85281

Attention: Melissa Buhrig

Executive Vice President, General Counsel and Secretary

Tel: (602) 302-5450

ANNEX A:

LETTER OF TRANSMITTAL FOR HOLDERS OF GLOBAL NOTES

TO TENDER

OLD 7.125% SENIOR SECURED NOTES DUE 2020

OF

NORTHERN TIER ENERGY LLC

NORTHERN TIER FINANCE CORPORATION

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS

DATED DECEMBER 16, 2014

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 21, 2015 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUERS.

The Exchange Agent for the Exchange Offer is Deutsche Bank Trust Company Americas, and its contact information is as follows:

By Mail, Overnight Mail or Courier:

DB Services Americas, Inc.

Attention: Reorg. Department

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

For Telephone Assistance:

(877) 843-9767

If you wish to exchange old 7.125% Senior Secured Notes due 2020 for an equal aggregate principal amount of new 7.125% Senior Secured Notes due 2020 pursuant to the exchange offer, you must validly tender (and not withdraw) old notes to the Exchange Agent prior to the Expiration Date.

We refer you to the Prospectus, dated December 16, 2014 (the “Prospectus”), of Northern Tier Energy LLC and Northern Tier Finance Corporation (the “Issuers”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Issuers’ offer (the “Exchange Offer”) to exchange their 7.125% Senior Secured Notes due 2020 (the “new notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 7.125% Senior Secured Notes due 2020 (the “old notes”). Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

The Issuers reserve the right, at any time or from time to time, to extend the Exchange Offer at their discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. The Issuers shall notify the Exchange Agent and each registered holder of the old notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the old notes that were issued in book-entry form and are represented by global certificates held for the account of DTC. Tender of old notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your old notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your old notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

1. By tendering old notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

2. By tendering old notes in the Exchange Offer, you represent and warrant that you have full authority to tender the old notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the tender of old notes.

3. You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuer as to the terms and conditions set forth in the Prospectus.

4. By tendering old notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act and any such holder that is an “affiliate” of the Issuers within the meaning of Rule 405 under the Securities Act), provided that such new notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such new notes.

5. By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

(a) the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of you, whether or not you are the holder;

(b) you have no arrangement or understanding with any person to participate in the distribution of old notes or new notes within the meaning of the Securities Act;

(c) you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Company; and

(d) if you are a broker-dealer, that you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your old notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of September 29, 2014 (the “Registration Rights Agreement”), by and among the Issuers, the several guarantors named therein, and the Initial Purchasers (as defined therein). Such election may be made by notifying the Issuer in writing at 1250 W. Washington Street, Suite 300, Tempe, Arizona 85281, Attention: Melissa Buhrig, Executive Vice President, General Counsel and Secretary. By making such election, you agree, as a holder of old notes participating in a shelf registration, to indemnify and hold harmless the Issuers, each of the directors of the Issuers, each of the officers of the Issuers who signs such shelf registration statement, each person who controls the Issuers within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each other holder of old notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to you furnished in writing by or on behalf of you expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

6. If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering old notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

7. If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.

8. Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Book-Entry Confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of old notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as Agent’s Message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

2.	Partial Tenders.

Tenders of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.

3.	Validity of Tenders.

All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered old notes will be determined by the Issuers, in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes. The Issuers’ interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuers nor the Exchange Agent nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4.	Waiver of Conditions.

The Issuers reserve the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.	No Conditional Tender.

No alternative, conditional, irregular or contingent tender of old notes will be accepted.

6.	Request for Assistance or Additional Copies.

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent using the contact information set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.	Withdrawal.

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offer—Withdrawal of Tenders.”

8.	No Guarantee of Late Delivery.

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

Northern Tier Energy LLC

Northern Tier Finance Corporation